 As filed with the Securities and Exchange Commission on July 28, 2014;

Registration No. _________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

IHOOKUP SOCIAL, INC.

(Name of issuer in its charter)

Nevada	7372	98-0546715
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

iHookup Social, Inc.

125 East Campbell Ave

Campbell, CA 95008

 (855) 473-8473

(Address and telephone number of principal executive offices)

Robert Rositano, Jr., CEO, Secretary and Director

125 East Campbell Ave., Campbell, CA 95008, (855) 473-8473

 (Name, address and phone number of agent for service)

Copies of communications to:

Matthew C. McMurdo, Esq.,

28 West 44th Street, 16th Floor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common stock, $.0001 par value per share	166,666,668	$.03	$5,000,000	$644.00

(1) The shares of common stock of iHookup Social, Inc. (“HKUP,” “Company,” “we,” or “our”) to be registered are 166,666,668 shares of our common stock (the “Put Shares”) that we may put to Beaufort Capital Partners LLC (“Beaufort”), pursuant to an amended and restated investment agreement by and between Beaufort and the Company, dated July 22, 2014 (the “Drawdown Agreement”).

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Drawdown Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the registrant will file a new registration statement to register those additional shares.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the common stock on the OTCQB on July 23, 2014, a date within five (5) trading days prior to the date of the filing of this registration statement.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

Our financial statements have been examined by our auditors, Manning Elliott LLP, and have been prepared in accordance with generally accepted accounting principles and pursuant to Regulation S-X as promulgated by the SEC and are included herein.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 Selling Stockholder Preliminary Prospectus

Subject to completion July 28, 2014

IHOOKUP SOCIAL, INC.

166,666,668 Shares of Common Stock

This prospectus relates to the resale of up to 166,666,668 shares of common stock, $.0001 par value, of iHookup Social, Inc., a Nevada corporation, by Beaufort. The total amount of shares of common stock, which may be sold pursuant to this prospectus, would constitute approximately 68.9% of our issued and outstanding common stock as of June 11, 2014 if all of the shares had been sold by that date.

Pursuant to the Drawdown Agreement, which has a total drawdown amount of five million dollars ($5,000,000) (the “Commitment Amount”), HKUP has the right to sell to Beaufort, at HKUP’s sole discretion, and Beaufort has the obligation to purchase through advances to the Company, the Company's common stock through draw-down notice requests (each, a “Notice”) issued by the Company. The number of shares of common stock that Beaufort shall purchase shall be determined by dividing the dollar amount raised, which may or may not equal the entire amount of the advance request, by the purchase price as quoted on the OTCQB. No fractional shares will be issued. Fractional shares will be rounded up to the next full share.

Beaufort is selling all of the shares of common stock offered by this prospectus. It is anticipated that Beaufort will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sale of shares by Beaufort. However, we will receive the sale price of any common stock that we sell to Beaufort under the Drawdown Agreement.

Beaufort is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the equity line of credit. Beaufort will pay us 80% of the three (3) lowest trading price of our common stock, as quoted on the OTCQB, during the five (5) trading days immediately before our delivery of our Notice to Beaufort of our election to exercise our "put" right. The offering will terminate upon the earlier of (i) the first day of the month next following the 36-month anniversary of the date the registration statement, to which this prospectus is made a part, is declared effective by the SEC and (ii) the date on which Beaufort shall have made payment of advances in the aggregate amount of the Commitment Amount. There are no underwriting agreements. Beaufort has agreed to pay all the costs and expenses of this registration other than costs incurred in HKUP’s review of this registration.

Our common stock is quoted on the OTCQB under the symbol "HKUP." The shares of our common stock registered hereunder are being offering for sale by Beaufort at prices established on the OTCQB during the term of this offering. On July 23, 2014, the closing price of our common stock was $.03 per share on the OTCQB. These prices will fluctuate based on the demand for our common stock.

Based on the closing lowest traded price of our common stock on July 23, 2014, Beaufort would be able to sell approximately 166,666,668 shares of our common stock. Such amount of shares ignores the 4.99% cap on the number of shares that can be held by Beaufort pursuant to the Drawdown Agreement.

We have no ongoing revenues to satisfy our ongoing liabilities. Our auditors have issued a going concern opinion. Unless we secure equity, debt financing or joint venture partners, of which there can be no assurance, or identify a profitable acquisition candidate, we will not be able to continue operations for more than ten months.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. To our knowledge, none of the Company’s shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is subject to completion July 28, 2014

 TABLE OF CONTENTS

PROSPECTUS SUMMARY	6

RISK FACTORS	13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	27

USE OF PROCEEDS	27

DETERMINATION OF OFFERING PRICE	28

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	28

SELLING STOCKHOLDER	29

PLAN OF DISTRIBUTION	30

BUSINESS	31

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS	36

DESCRIPTION OF PROPERTY	50

LEGAL PROCEEDINGS	50

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	50

EXECUTIVE COMPENSATION	54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	59

DESCRIPTION OF SECURITIES	60

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	61

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	63

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	63

EXPERTS	63

WHERE YOU CAN FIND MORE INFORMATION	63

FINANCIAL STATEMENTS	F-1

Until September 3, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Corporate History and Background

We were incorporated in the State of Nevada on June 5, 2007. Our plan after our inception on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools and allows them to create and burn their own interactive digital yearbooks on CD/DVD. We produced nominal revenues of $4,855 in our early stages as a result of sales efforts undertaken.

Effective June 15, 2011, we completed a merger with our subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in our name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.”

Also effective June 15, 2011, we effected a 37 to one forward stock split of our authorized and issued and outstanding common and preferred stock.  As a result, our authorized capital increased from 100,000,000 shares of common stock with a par value of $0.0001 to 3,700,000,000 shares of common stock with a par value of $0.0001 of which 5,151,000 shares of common stock outstanding increased to 190,587,000 shares of common stock. Subsequently, on June 20, 2011, we issued 2,100,000 common shares pursuant to a private placement unit offering, increasing the number of shares of common stock outstanding to 192,687,000.

Effective June 30, 2011 and in connection with the entry into an agreement (the “Acquisition Agreement”) with J2 Mining Ventures Ltd. (“J2 Mining”) dated June 13, 2011 and attached as Exhibit 10.1 to our Current Report on Form 8-K filed June 16, 2011, we completed the acquisition of a 100% right, title and interest in and to a properties option agreement (the “Option Agreement”) from J2 Mining with respect to iron ore mineral properties located in Albany County, Wyoming, by way of entering an assignment of mineral property option agreement with J2 Mining and Wyomex LLC (the “Assignment Agreement”), whereby our company was assigned 100% of the right, title and interest in and to the Option Agreement from J2 Mining.

Effective June 30, 2011, and in connection with the closing of the Acquisition Agreement, Ohad David, Ruth Navon and Service Merchant Corp. (the “Vendors”), entered into an affiliate stock purchase agreement, whereby, among other things, the Vendors surrendered 142,950,000 common shares for cancellation.

On February 3, 2014, the Company completed a merger with iHookup Social, Inc., a Delaware corporation (“iHookup”) pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated January 31, 2014. Pursuant to the Merger Agreement, the Company incorporated a new subsidiary called iHookup Operations Corp, a Delaware corporation, which merged with and into iHookup causing the subsidiary’s separate existence to cease and iHookup to become a wholly-owned subsidiary of the Company. iHookup’s stockholders exchanged all of their twelve million (12,000,000) shares of outstanding common stock for fifty million (50,000,000) shares of the Company’s newly designated Series A Preferred Stock. As a result of the transaction, the former iHookup stockholders received a controlling interest in the Company.

iHookup Social’s business is development and dissemination of a "proximity based" mobile social media application that facilitates connections between people, utilizing the intelligence of GPS and localized recommendations. Going forward, the Company expects to focus on this aspect of the business.

Our Business

Introduction – Mobile Dating App

iHookup is seeking to redefine the way people meet, date, discover and socially convey interest in a potential partner. The laws of meeting and dating have shifted, with traditional dating and wooing of that prospective mate now taking a back seat to meeting online or through the use of technology. Among various social circles, age groups, race, sex – gender and demographic, making connections through online or mobile devices has become a dominant part of today’s mobile – social lifestyle.

Market Opportunity

As a whole mobile apps have become an extension of the proliferation of technology, and now our interests and desires can be transformed into pocket sized mobile applications. Apps create a socially connected experience while continuing to push forward with personal goals to achieve, stay active or on the move and ultimately accessible at all times. Mobile dating is one of the fastest growing market segments in mobile, continuing to support new users. A common problem faced across all age and demographic profiles, is the lack of time in each day. Easy, accessible and user driven technologies are replacing traditional avenues of meeting people by providing yet another way to embrace our “Do it all” and “Have it all” mobile - social generation.

Market Size

The current market for mobile dating in the US is over $2 billion (Source: IBIS WORLD). The larger market of mobile applications is projected to continue its growth. In 2013, the business of mobile applications doubled in revenue from the previous year. (Source: Portio Research).

Email, web browsers, and social networks lead in usage frequency. By far, the largest contributor to this number will be app-enabled commerce, supplemented by forecasted revenue from downloads, in-advertising and virtual goods.

Mobile dating apps now command more time compared to online dating sites: 8.4 minutes vs. 8.3 minutes. A year ago, people spent more than twice as much time on the Internet for dating as they now do on mobile apps. However, mobile app usage has increased dramatically over the last year, from 3.7 minutes in June 2010 to 8.4 minutes in June 2011, overtaking online dating time spent on websites [SOURCE THE ABOVE]. These findings parallel Flurry Analytics’ recent report that showed, in total, mobile app usage has overtaken desktop (“Internet”) usage.

In terms of engagement, frequency of use is driving growth in time spent per day in mobile dating apps. Last year, the average user opened his or her dating app twice per day, a little under two minutes each time. Now the average user opens his or her app over five times a day, but for shorter periods of time, about 1.5 minutes per session.

Similarly, the number of people using mobile apps vs. the Internet for eDating is growing rapidly.

Based upon the proportion of unique users, dating apps are more popular on smartphones than online dating sites are on the Internet. For the Internet, we compared unique visitors of online dating sites versus the total number of people using the Internet, which totaled 12% in June 2010 and 13% in June 2011. For mobile apps, the Company compared unique users of mobile dating apps versus all apps, which yielded 15% in June 2010 and 17% in June 2011.

We have also found that the number of people using dating apps is growing faster than the number using all apps in every category. In short, dating is a growth category and Social Networking even larger. Overall, the number of unique users of all applications continues to increase while the number of unique users using mobile / Social apps continues to validate the trend that users are moving away from their computers to a more rewarding “mobile” experience.

We believe that dating itself is inherently local and better served by mobile, and it seems that mobile apps facilitate better engagement throughout the day. Today’s eDater need not be in front of his or her computer to view potential matches, or to receive or send messages. The user’s phone is always by his or her side. Our engagement numbers regarding the frequency and session length, described above, support this trend.

iOS and Android devices are versatile multi-purpose machines that have already significantly impacted the business models of music, games and other Media & Entertainment industry categories. And now, within the nexus of mobile-social-local, mobile dating apps appear to be another high growth sector. Mobile dating apps are heavily used by both genders.

Similarly, as demonstrated above, mobile dating apps are used by multiple generations with the highest use by those aged 25-34 years followed closely by those 35-54 years of age.

Growth

In less than two decades, online dating soared and is "in the growth phase of its economic life cycle," says an IBISWorld report (April 2014) Though 18- to 29-year-olds make up the biggest chunk of users, with 30- to 49-year-olds next in line, demand is expected to increase with users over 50 years of age too. More than one-third of Baby Boomers are unmarried, and as more and more migrate to the digital world, the industry is beginning to target this unattached and largely underserved market. Nielsen reports that the number of Americans using apps or a mobile version of a dating website was 13.7 million in November 2012, more than double the previous year's 5.8 million.

iHookup app – Offering

iHookup allows the user to choose the best match for the user at any particular moment. If the user is seeking someone in close proximity, the user can simply choose a search of his or her current location, or choose to broaden the search to miles away for that special connection. Should the user choose to hang back and flirt, view photo or video galleries, send a virtual gift, search the specifics of that special male or female, or just go for it by sending one of iHookups special broadcasts anytime, iHookup has a broad feature set for the user. iHookup seeks to solve real human issues by taking into consideration existing habits, individual identity and ultimately user expectations (based on search criteria).

OVERVIEW

iHookup Social’s business is development and dissemination of a "proximity based" mobile social media application that facilitates connections between people, utilizing the intelligence of GPS and localized recommendations. Going forward, the Company expects to focus on this aspect of the business.

The Company’s auditors, Manning Elliott LLP, have issued the Company a ‘Going Concern’ statement. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The Company plans to continue using a combination of this offering and additional fund raising to develop our business plan. The further implementation of our business plan will require significant capital. We do not have this capital and as a result, we will require additional financing to develop our operations. We may use debt or equity to fund our ongoing operations. There can be no assurance that any financing will be available, and if available, will be on terms and conditions acceptable to the Company. If we rely on equity financing, our shareholders will experience significant dilution. If we rely on debt financing, we may not be able to satisfy our debt obligations.

The Terms of the Offering

Securities Being Offered	166,666,668 shares of common stock being registered on behalf of Beaufort (maximum offering).

Offering Period:	Until all shares are sold by Beaufort or until 36 months from the date that the registration statement becomes effective, whichever comes first.

Risk of Factors:	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued And
Outstanding Before Offering:	104,616,793[1] shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And
Outstanding After Offering:	271,283,461 shares of common stock.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by Beaufort. However, we will receive proceeds from the sale of our common stock under the Drawdown Agreement. The proceeds will be used for working capital, asset acquisition, and general corporate purposes. See “Use of Proceeds.”

This offering relates to the resale of up to 166,666,668 shares of our common stock by Beaufort.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Drawdown Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

In order to fund a notice for funding pursuant to the Drawdown Agreement (a “Drawdown Notice”), Beaufort will periodically purchase our common stock under the Drawdown Agreement and will, in turn, sell such shares to investors in the market at the market price on a best efforts basis, subject to certain conditions. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Beaufort to raise the same amount of funds, as our stock price declines.

Disclosure showing shares issuable if market stock price drops 25%, 50% and 75%

Drawdown Amount Required
	100% of	25% Decrease	50% Decrease	75% Decrease
	Current Stock	in Stock Price	in Stock Price	in Stock Price
	Price (1)	(1)	(1)	(1)

Total No. of Shares Required to Raise $5,000,000 Based on Current market price(1)	166,666,668	222,222,222	333,333,333	666,666,667
(1) Based on the lowest traded price during the five days ending on July 23, 2014 of $.03 per share, as quoted on the OTCQB.

Based on the above chart, the sale of stock under the first drawdown is limited to 5,220,378 shares of common stock. This results in significantly less capital than the $5,000,000 capital commitment, per the Drawdown Agreement. There are no assurances that the price of common stock will appreciate, depreciate, or remain at the same price as a result of stock sales

1 Based on the number of common stock outstanding after the planned conversion of certain Series A Preferred Stock, as further discussed below.

under this Agreement, however, if there is a 25% to 75% decline in stock value pricing, HKUP may see between 8% to 11% of the overall drawdown amount of $5,000,000 with overall subsequent drawdowns over the thirty six (36) month period of the Agreement’s term.

The Company understands and acknowledges that the number of shares issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the Pricing Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Agreement, its obligation to issue Advance Shares upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with our financial statements and related notes to the financial statements. We have included financial summaries for iHookup Social, Inc. and Titan Iron Corp.

Condensed Statement of Operations Information: iHookup Social, Inc.
For The period From December 2, 2013 (Inception) to December 31, 2013

Total Revenues	$-
Professional Fees	16,109
Loss from operations	(16,109)
Other Income (Expenses)
Net Loss and Comprehensive Loss	(16,109)
Other Income/Expenses
Total Other Income (Expenses)

Net Loss applicable to common shareholders	$(16,109)

Condensed Balance Sheet Information:
As of December 31, 2013

Assets
Total Assets	-

Liabilities and Stockholders' Equity
Current Liabilities:
Total Current Liabilities	16,109

Long-term Liabilities:
Total Long-term liabilities

Stockholders' Equity
Common Stock	1,083
Additional paid-in capital	3,917
Stock subscriptions receivable	(5,000)
Accumulated Deficit During the Development Stage	(16,109)
Total Stockholders' Equity	(16,109)

Total Liabilities and Stockholders' Equity	-

Condensed Statement of Operations Information: Titan Iron Ore Corp.
For The Year Ended December 31, 2013

	$
General and Administrative		625,737
Impairment of Mineral Acquisition Costs		25,000
Accretion Expense		888,512
Financing Costs		574,380
Interest Expense		40,531
Investor Relations		31,588
Professional Fees		141,649
Mineral Property Exploration Costs		34,567
Stock Based Compensation		352,338
Travel		4,616
Loss from operations		(2,718,918)

Loss on Modification of Promissory Note		(150,704)

Net Loss and Comprehensive Loss		(2,869,622)

Net Loss applicable to common shareholders		$(2,869,622)

Condensed Balance Sheet Information:
Titan Iron Ore Corp. As of December 31, 2013

Assets
Current Assets:
Cash	18,006
Total Current Assets	18,006
Debt Issue Costs	13,123
Mineral Properties	1,206,011

Total Assets	1,237,140

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts Payable	296,539
Accrued Expenses – related party	129,193
Convertible Debentures	397,288
Current Portion of Promissory Note	257,911
Total Current Liabilities	1,080,931

Promissory Note	971,818
Total Liabilities	2,052,749

Stockholders' Equity (Deficit)
Common Stock	21,342
Additional paid-in capital	6,470,624
Accumulated Deficit During the Exploration Stage	(7,307,575)
Total Stockholders' Equity	(815,609)

Total Liabilities and Stockholders' Equity	1,237,140

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks of Purchasing Shares:

Shares eligible for future sale under Rule 144 may adversely affect the market for our securities.

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although current stockholders may have no current intention or ability to sell their shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities. There are not enough unregistered shares held by non-affiliates to have a material effect on the price of our common stock.

The price of our common stock is subjected to volatility.

The market for HKUP’s common stock is highly volatile. The trading price of HKUP’s common stock is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to their markets or relating to HKUP could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of HKUP’s stock prices may cause investment losses for their shareholders. If securities class action litigation is brought against HKUP, such litigation could result in substantial costs while diverting management's attention and resources.

Disruptions in global financial markets and deteriorating global economic conditions could cause lower returns to investors.

Disruptions in global financial markets and deteriorating global economic conditions could adversely affect the value of HKUP’s common stock. The current state of the economy and the implications of future potential weakening may negatively impact market fundamentals, resulting in lower revenues and values for HKUP’s business opportunities and investments.

If securities or industry analysts do not publish research or reports about HKUP’s business or if they issue an adverse or misleading opinion regarding HKUP stock, its price and trading volume could decline.

The trading market for HKUP’s common stock will be influenced by the research and reports that industry or securities analysts publish about HKUP or its business, if any.

Our shares will be deemed to be "penny stocks" as defined in the Securities Exchange Act of 1934, as amended, and, as a result, will be subject to various eligibility and disclosure requirements on broker-dealers engaged in the resale of these shares.

The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

If we fail to remain current on our reporting requirements, we could be removed from quotation by the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Risks Related to the equity line of credit:

Beaufort will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the Drawdown Agreement will be purchased at a twenty percent (20%) discount or 80% of the lowest traded prices during the five (5) trading days immediately before our delivery of our Notice to Beaufort of our election to exercise our "put" right.

Beaufort has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Beaufort sells our shares, the price of our common stock may decrease. If our stock price decreases, Beaufort may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Drawdown Agreement may cause the price of our common stock to decline.

We are registering an aggregate of 166,666,668 shares of common stock to be issued under the equity line of credit. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 166,666,668 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the equity line of credit. The sale of these shares into the public market by Beaufort could depress the market price of our common stock.

We may not have access to the full amount under the equity line of credit.

For the five consecutive trading days prior to July 23, 2014 the lowest traded price of our common stock was $0.03. There is no assurance that the market price of our common stock will increase or remain the same substantially in the near future. The entire commitment under the equity line of credit is $ 5,000,000. The aggregate number of shares of common stock necessary to raise the entire $5,000,000 at $.03 per share is 166,666,668. We may not have access to the remaining commitment under the equity line of credit unless the market price of our common stock increases or remains stable. Quantitatively, the Company may expect to receive approximately 80% of the full line of credit, resulting in a total drawdown of $4,000,000. The Company's executive officers and directors fully recognize that the Company may not provide them access to the full line of credit.

9,728,716,539 shares of our common stock (excluding 47,676,521 shares of preferred stock) remain available for issuance.

Our common stock price may decline by our draw on our equity line of credit.

Effective July 22, 2014, we entered into the Drawdown Agreement with Beaufort. Pursuant to the Drawdown Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Beaufort at a price equal to 80% of lowest traded price during the applicable pricing period. Because this price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest will be diluted in direct proportion.

There may not be a sufficient price of our common stock to permit us to acquire adequate funds, which may adversely affect our liquidity.

The Drawdown Agreement provides that the number of shares sold pursuant to each Notice plus the shares held by Beaufort at that time shall not exceed 4.99% of the issued and outstanding shares of common stock of the Company. If the price our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown request, which may not provide adequate funding for our planned operations and may materially decrease our liquidity. Analysis shows that an initial drawdown at current market prices will result in a drawdown of 2,307,738 shares of stock resulting in $53,063 of actual available funds. While the Company cannot predict a quantitative risk factor in specific numbers, it can quantify its initial drawdown expectation.

We may draw on our equity line of credit to the extent that a change of control occurs.

The Company may continue to make drawdown requests while the Selling Shareholder holds shares of common stock or sells shares to a specific party, thereby causing such purchasing party to gain control of the Company. This could jeopardize the execution of the Company’s business plan and may disrupt operations. The Company does not anticipate making drawdown requests under this scenario.

Risks Related to Our Business:

If we fail to grow and maintain our user base, or if user engagement or ad engagement on the platform declines, the revenue, business and operating results may be harmed.

The size of the user base and the users’ level of engagement are critical to our success. The financial performance has been and will continue to be significantly determined by success in growing the number of users and increasing their overall level of engagement on the platform as well as the number of ad engagements. We generate a substantial majority of our revenue based upon the number of downloads, migration to premium accounts and engagement by the users with the ads that we display. If people do not perceive the services to be useful, reliable and trustworthy, we may not be able to attract users or increase the frequency of their engagement with the platform and the ads that we display. There is no guarantee that we will be successful in attracting more users or not suffer erosion of the user base or engagement levels. A number of factors could potentially negatively affect user growth and engagement, including if:

  users engage with other products, services or activities as an alternative;

  influential users, such as celebrities, athletes, journalists and brands or certain age demographics conclude that an alternative product or service is more relevant;

  we are unable to convince potential new users of the value and usefulness of its products and services;

  there is a decrease in the perceived quality of the content generated by our platform;

  we fail to introduce new and improved products or services or if we introduce new or improved products or services that are not favorably received or that negatively affect user engagement;

  technical or other problems prevent us from delivering our products or services in a rapid and reliable manner or otherwise affect the user experience;

  we are unable to present users with content that is interesting, useful and relevant to them;

  users believe that their experience is diminished as a result of the decisions we make with respect to the frequency, relevance and prominence of ads that we display;

  there are user concerns related to privacy and communication, safety, security or other factors;

  we become subject to hostile or inappropriate usage on our platform;

  there are adverse changes in our products or services that are mandated by, or that we elect to make to address, legislation, regulatory authorities or litigation, including settlements or consent decrees;

  we fail to provide adequate customer service to users; or

  we do not maintain our brand image or its reputation is damaged.

If users do not continue to download and use our app and their engagement is not valuable to other users, we may experience a decline in the number of users accessing the products and services and user engagement, which could result in the loss of advertisers and revenue.

Our success depends on our ability to provide users with valuable content, which in turn depends on the profile descriptions and use of the app by others. We believe that one of our competitive advantages is the quality, quantity and real-time nature of the content on iHookup, and that access to unique or real-time content is one of the main reasons users visit us. We seek to foster a broad and engaged user community, and we encourage celebrities, athletes, and others to use our products and services to meet people and form relationships. If users do not continue to contribute profiles and we are unable to provide users with valuable and timely content or other people to engage with, our user base and user engagement may decline. Additionally, if we are not able to address user concerns regarding the safety and security of our products and services or if we are unable to successfully prevent abusive or other hostile behavior on the platform, the size of the user base and user engagement may decline.

If we are unable to compete effectively for users and advertiser spend, the business and operating results could be harmed.

Competition for users of its products and services is intense. Although we have developed a new platform for public self-expression and meeting people in real time, we face strong competition in this business. We compete against many companies to attract and engage users, including companies which have greater financial resources and substantially larger user bases, such as eHarmony, Match.com and others which offer a variety of Internet and mobile device-based products, services and content. As a result, competitors may acquire and engage users at the expense of the growth or engagement of our user base, which would negatively affect the business.

We believe that our ability to compete effectively for users depends upon many factors both within and beyond our control, including:

  the popularity, usefulness, ease of use, performance and reliability of our products and services compared to those of our competitors;

  the amount, quality and timeliness of content generated by our users;

  the timing and market acceptance of our products and services;

  the adoption of our products and services internationally;

  its ability, and the ability of our competitors, to develop new products and services and enhancements to existing products and services;

  the frequency and relative prominence of the ads displayed by us or our competitors;

  our ability to establish and maintain relationships with platform partners that integrate with our platform;
  changes mandated by, or that we elect to make to address, legislation, regulatory authorities or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on us;

  government action regulating competition;

  our ability to attract, retain and motivate talented employees, particularly engineers, designers and product managers;

  acquisitions or consolidation within our industry, which may result in more formidable competitors; and

  our reputation and the brand strength relative to our competitors.

We also face significant competition for advertiser spend. We compete against online and mobile businesses, including those referenced above, and traditional media outlets, such as television, radio and print, for advertising budgets. In order to grow our revenue and improve our operating results, we must increase our share of spending on advertising relative to our competitors, many of which are larger companies that offer more traditional and widely accepted advertising products. In addition, some of our larger competitors have substantially broader product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising budgets.

We believe that our ability to compete effectively for advertiser spend depends upon many factors both within and beyond our control, including:

•	the size and composition of our user base relative to those of our competitors;

•	our ad targeting capabilities, and those of our competitors;

•	the timing and market acceptance of our advertising services, and those of our competitors;

•	our marketing and selling efforts, and those of our competitors;

•	the pricing for our products relative to the advertising products and services of our competitors;

•	the return our advertisers receive from their advertising services, compared to those of our competitors; and

•	our reputation and the strength of our brand relative to our competitors.

If we are not able to compete effectively for users and advertiser spend our business and operating results would be materially and adversely affected.

User growth and engagement depend upon effective interoperation with operating systems, networks, and devices, that we do not control.

We make our products and services available across a variety of operating systems. We are dependent on the interoperability of our products and services with popular devices, and mobile operating systems that we do not control, such as Android and Apple iOS. Any changes in such systems or devices that degrade the functionality of our products and services or give preferential treatment to competitive products or services could adversely affect usage of our products and services. Further, if the number of platforms for which we develop our product expands, it will result in an increase in our operating expenses. In order to deliver high quality products and services, it is important that our products and services work with a range of operating systems and devices that we do not control. In addition, because our users access our products and services through mobile devices, we are particularly dependent on the interoperability of our products and services with mobile devices and operating systems. We may not be successful in developing or maintaining relationships with key participants in the mobile industry or in developing products or services that operate effectively with these operating systems and devices. In the event that it is difficult for our users to access and use our products and services on their mobile devices, our user growth and engagement could be harmed, and our business and operating results could be adversely affected.

We have a limited operating history in a new and unproven market for our platform, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have developed a mobile app for public self-expression and meeting people in real time, and the market for our products and services is relatively new and may not develop as expected, if at all. People who are not our users may not understand the value of our products and services and new users may initially find our products confusing. Convincing potential new users of the value of our products and services is critical to increasing our user base and to the success of our business.

We have a limited operating history, and only began to generate revenue in 2013 which makes it difficult to effectively assess our future prospects or forecast future results. We encounter or may encounter many risks in this developing and rapidly evolving market. These risks and challenges include its ability to, among other things:

  increase its number of users and user engagement;

  successfully expand our business;

  develop a reliable, scalable, secure, high-performance technology infrastructure that can efficiently handle increased usage;

  convince advertisers of the benefits of our products compared to alternative forms of advertising;

  develop and deploy new features, products and services;

  successfully compete with other companies, some of which have substantially greater resources and market power than us, that are currently in, or may in the future enter, its industry, or duplicate the features of our products and services;

  attract, retain and motivate talented employees, particularly engineers, designers and product managers;

  process, store, protect and use personal data in compliance with governmental regulations, contractual obligations and other obligations related to privacy and security;

  continue to earn and preserve its users’ trust, including with respect to their private personal information; and

  defend ourselves against litigation, regulatory, intellectual property, privacy or other claims.

If we fail to educate potential users and potential advertisers about the value of our products and services, if the market for our platform does not develop as we expect or if we fail to address the needs of this market, our business will be harmed. We may not be able to successfully address these risks and challenges or other unforeseen risks and challenges. Failure to adequately address these risks and challenges could harm our business and cause our operating results to suffer.

Our business depends on the continued and unimpeded access to our products and services on mobile devices by our users and advertisers. If we or our users experience disruptions in service or if mobile service providers are able to block, degrade or charge for access to our products and services, we could incur additional expenses and the loss of users and advertisers.

We depend on the ability of our users and advertisers to access mobile devices. Currently, this access is provided by companies that have significant market power in the broadband and telecommunications access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government-owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt or increase the cost of user access to our products or services, which would, in turn, negatively impact our business. We also rely on other companies to maintain reliable communications network systems that provide adequate speed, data capacity and security to us and our users. As the number of mobile device users continues to grow, frequency of use and amount of data transmitted, the communications infrastructure that we and our users rely on may be unable to support the demands placed upon it. The failure of the mobile communications infrastructure that we and/or our users rely on, even for a short period of time, could undermine our operations and harm our operating results.

Abusive activities by certain users could diminish the user experience on our platform, which could damage our reputation and deter our current and potential users from using our products and services.

There are a range of abusive activities that are prohibited by the our terms of service and are generally defined as unsolicited, repeated actions that negatively impact other users with the general goal of drawing user attention to a given person, account, site, product or idea. This includes posting large numbers of unsolicited mentions of a user, duplicate outlets, misleading links (e.g., to malware or click-jacking pages) or other false or misleading content, and aggressively following and un-following accounts, adding users to lists, sending invitations to inappropriately attract attention. Our terms of service also prohibit the creation of serial or bulk accounts, both manually or using automation, for disruptive or abusive purposes. Although we continue to invest resources to reduce spam and other abusive behavior, we expect spammers and abusers will continue to seek ways to act inappropriately on our platform. We will continuously combat spam and other abusive behaviors, including by suspending or terminating accounts we believe to be spammers and launching algorithmic changes focused on curbing abusive activities. Combatting spam and other abusive behaviors require the diversion of significant time and focus of our engineering team from improving our products and services. If spam or abusive behavior increase, this could hurt our reputation for delivering relevant content or reduce user growth and user engagement and result in continuing operational cost to us.

If we fail to effectively manage our growth, our business and operating results could be harmed.

We continue to experience rapid growth in our headcount and operations, which will continue to place significant demands on our management, operational and financial infrastructure. We intend to continue to make substantial investments to expand our operations, research and development, sales and marketing and general and administrative organizations. We face significant competition for employees, particularly engineers, designers and product managers, from other Internet and high-growth companies, which include both publicly-traded and privately-held companies, and we may not be able to hire new employees quickly enough to meet our needs. To attract highly skilled personnel, we will need to continue to offer, highly competitive compensation packages. As we continue to grow, we are subject to the risks of over-hiring, over-compensating our employees and over-expanding our operating infrastructure, and to the challenges of integrating, developing and motivating a rapidly growing employee base. If we fail to effectively manage our hiring needs and successfully integrate new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, and our business and operating results could be adversely affected.

Our business and operating results may be harmed by a disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure.

One of the reasons people use our platform is for real-time information and personal contact. We may, in the future, experience service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, hardware failure, capacity constraints due to an overwhelming number of people accessing our products and services simultaneously, computer viruses and denial of service or fraud or security attacks. Although we are investing significantly to improve the capacity, capability and reliability of our infrastructure, we are not currently serving traffic equally through the data centers that support our platform. Accordingly, in the event of a significant issue at the data center supporting most of our network traffic, some of our products and services may become inaccessible to the public or the public may experience difficulties accessing our products and services. Any disruption or failure in our infrastructure could hinder our ability to handle existing or increased traffic on our platform, which could significantly harm our business.

As the number of our users increases and our users generate more content, including photos and videos hosted by us, we may be required to expand and adapt our technology and infrastructure to continue to reliably store, serve and analyze this content. It may become increasingly difficult to maintain and improve the performance of our products and services, especially during peak usage times, as our products and services become more complex and our user traffic increases. This would negatively impact our ability to attract users and advertisers and increase engagement of our users. We expect to continue to make significant investments to maintain and improve the capacity, capability and reliability of our infrastructure. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and infrastructure to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

If we are unable to maintain and promote our brand, our business and operating results may be harmed.

We believe that maintaining and promoting our brand is critical to expanding our base of users and advertisers. Maintaining and promoting our brand will depend largely on our ability to continue to provide useful, reliable and innovative products and services, which we may not do successfully. We may introduce new features, products, services or terms of service that users, platform partners or advertisers do not like, which may negatively affect our brand. Additionally, the actions of platform partners may affect our brand if users do not have a positive experience using third-party applications. Our brand may also be negatively affected by the actions of users that are hostile or inappropriate to other people, by users impersonating other people, by users identified as spam, by users introducing excessive amounts of spam on its platform or by third parties obtaining control over users’ accounts. Maintaining and enhancing our brand may require iHookup to make substantial investments and these investments may not achieve the desired goals. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and operating results could be adversely affected.

Negative publicity could adversely affect our business and operating results.

Negative publicity about us, including about our product quality and reliability, changes to our products and services, privacy and security practices, litigation, regulatory activity, the actions of our users or user experience with our products and services, even if inaccurate, could adversely affect our reputation and the confidence in and the use of our products and services. For example, service outages could result in widespread media reports. Such negative publicity could also have an adverse effect on the size, engagement and loyalty of our user base and result in decreased revenue, which could adversely affect our business and operating results.

We focus on product innovation and user engagement rather than short-term operating results.

We encourage employees to quickly develop and help us launch new and innovative features. We focus on improving the user experience for our products and services and on developing new and improved products and services for the advertisers on our platform. We prioritize innovation and the experience for users and advertisers on our platform over short-term operating results. We may make product and service decisions that may reduce our short-term operating results if we believe that the decisions are consistent with its goals to improve the user experience and performance for advertisers, which we believe will improve our operating results over the long term. These decisions may not be consistent with the short-term expectations and may not produce the long-term benefits that we expect, in which case our user growth and user engagement, our relationships with advertisers and our business and operating results could be harmed. In addition, our focus on the user experience may negatively impact our relationships with existing or prospective advertisers. This could result in a loss of advertisers, which could harm our revenue and operating results.

Our products and services may contain undetected software errors, which could harm our business and operating results.

Our products and services incorporate complex software and we encourage our employees to quickly develop and help us launch new and innovative features. Our software may now or in the future contain, errors, bugs or vulnerabilities. Some errors in the software code may only be discovered after the product or service has been released. Any errors, bugs or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of users, loss of platform partners, loss of advertisers or advertising revenue or liability for damages, any of which could adversely affect our business and operating results.

Our business is subject to complex and evolving U.S. laws and regulations. These laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to its business practices, monetary penalties, increased cost of operations or declines in user growth, user engagement or ad engagement, or otherwise harm our business.

We are subject to a variety of laws and regulations in the United States that involve matters central to our business, including privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection and taxation. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted or applied in ways that could harm our business, particularly in the new and rapidly evolving industry in which we operate. The introduction of new products or services may subject us to additional laws and regulations. There have been a number of recent legislative proposals in the United States, at both the federal and state level, that would impose new obligations in areas such as privacy. The U.S. government, including the Federal Trade Commission, or the FTC, and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning user behavior on the Internet and over mobile devices, including regulation aimed at restricting certain tracking and targeted advertising practices.

Additionally, recent amendments to U.S. patent laws may affect the ability of companies to protect their innovations and defend against claims of patent infringement. Having personal information may subject us to additional regulation. Further, it is difficult to predict how existing laws and regulations will be applied to its business and the new laws and regulations to which we may become subject, and it is possible that they may be interpreted and applied in a manner that is inconsistent with our practices. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products and services, result in negative publicity, significantly increase our operating costs, require significant time and attention of management and technical personnel and subject us to inquiries or investigations, claims or other remedies, including fines or demands that we modify or cease existing business practices.

Even though our platform is for public self-expression conversation and personal interaction, user trust regarding privacy is important to the growth of users and the increase in user engagement on our platform, and privacy concerns relating to our products and services could damage our reputation and deter current and potential users and advertisers from using our products and services.

From time to time, concerns have been expressed by governments, regulators and others about whether mobile products, services or practices compromise the privacy of users and others. Concerns about, governmental or regulatory actions involving practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation, cause us to lose users and advertisers and adversely affect our operating results. While we will strive to comply with applicable data protection laws and regulations, as we strive to comply with our own posted privacy policies and other obligations we may have with respect to privacy and data protection, the failure or perceived failure to comply may result, in inquiries and other proceedings or actions against us by governments, regulators or others. These inquiries could result in negative publicity and damage to our reputation and brand, each of which could cause us to lose users and advertisers, which could have an adverse effect on our business.

Any systems failure or compromise of our security that results in the unauthorized access to or release of our users’ or advertisers’ data could significantly limit the adoption of our products and services and cause harm to our reputation and brand and, therefore, our business. We expect to continue to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of products and services we offer, increase the size of our user base and operate in other countries.

If our security measures are breached, or if our products and services are subject to attacks that degrade or deny the ability of users to access our products and services, our products and services may be perceived as not being secure, users and advertisers may curtail or stop using our products and services and our business and operating results could be harmed.

Our products and services involve the storage and transmission of users’ and advertisers’ information, and security breaches expose us to a risk of loss of this information, litigation and potential liability. We may experience cyber-attacks of varying degrees, and as a result, unauthorized parties may obtain, and may in the future obtain, access to its data or its users’ or advertisers’ data. Our security measures may also be breached due to employee error, malfeasance or otherwise. Additionally, outside parties may attempt to fraudulently induce employees, users or advertisers to disclose sensitive information in order to gain access to our data or our users’ or advertisers’ data or accounts, or may otherwise obtain access to such data or accounts. Since our users and advertisers may use their accounts to establish and maintain online identities, unauthorized communications from our accounts that have been compromised may damage their reputations. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation and a loss of confidence in the security of our products and services that could have an adverse effect on our business and operating results. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose users and advertisers and we may incur significant legal and financial exposure, including legal claims and regulatory fines and penalties. Any of these actions could have a material and adverse effect on our business, reputation and operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our trade secrets, trademarks, copyrights, patent right and other intellectual property rights are important assets. We rely on, and expects to continue to rely on, a combination of confidentiality and license agreements with our employees, consultants and third parties with whom we have relationships, as well as our trademark, trade dress, domain name, copyright, trade secret and potential patents, to protect our brand and other intellectual property rights. Various events outside of our control may pose a threat to our intellectual property rights. For example, we may fail to obtain effective intellectual property protection, or effective intellectual property protection may not be available for our products and services are available. Also, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance our intellectual property rights will be sufficient to protect against others offering products or services that are substantially similar to ours and compete with our business.

We may be in the future, be party to intellectual property rights claims that are expensive and time consuming to defend, and, if resolved adversely, could have a significant impact on our business, financial condition or operating results.

Companies in the mobile technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation or other violations of intellectual property or other rights. Many companies in these industries, including many of our competitors, have substantially larger patent and intellectual property portfolios than we, which could make us a target for litigation as we may not be able to assert counterclaims against parties that sue us for patent, or other intellectual property infringement. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert claims in order to extract value from technology companies. Further, from time to time we may introduce new products and services, including in areas where we currently do not have an offering, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities, which could result in loss of revenue and adversely impact our business.

We may require additional capital to support our operations or the growth of our business, and we cannot be certain that this capital will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing to operate or grow its business. Our ability to obtain additional financing, if and when required, will depend on investor and lender demand, our operating performance, the condition of the capital markets and other factors, and we cannot be assured that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and our existing stockholders may experience dilution. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support the operation or growth of our business could be significantly impaired and our operating results may be harmed.

We depend on highly skilled personnel to grow and operate our business, and if we are unable to hire, retain and motivate its personnel, we may not be able to grow effectively.

Our future success will depend upon our continued ability to identify, hire, develop, motivate and retain highly skilled personnel, including senior management, engineers, designers and product managers. Our ability to execute efficiently is dependent upon contributions from our employees, in particular our senior management team. We do not maintain key person life insurance for any employee. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Our growth strategy also depends on our ability to expand our organization with highly skilled personnel. Identifying, recruiting, training and integrating qualified individuals will require significant time, expense and attention. Competition for highly skilled personnel is intense, particularly in the San Francisco Bay Area, where our headquarters is located. We may need to invest significant amounts of cash and equity to attract and retain new employees and we may never realize returns on these investments. If we are not able to effectively add and retain employees, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by man-made problems such as terrorism.

A significant natural disaster, such as an earthquake, fire, flood or significant power outage could have a material adverse impact on our business, operating results, and financial condition. Our headquarters is located in the San Francisco Bay Area, a region known for seismic activity. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our data centers could result in lengthy interruptions in our services. In addition, acts of terrorism and other geo-political unrest could cause disruptions in our business. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. We have a disaster recovery program, which allows us to move production to a back-up data center in the event of a catastrophe. Although this program is functional, we do not currently serve network traffic equally from each data center, so if our primary data center shuts down, there will be a period of time that our products or services, or certain of our products or services, will remain inaccessible to our users or our users may experience severe issues accessing our products and services. We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to our business that may result from interruptions in our ability to provide our products and services.

Risks Related to Our Stockholders and Shares of Common Stock

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

If the price of the shares of our common stock falls, we may lose eligibility for quotation on the OTCQB.

Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Since May 1, 2014, there was a continuing eligibility requirements for OTCQB, whereby the price of our common stock can’t fall below $0.01 for thirty consecutive days. If we are unable to satisfy this continuing eligibility requirement of the OTCQB, the quotation of our common stock could be moved to the OTC Pink Sheets. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

i.	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;
ii.	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;
iii.	changes in market valuations of similar companies;
iv.	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
v.	variations in our quarterly operating results;
vi.	fluctuations in related commodities prices; and
vii.	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Our common stock may be subject to penny stock regulations, which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules; deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of cash dividends will be re-invested into the Company to further our business strategy.

We expect to issue more shares in an equity financing, which will result in substantial dilution.

Our Articles of Incorporation authorize the Company to issue 10,000,000,000 shares of common stock and 50,000,000 shares of “blank check” preferred stock. Any equity financing effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, our stock issued in any equity financing transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Messrs. Dean and Robert Rositano, as our directors and officers, own a significant percentage of the voting power of our stock and will be able to exercise significant influence and control over the matters subject to stockholder approval and our operations.

After the merger with iHookup Social, Inc., Messrs. Dean and Robert Rositano may be deemed to own (directly and/or beneficially) 100% of our Series A preferred stock. As of February 5, 2014, the following entities and individuals own the following shares of our Series A preferred stock:

•	Messrs. Dean and Robert Rositano each own 4,510,400 shares;
•	Copper Creek Holdings, LLC, a Nevada limited liability company owned and managed by Robert Rositano and his wife Stacy Rositano, owns 36,083,350 shares;
•	Checkmate Mobile, Inc., a Delaware corporation, owns 4,895,850 shares - Dean Rositano is a 14.1% stockholder and Robert Rositano is a 13.6% stockholder stockholder of Checkmate Mobile, Inc and both serve as officers and directors of CheckMate Mobile, Inc.

The holders of our Series A Preferred Stock are entitled to cast votes equal to nine (9) times the total number of shares of common stock which are issued and outstanding, voting together with the holders of common stock as a single class until the closing of a qualified financing (i.e. the sale and issuance of our equity securities that results in gross proceeds in excess of $5,000,000).

Therefore, Dean and Robert Rositano’s voting power, as holders of our Series A Preferred Stock, put them in a position to influence and control, subject to our organizational documents and Nevada law, the composition of our Board of Directors and the outcome of corporate actions requiring stockholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. In addition, this concentration of voting power could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to the Company, which could adversely affect the market price of our securities.

We expect the holders of our Series A Preferred Stock to convert all or certain portions of our Series A Preferred Stock, which will result in substantial dilution because, until the closing of a qualified financing (i.e. the sale and issuance of our equity securities that results in gross proceeds in excess of $5,000,000), the Series A Preferred Stock is convertible into nine (9) times the total number of shares of outstanding common stock at the time of conversion.

The Series A Preferred Stock is convertible into the number of shares of common stock which equals nine (9) times the total number of shares of common stock which are issued and outstanding at the time of conversion until the closing of a qualified financing. Therefore, any conversion of the Series A Preferred Stock will be dilutive to the holders of the outstanding shares of common stock. The holders of Series A Preferred Stock plan to convert 7.06086% of the Series A Preferred Stock on or around July 28, 2014. Based on the current outstanding common stock of 64,414,048 shares, such percentage of Series A Preferred Stock would convert into 40,933,672 shares of common stock.

If we are unable to pay the convertible promissory notes when obligations become due, the note holders may take proceedings under terms of default.

In the event of default under terms in the convertible promissory notes, the note holder may enforce remedies including acceleration of payment in full plus interest and other charges, and an increase in interest rates of up to 24% when allowable by law.

Our disclosure controls and procedures and internal control over financial reporting are not effective, which may cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management evaluated our disclosure controls and procedures as of December 31, 2013 and concluded that as of those dates, our disclosure controls and procedures were not effective. The ineffectiveness of our disclosure controls and procedures was due to (i) inadequate segregation of duties and ineffective risk assessment; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

We believe that these material weaknesses continue to exist and our disclosure controls and procedures and internal control over financial reporting are not effective. If such material weakness and ineffective controls are not promptly corrected in the future, our ability to report quarterly and annual financial results or other information required to be disclosed on a timely and accurate basis may be adversely affected. Also such material weakness and ineffective controls could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a limited operating history on which to base an evaluation of our business and prospects.

We have a short operating history, which limits our ability to forecast our future operating results and subjects us to a number of uncertainties, including our ability to plan for and model future growth. We have encountered and will continue to encounter risks and uncertainties frequently experienced by growing companies in developing industries. If our assumptions regarding these uncertainties, which we use to plan our business, are incorrect or change in reaction to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

Risks Relating to the Early Stage of our Company and Ability to Raise Capital

We are at a very early stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and prospective operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which are beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We expect to suffer continued operating losses and we may not be able to achieve profitability.

We expect to continue to incur significant development and marketing expenses in the foreseeable future related to the launch and commercialization of our products and services. As a result, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to achieve profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of the capital markets, the market price of our common stock, and the development of competitive projects by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase our common shares or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

During the year ended December 31, 2013, we received $709,437 in convertible note financing and repaid $194,159 of convertible note debt. During the quarter ended March 31, 2014, we received $526,966 in convertible note financing and repaid $216,966 of convertible note debt. However, we do not have any firm commitments for funding beyond this recent financing. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities. If we are successful raising additional capital through the issuance of additional equity, our investor’s interests will be diluted.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to implement our business plan. Achieving a level of revenues adequate to support our cost structure has raised doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by issuing shares and, if necessary through one or more private placement or public offerings, and via the securities purchase agreement/equity line financing. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place additional strains on our managerial, operational and financial resources and could adversely affect our business and prospective operating results.

Our anticipated growth is expected to continue to place a strain on our managerial, operational and financial resources. Further, as we expand our user and advertiser base, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and prospective operations and the value of an investment in our company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by Beaufort. However, the Company anticipates receiving up to $5,000,000 gross proceeds pursuant to the Drawdown Agreement with Beaufort. The maximum amount we can receive is dependent on the price of our common stock, and could be less than $5,000,000. We chose an equity line of $5,000,000 as we require large sums of financing for our staged growth, which will be obtained either through debt financing, or equity financing. For illustrative purposes, we’ve set forth below how we plan to use such proceeds in the event we receive $5,000,000, $2,500,000 or $1,250,000 from this offering::

Offering Proceeds:	$5,000,000	$2,500,000	$1,250,00

App hosting, monitoring, support	$1,038,000	$519,500	$223,000

Marketing	$1,924,000	$961,400	$461,000

General Corporate Purposes:	$2,038,000	$1,019,100	$566,000

Totals	$5,000,000	$2,500,000	$1,250,000

If the Company receives less than $5,000,000, the priority of funds will be as follows: first priority will be to cover general and corporate expenses, which we anticipate to be a minimum of $900,000 for the next twelve month period. Funds raised over $900,000 will be used between marketing and App hosting, monitoring, support in the ordinary course of the Company’s business.

The aggregate amounts of $5,000,000, $2,500,000 and $1,250,000 listed above assume that Beaufort is able to sell the shares of common stock it receives in each drawdown and therefore, the maximum advance amount of 4.99% of the issued and outstanding shares is never met or exceeded.

Based on the current number of issued and outstanding shares, which was 34,479,597 as of March 31, 2014, the maximum advance amount of shares would be 230,747,382. This number does factor in the aggregate common shares post advance. With the average of the high and low prices of the common stock on the OTCQB, on July 23, 2014, being $.03, such maximum advance amount would result in the Company receiving $52,063.

DETERMINATION OF OFFERING PRICE

Beaufort may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by Beaufort.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of HKUP’s issued and outstanding stock.

As of March 31, 2014, we had 34,479,597 shares of common stock issued and outstanding. Our net tangible book value as of March 31, 2014 was ($451,545). Based upon those figures, our net tangible book value per share was $0.0131 and after giving effect to the purchase by Beaufort of all 166,666,668 shares being offered, and in effect HKUP receives the maximum estimated proceeds, our net book value per share would be $0.0022 which represents an immediate dilution to an investor of $0.0109 per share.

The following table illustrates the dilution of the net book value of common stock purchased by Beaufort in this offering of 166,666,668 shares compared with those existing shareholders who purchased shares of HKUP previously.

Percent of Offering Sold	100%	75%	50%	25%

Net Tangible Book Value Per Share Prior to Sale	$(.0131)	$(.0131)	$(.0131)	$(.0131)

Pro Forma Net Tangible Book Value Per Share After Sale	$(.0022)	$(.0028)	$(.0038)	$(.0059)

Decrease in Net Book Value Per Share Due to Sale	$(0.0109)	$(0.0103)	$(0.0093)	$(0.00072)

Net Dilution (Purchase Price of $0.135 Less Pro Forma Net Tangible Book Value Per Share)	$(.0026)	$(.0032)	$(.0042)	$(.0063)

SELLING STOCKHOLDER

Investment Agreement.

On July 22, 2014, we entered into the Drawdown Agreement with Beaufort and on June 25, 2014, we entered into a registration rights agreement with Beaufort (collectively, the “Agreements”). In accordance with the Agreements, Beaufort has committed, subject to certain conditions, to purchase up to $5,000,000 of the Company's common stock over a term of up to three years. Beaufort and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. Although the Company is not mandated to sell shares under the Agreements, the Agreements give the Company the option to sell to Beaufort shares of common stock at a per share purchase price equal to 80% of the lowest traded price during the five consecutive trading days immediately prior to the Company's delivery of a Notice.

Beaufort is not required to purchase the shares, unless the shares, which are subject to the Notice, have been registered for resale and are freely tradable in accordance with the federal securities laws, including the Securities Act. The Company is obligated to file with the SEC a registration statement on Form S-1, of which this prospectus forms a part, and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC.

During the five consecutive trading days before a Notice, we will calculate the amount of shares (making sure that it remains under 4.99% of the issued and outstanding shares of common stock of the Company) we will sell to Beaufort and the purchase price per share. The purchase price per share of common stock will be based on the average of the three lowest closing prices of our common stock during the five consecutive trading days immediately prior to the drawdown date, less a discount of 20%. Beaufort's obligations under the Drawdown Agreement are not transferrable.

The maximum amount we can request at any one time is 4.99% of the issued and outstanding shares of common stock of the Company and no Notice can have the effect of causing Beaufort to own more than 4.99% of our issued and outstanding shares.

Previously, around March 11, 2014, Beaufort Ventures PLC (“Beaufort Ventures”), a previous but not current affiliate of Beaufort, entered into a $55,000 six month, 8% Convertible Redeemable Note with the Company (the “Beaufort Ventures Note”). Amounts funded plus interest under the Beaufort Notes are convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 42% of the lowest closing price in the ten (10) trading days previous to the conversion.

In connection with the Beaufort Ventures Note, on March 7, 2014, 2014, the Company entered into a debt purchase agreement (the “Beaufort Debt Purchase Agreement”) with Beaufort Ventures and GCA Strategic Investment Fund, Limited (“GCA”), whereby Beaufort Ventures agreed to assume $90,000 of the face value of a Convertible Promissory Note dated April 24, 2013, granted by the Company in favor of GCA on terms modified to be consistent with the Beaufort Ventures Note.

Please note that the parties have agreed to $5,000,000 as the amount of the Drawdown Agreement. The parties understand that it is not guaranteed that the full amount of the proceeds available under the Drawdown Agreement will be accessible at the current stock price.

All expenses incurred with respect to the registration of the common stock will be borne by Beaufort other than our independent legal review of the related documents, and we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Beaufort in connection with the sale of such shares.

Except as indicated below, neither Beaufort nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of Beaufort, the number of shares of common stock beneficially owned by Beaufort as of the date hereof and the number of shares of common stock being offered by Beaufort. The offer and sale of the shares are being registered herein. The transaction being registered is an indirect primary distribution through Beaufort. However, Beaufort is under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by Beaufort. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered herein.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered(1)		Amount Beneficially Owned After Offering(2)	Percent Beneficially Owned After Offering

Beaufort Capital Partners LLC (3)	0	166,666,668	(3)	0	0%

(1)   The number assumes that Beaufort purchases the maximum amount of registrable Put Shares in this registration statement.

(2)   The number assumes Beaufort sells all of the common shares being offering pursuant to this prospectus.

(3)   Beaufort Capital Partners LLC is a NY investment fund. Robert Marino is a Managing Member of Beaufort Capital Partners LLC and, acting alone, has voting and dispositive power over the shares beneficially owned by Beaufort Capital Partners LLC. Robert Marino has had no other material relationship with the Company and has personally owned no securities of the Company prior to the offering in his individual capacity.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 166,666,668 shares of our common stock by Beaufort.

Beaufort and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Beaufort may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;

•	broker-dealers may agree with Beaufort to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares

•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

Beaufort shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

Beaufort may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Beaufort and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that Beaufort will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, Beaufort. Beaufort and any broker-dealers or agents, upon completing the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Beaufort, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. Beaufort has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Beaufort may pledge its shares to its brokers under the margin provisions of customer agreements. If Beaufort defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Beaufort and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, Beaufort or any other such person. Beaufort is not permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Beaufort, the underwriter herein, may offer for sale up to 166,666,668 shares of our common stock which it will originally acquire pursuant to the terms of the Drawdown Agreement. Beaufort will be offering such shares for its own account. We do not know for certain how or when Beaufort will choose to sell its shares of common stock. However, it can sell such shares at any time or through any manner set forth in this plan of distribution, at such time as we have "put" the shares to them. We may request Beaufort to purchase shares by delivering a Notice to Beaufort. A Notice may not be sent until the drawdown on the prior Notice is completed.

To permit Beaufort to resell the shares of common stock issued to it, we agreed to file a registration statement, of which this prospectus is a part, and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. Beaufort will bear all costs relating to the registration of the common stock offered by this prospectus, other than the costs of our independent legal review. We will keep the registration statement effective until the earlier of (i) the date after which all of the shares of common stock held by Beaufort that are covered by the registration statement have been sold by Beaufort pursuant to such registration statement and (ii) the first day of the month next following the 36-month anniversary of the date the registration statement, to which this prospectus is made a part, is declared effective by the SEC.

BUSINESS

Overview of Business

iHookup’s business is the development and dissemination of a mobile-social application named “iHookup.” The application is designed to facilitate connections between people, recommend local destinations that facilitate “Hookups” and generally promote social interaction and engagement. The application utilizes the intelligence of global positioning system (“GPS”) and localized/proximity based technology to facilitate such interactions. It is a mobile application that intersects dating, social media and location based connections. Going forward, we expect to focus on this aspect of the business.

History and Corporate Structure

iHookup Social, Inc., a Nevada corporation, formerly known as Titan Iron Ore Corp., a Nevada corporation (the “Company”), was incorporated in the State of Nevada on June 5, 2007. The Company’s plan after its incorporation on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools. The Company produced nominal revenues of $4,855.

Effective June 15, 2011, the Company completed a merger with its subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in the Company’s name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.”

Also effective June 15, 2011, the Company effected a 37-to-1 forward stock split of its issued and outstanding common stock.  As a result, the Company’s authorized capital increased from 100,000,000 shares of common stock with a par value of $0.0001 to 3,700,000,000 shares of common stock with a par value of $0.0001 of which 5,151,000 shares of common stock outstanding increased to 190,587,000 shares of common stock. Subsequently, on June 20, 2011, the Company issued 2,100,000 shares of common stock pursuant to a private placement unit offering, increasing the number of shares of common stock outstanding to 192,687,000.

Pursuant to an asset purchase agreement dated January 18, 2014, iHookup Social, Inc., a Delaware corporation (“iHookup-DE”), purchased the iHookup mobile application, its name, intellectual property, user database, certain domain names, and Apple developer from CheckMate Mobile, Inc., a Delaware corporation (“CheckMate”) for a purchase price of $293,750. iHookup-DE paid the purchase price by issuing 58,750 (1,175,000 pre-split) shares of its Series A Preferred Stock to CheckMate. Subsequent to the purchase, the assets were considered impaired, resulting in an impairment loss. On February 3, 2014, as part of the reverse acquisition transaction described below all outstanding Series A Preferred Stock of iHookup-DE held by CheckMate were converted into common stock of iHookup-DE at a ratio of 1-to-1.

Due to the Company’s inability to raise capital to further develop mining claims and pursue mineral exploration, the Company decided to exit the mining business and look for other opportunities. As previously reported in the Current Report on Form 8-K filed with the SEC on February 6, 2014, the Company entered into the Merger Agreement on February 3, 2014 with iHookup Operations Corp., a wholly-owned Delaware subsidiary of the Company (“Acquisition Sub”) and iHookup-DE, whereby iHookup-DE was the surviving entity and became the wholly-owned subsidiary of the Company. iHookup-DE’s former stockholders exchanged all of their 600,000 (12,000,000 pre-split) shares of outstanding common stock for 5,000,000 (50,000,000 pre-split) shares of the Company’s designated Series A Preferred Stock. Each share of the Company’s common stock entitles its holder to one (1) vote on each matter submitted to its stockholders. The holders of the Series A Preferred Stock are entitled to cast votes equal to nine (9) times the total number of shares of common stock which are issued and outstanding, voting together with the holders of common stock as a single class. The Series A Preferred Stock is convertible into nine (9) times the number of common stock outstanding until the closing of a Qualified Financing (i.e. the sale and issuance of our equity securities that results in gross proceeds in excess of $5,000,000). As a result of the transaction, the former stockholders of iHookup-DE received a controlling interest in the Company.

On April 11, 2014, the Company filed an Amended and Restated Articles of Incorporation with the Nevada Secretary of State and changed its name to “iHookup Social, Inc.” On April 29, 2014, FINRA approved the name change and assigned the Company a temporary trading symbol under “TFERD”. On May 26, 2014, the Company will begin trading under the symbol “HKUP”.

On April 29, 2014, FINRA also approved a 20 for 1 reverse stock split whereby 937,459,274 shares of the Company’s common stock then issued and outstanding, were exchanged for 46,872,964 shares of the Company’s common stock.

As used in this report from here on, the terms “we”, “us”, “our”, “our company” and “iHookup” mean iHookup Social, Inc., formerly known as Titan Iron Ore Corp., and its Delaware subsidiary, unless the context clearly indicates otherwise.

Our Current Business: GPS and Location Based Mobile Dating – Social Networking

iHookup’s business is the development and dissemination of a mobile-social application named “iHookup.” The application is designed to facilitate connections between people, recommend local destinations that facilitate “Hookups” and generally promote social interaction and engagement. The application utilizes the intelligence of global positioning system (“GPS”) and localized/proximity based technology to facilitate such interactions. It is a mobile application that intersects dating, social media and location based connections. Going forward, we expect to focus on this aspect of the business.

Making connections through online or mobile devices has become a dominant part of today’s mobile-social lifestyle, across various social circles, age groups, race, gender and demographics.  In the near future, we may integrate locally relevant content and special offers/discounts from brand advertisers and merchants to drive those seeking a “real life” connection or a “Hookup” to a physical location, event or venue (e.g. to plan a networking event, Hookup for a date, or Hookup for lunch, coffee or drinks, etc.).

Products/Services: iHookup Mobile Application

The iHookup application is a proximity-based or location-based social platform and discovery application that facilitates communication between two or more users (“iHookup application” or “application”). It utilizes the intelligence of GPS and localized recommendations for dating, friends, groups and organizations to expand existing social circles. It is available on the iOS platform and in iTunes stores world-wide. We offer a free version, a paid version and a subscription version. The free version allows users to browse through the application’s features and user profiles. The paid version which costs $0.99 to download, provides a trial of all subscription based services for a specified period of time, as determined by our marketing strategy. The subscription version allow users to send messages to each other and take advantage of any localized recommendations or offers with certain brands and merchants. The application also offers a “virtual currency” component, allowing users to purchase “in application” coin packs that activate virtual gifts and various service-based options (see subscription offers and pricing below – prices are subject to change and often do during this user acquisition phase our company is currently in):

Recurring Subscriptions	$8.99
1-Month	$14.99
3-Month	$24.99
6-Month	$44.99
Annual	$69.99
Coin Pack1	$4.99
Coin Pack2	$7.99
Coin Pack 3	$19.99

We are pursuing our growth in our current "dating vertical" market, as well as expanding our reach into the general audience category of "social networking."

In the near future, we may provide our users with "local" options of many kinds, enabling “social commerce” (i.e. using social media to promote the buying and selling of products and services) with mobile distribution of locally relevant content and special offers. We hope to bring together a dynamic opportunity for brands, advertisers and merchants to interact in new and innovative ways with the iHookup Social Network, while building customer loyalty, engagement and revenues.

We intend to build population density in our user base by engaging users with new features that are locally relevant and retain our user base through other enhanced engagement features. Through the potential introduction of “social commerce” revenue opportunities, we may add another layer of monetization to our revenue model (as discussed below in Revenues).

Marketing

We market our application utilizing a variety of online and offline marketing activities. Our offline marketing activities generally consist of traditional marketing and event-based branding in various local markets. Our marketing plan also includes leveraging several key domain names registered by our company to bring local and event style marketing to college campuses and other areas. For example, our domain names include but are not limited to: www.hookupUCLA.com, www.hookupHARVARD.com, www.hookupASU.com and www.hookupHOLLYWOOD.com.

Our online marketing activities generally consist of the purchase of mobile-banners and other display advertising and search engine marketing. We run various mobile ad campaigns targeting male, female and Apple / iOS users on Facebook and other regional, US and international sites. In addition, our company produces video ads that may be run on mobile “video” ad networks or be placed based on a variety of alliances with third parties who advertise and promote our services, from time to time. Such video advertising may be expanded and utilized in commercials, on Facebook, YouTube, and various other editorial and public relations efforts.

iHookup is available in the Apple App Store “iTunes”, where our visibility in rank on the free, paid and social networking categories also drives traffic to both versions of the application.  The highest ranking achieved by our application in March 2014 on the Apple App Store is as follows:

Top Grossing Social Networking FREE iPhone / iPod App USA: #28 (July 19, 2014)
Top Grossing Social Networking PAID iPhone / iPod App USA: #39 (August 12, 2013)

Top Rank in Social Networking FREE App USA: #149 (June 22, 2104

Top Rank Social Networking Paid App USA: #6 (August 11, 2013)
Top Rank Overall Apps FREE App USA: #510 (June 17, 2014) Top Rank Overall Apps Paid App USA: #292 (August 12, 2013)

Revenue

Our revenue is derived primarily from download and subscription fees for our paid and subscription versions, as well as from users purchasing virtual “coins” to activate short term features, or deliver virtual gifts or “Ice Breakers” to a specified recipient. Additional revenue opportunities include the potential introduction of “social commerce” to our application, in which special discounts and incentives by merchants, brands and advertisers may be integrated into our location based technology (of which we would be paid upon the action or redemption of each offer).

The following table summarizes our revenue and related statistics for the quarter ended March 31, 2014

	January	February	March	Total Q1
	$	$	$	$
REVENUE	8,694	7,605	10,909	27,208
APPLE COST	2,608	2,282	3,272	8,162
NET REVENUE	6,086	5,323	7,637	19,046

STATISTICS
Downloads (Free and Paid)	7,406	6,547	16,599
Registered Users	120,148	124,588	137,743
# of In App Purchases	590	560	955

Registered Users consist of users (includes free, paid and subscribed) who have filled out a profile and created a username and password for our application. In-App Purchases consist of any purchases from within our application, which includes any virtual “coins” or subscriptions.

Competition

The Mobile Dating – Social Networking business is highly competitive and barriers to entry are minimal. We compete primarily with other e-dating websites and mobile applications (e.g. Tinder, Match.com, Zoosk, Ok Cupid, etc.), dating and matchmaking services, other social media platforms and applications, and other conventional media companies that provide personal services and traditional venues where people meet for dating or social gatherings (both online and offline). We hope to use the dating category as an entry point to a much broader “Social Networking” marketplace, where competitors will include websites and applications offering coupons by merchants and brands (e.g. Living Social, and Groupon).

We believe that our ability to compete successfully will depend primarily upon the following factors:

•	the size and diversity of our registered member and subscriber bases relative to those of our competitors;

•	the functionality of our application and the attractiveness of our features, services and offerings generally to consumers relative to those of our competitors;

•	how quickly we can enhance our existing technology (e.g. develop an Android version) and services and/or develop new features and localized opportunities and venue based monetization opportunities in response to:

• new, emerging and rapidly changing technologies;

• the introduction of product and service offerings by our competitors;

• changes in consumer requirements and trends in the single community relative to our competitors; and

•	our ability to engage in cost-effective marketing efforts, including by way of maintaining relationships with third parties with which we have entered into alliances, and the recognition and strength of our various brands relative to those of our competitors.

Employees and Key Consultants

Our company has five full time employees and one part time employee.

Key consultants include (i) Integrity Media, Inc., who provides us with investor-relation services communication, press writing and interview preparation, (ii) Courtland Brooks, a consultant related to the business of internet and Mobile dating, (iii) Boardwalk Group, LLC for video production marketing and creative services, and (iv) Deep Forest Media, Inc. for direct iOS and Mobile advertising targeting, measurement and data mining services.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark, copyright and/or patent protection in the United States and other jurisdictions. We regard our intellectual property, including our software and trademark, as valuable assets and intend to vigorously defend them against infringement.

While there can be no assurance that registered patents, trademarks and copyrights will protect our proprietary information, we intend to file for protection and assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is an important part of our operating strategy.

Market Opportunity

As a whole, mobile applications create a socially connected experience while allowing users to push forward with personal goals to achieve, stay active or on the move and ultimately accessible at all times. Mobile dating is one of the fastest growing market segments in mobile communications, continuing to attract new users. A common problem faced across all age and demographic profiles, is the lack of time in each day. Easy, accessible and user driven technologies are replacing traditional avenues of meeting people by providing yet another way to embrace our “Do it all” and “Have it all” mobile - social generation.

Governmental Approval and Regulation

There are multiple governmental regulations related to how the Company will process, store, protect and use personal data in compliance with governmental regulations, contractual obligations and other obligations related to privacy and security.

Environmental Compliance

We are not subject to material federal, state or local laws or regulations governing the protection of the environment.

Insurance

We maintain a general business owner policy which includes general liability and business interruption insurance. However, we do not currently have any D&O or key person life insurance..

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," and elsewhere in this prospectus.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein.

Subsequent Events:

Subsequent to March 31, 2014 the Company obtained proceeds of $566,000 for various convertible debenture agreements (“Debentures”) entered into with face value totaling $566,000, with interest rates between 8% and 12% per annum and maturing between six months and one year from the dates of issuance. The principal and interest of the Debentures are convertible into common shares of the Company at various conversion rates as outlined in each agreement. The Company paid $61,500 in legal and other expenses in connection with these debentures.

Subsequent to the March 31, 2014, the Company settled the outstanding promissory note by transferring the Strong Creek and Iron Mountain Properties (see Note 3) to the promissory note holder.

Subsequent to March 31, 2014 the Company issued 20,487,515 shares in connection with conversion of convertible notes in the amount of $399,364.

Subsequent to March 31, 2014 the Company effected a 20:1 reverse stock split.

Subsequent to March 31, 2014, the Company entered into a Letter Agreement with Beaufort Capital Partners LLC, pursuant to which Beaufort agreed to loan up to $400,000 to the Company upon the Company’s written request. From June 25, 2014 to October 1, 2014, the loan may be made in monthly installments of One Hundred Thousand Dollars ($100,000) each and must be made within three (3) days of the receipt of the written request from the Company and evidenced by a Secured Promissory Note. Each Note shall be secured by a pledge of 8,000,000 shares of common stock of the Company provided by Copper Creek Holdings, LLC, pledged under the terms and conditions of a Stock Pledge Agreement.

Subsequent to March 31, 2014, the Company entered into an Investment Agreement with Beaufort Capital Partners LLC, pursuant to which the Company may issue and sell to Beaufort $2,500,000 of the Company’s fully registered, freely tradable common stock. The parties also entered into a Registration Rights Agreement dated June 25, 2014, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended. Pursuant to the agreements, the Company shall register the shares pursuant to a registration statement on Form S-1 (or on such other form as is available to the Company within 21 days of the execution of the agreements) The Investment Agreement was subsequently restated and amended to $5,000,000. In connection with the Investment Agreement, the Company issued 3,000,000 shares of common stock to an escrow agent. These shares are cancellable upon issuing the S-1 registration statement

Subsequent to March 31, 2014 the Company issued 6,446,429 shares of common stock for payment of services to various consultants and service providers.

Subsequent to March 31, 2014 the Company issued 40,202,745 shares of common stock on conversion of preferred stock.

Subsequent to March 31, 2014, the holders of Series A Preferred Stock plan to convert 7.06086% of the Series A Preferred Stock on or around July 28, 2014. Based on the current outstanding common stock of 64,414,048 shares, such percentage of Series A Preferred Stock would convert into 40,933,672 shares of common stock.

Corporate Overview

The Company was incorporated in the State of Nevada on June 5, 2007. The Company’s plan after its incorporation on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools. The Company produced nominal revenues of $4,855.

Effective June 15, 2011, the Company completed a merger with its subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in the Company’s name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.”

Also effective June 15, 2011, the Company effected a 37-to-1 forward stock split of its issued and outstanding common stock.  As a result, the Company’s authorized capital increased from 100,000,000 shares of common stock with a par value of $0.0001 to 3,700,000,000 shares of common stock with a par value of $0.0001 of which 5,151,000 shares of common stock outstanding increased to 190,587,000 shares of common stock. Subsequently, on June 20, 2011, the Company issued 2,100,000 shares of common stock pursuant to a private placement unit offering, increasing the number of shares of common stock outstanding to 192,687,000.

Pursuant to an asset purchase agreement dated January 18, 2014, iHookup-DE”, purchased the iHookup mobile application, its name, intellectual property, user database, certain domain names, and Apple developer from CheckMate for a purchase price of $293,750. iHookup-DE paid the purchase price by issuing 58,750 (1,175,000 pre-split) shares of its Series A Preferred Stock to CheckMate. Subsequent to the purchase, the assets were considered impaired, resulting in an impairment loss. On February 3, 2014, as part of the reverse acquisition transaction described below all outstanding Series A Preferred Stock of iHookup-DE held by CheckMate were converted into common stock of iHookup-DE at a ratio of 1-to-1.

Due to the Company’s inability to raise capital to further develop mining claims and pursue mineral exploration, the Company decided to exit the mining business and look for other opportunities. As previously reported in the Current Report on Form 8-K filed with the SEC on February 6, 2014, the Company entered into the Merger Agreement on February 3, 2014 with the Acquisition Sub and iHookup-DE, whereby iHookup-DE was the surviving entity and became the wholly-owned subsidiary of the Company. iHookup-DE’s former stockholders exchanged all of their 600,000 (12,000,000 pre-split) shares of outstanding common stock for 5,000,000 (50,000,000 pre-split) shares of the Company’s designated Series A Preferred Stock. Each share of the Company’s common stock entitles its holder to one (1) vote on each matter submitted to its stockholders. The holders of the Series A Preferred Stock are entitled to cast votes equal to nine (9) times the total number of shares of common stock which are issued and outstanding, voting together with the holders of common stock as a single class. The Series A Preferred Stock is convertible into nine (9) times the number of common stock outstanding until the closing of a Qualified Financing (i.e. the sale and issuance of our equity securities that results in gross proceeds in excess of $5,000,000). As a result of the transaction, the former stockholders of iHookup-DE received a controlling interest in the Company.

On April 11, 2014, the Company filed an Amended and Restated Articles of Incorporation with the Nevada Secretary of State and changed its name to “iHookup Social, Inc.” On April 29, 2014, FINRA approved the name change and assigned the Company a temporary trading symbol under “TFERD”. On May 26, 2014, the Company will begin trading under the symbol “HKUP”.

On April 29, 2014, FINRA also approved a 20 for 1 reverse stock split whereby 937,459,274 shares of the Company’s common stock then issued and outstanding, were exchanged for 46,872,964 shares of the Company’s common stock.

As used in this report from here on, the terms “we”, “us”, “our”, “our company” and “iHookup” mean iHookup Social, Inc., formerly known as Titan Iron Ore Corp., and its Delaware subsidiary, unless the context clearly indicates otherwise.

Our Current Business: GPS and Location Based Mobile Dating – Social Networking

iHookup’s business is the development and dissemination of a mobile-social application named “iHookup.” The application is designed to facilitate connections between people, recommend local destinations that facilitate “Hookups” and generally promote social interaction and engagement. The application utilizes the intelligence of global positioning system (“GPS”) and localized/proximity based technology to facilitate such interactions. It is a mobile application that intersects dating, social media and location based connections. Going forward, we expect to focus on this aspect of the business.

Making connections through online or mobile devices has become a dominant part of today’s mobile-social lifestyle, across various social circles, age groups, race, gender and demographics.  In the near future, we may integrate locally relevant content and special offers/discounts from brand advertisers and merchants to drive those seeking a “real life” connection or a “Hookup” to a physical location, event or venue (e.g. to plan a networking event, Hookup for a date, or Hookup for lunch, coffee or drinks, etc.).

Products/Services: iHookup Mobile Application

The iHookup application is a proximity-based or location-based social platform and discovery application that facilitates communication between two or more users (“iHookup application” or “application”). It utilizes the intelligence of GPS and localized recommendations for dating, friends, groups and organizations to expand existing social circles. It is available on the iOS platform and in iTunes stores world-wide. We offer a free version, a paid version and a subscription version. The free version allows users to browse through the application’s features and user profiles. The paid version which costs $0.99 to download, provides a trial of all subscription based services for a specified period of time, as determined by our marketing strategy. The subscription version allow users to send messages to each other and take advantage of any localized recommendations or offers with certain brands and merchants. The application also offers a “virtual currency” component, allowing users to purchase “in application” coin packs that activate virtual gifts and various service-based options (see subscription offers and pricing below – prices are subject to change and often do during this user acquisition phase our company is currently in):

Recurring Subscriptions	$8.99
1-Month	$14.99
3-Month	$24.99
6-Month	$44.99
Annual	$69.99
Coin Pack1	$4.99
Coin Pack2	$7.99
Coin Pack 3	$19.99

We are pursuing our growth in our current "dating vertical" market, as well as expanding our reach into the general audience category of "social networking."

In the near future, we may provide our users with "local" options of many kinds, enabling “social commerce” (i.e. using social media to promote the buying and selling of products and services) with mobile distribution of locally relevant content and special offers. We hope to bring together a dynamic opportunity for brands, advertisers and merchants to interact in new and innovative ways with the iHookup Social Network, while building customer loyalty, engagement and revenues.

We intend to build population density in our user base by engaging users with new features that are locally relevant and retain our user base through other enhanced engagement features. Through the potential introduction of “social commerce” revenue opportunities, we may add another layer of monetization to our revenue model (as discussed below in Revenues).

Revenue

Our revenue is derived primarily from download and subscription fees for our paid and subscription versions, as well as from users purchasing virtual “coins” to activate short term features, or deliver virtual gifts or “Ice Breakers” to a specified recipient. Additional revenue opportunities include the potential introduction of “social commerce” to our application, in which special discounts and incentives by merchants, brands and advertisers may be integrated into our location based technology (of which we would be paid upon the action or redemption of each offer).

The following table summarizes our revenue and related statistics for the quarter ended March 31, 2014

	January	February	March	Total Q1
	$	$	$	$
REVENUE	8,694	7,605	10,909	27,208
APPLE COST	2,608	2,282	3,272	8,162
NET REVENUE	6,086	5,323	7,637	19,046

STATISTICS
Downloads (Free and Paid)	7,406	6,547	16,599
Registered Users	120,148	124,588	137,743
# of In App Purchases	590	560	955

Registered Users consist of users (includes free, paid and subscribed) who have filled out a profile and created a username and password for our application. In-App Purchases consist of any purchases from within our application, which includes any virtual “coins” or subscriptions.

Results of Operations

For the three months ended March 31, 2014-iHookup Social, Inc.

Our net loss and comprehensive loss for our interim period ended March 31, 2014 are summarized as follows:

Three Months ended
Ended March 31, 2014

Revenue	$27,208
Total Operating Expenses	644,630
Loss From Operations	(617,422)
Other Income (Expenses)	(293,750)
Net Loss	(911,172)

Total revenue for the three months ended March 31, 2014 consisted of revenues from the downloading and follow-up subscriptions of the application.

Total operating expenses of $644,630 for the three months ended March 31, 2014 consisted primarily of general and administrative expenses of $296,758, accretion and interest on promissory notes of $240,718, product development of $63,273, and sales and marketing of $29,074.

Other income and expenses of $293,750 for the three months ended March 31, 2014 consisted of an impairment charge against an intangible asset acquired in connection with the application.

For the Years Ended December 31, 2013 and 2012 – Titan Iron Ore

Our cash as of December 31, 2013 was $18,005. As a result of our minimal amount of revenues and ongoing expenditures in pursuit of our business, we incurred net losses since our inception. For the period from inception (June 5, 2007) to December 31, 2013 we had operating revenues of $4,855 and incurred a net loss of $7,307,575. For the year ended December 31, 2013, our net loss was $2,869,622.

Our operating expenses for our fiscal years ended December 31, 2013 and 2012 and the changes between those periods for the respective items are summarized as follows:

Titan Iron Ore, Corp.
	Year Ended December 31, 2013	Year Ended December 31, 2012
	$	$
REVENUES	-	-

OPERATING EXPENSES
Advertising	-	2,653
General and administrative	625,737	586,421
Impairment of mineral acquisition costs	25,000	-
Accretion on promissory note	888,512	113,394
Financing costs	574,380	8,391
Interest expense	40,531	2,385
Investor relations	31,588	227,687
Professional fees	141,649	154,767
Mineral property exploration costs	34,567	164,564
Stock-based compensation	352,338	2,133,251
Travel	4,616	14,244

TOTAL OPERATING EXPENSES	2,718,918	3,407,757

Total operating expenses increased by 11% for the year ended December 31, 2013 compared to the same period ended December 31, 2012.  The increase in expenses over the prior year was due primarily to a charge for mineral acquisition costs and higher accretion on promissory notes, financing costs, and interest due to convertible debt financing. Offsetting these increases were lower mineral exploration costs, investor relations expense, and stock based compensation.

Liquidity and Capital Resources

Working Capital

For the three months ended March 31, 2014-iHookup Social, Inc.

	March 31, 2014	December 31, 2013
	(unaudited)	(audited)
Current Assets	$98,479	$--
Current Liabilities	820,441	16,109
Working Capital(Deficiency)	$(721,962)	$(16,109)

As of March 31, 2014, we had $85,979 in cash and $12,500 in prepaid expenses, as compared to $Nil as of December 31, 2013.

As of March 31, 2014, we had accounts payable of $327,520, as compared to $16,109 as of December 31, 2013. Our accounts payable increased due to the Merger with iHookup-DE.

As of March 31, 2014, we had current portion of convertible debentures of $168,505, as compared to $Nil as of December 31, 2013. Our convertible debentures increased due to the Merger with iHookup-DE.

As of March 31, 2014, we had current portion of promissory note of $324,416, as compared to $Nil as of December 31, 2013. Our current portion of promissory note increased due to the Merger with iHookup-DE.

For the Years Ended December 31, 2013 and 2012-Titan Iron Ore Corp.

Working Capital

	December 31, 2013	December 31, 2012
	(audited)	(audited)
Current Assets	$18,005	$145,433
Current Liabilities	$1,080,931	$196,525
Working Capital Deficiency	$(1,062,926)	$(51,092)

As of December 31, 2013, we had $18,005 in cash, as compared to $145,433 as of December 31, 2012. Our cash decreased due to operating expenses incurred during the period.

As of December 31, 2013, we had accounts payable of $296,539, as compared to $60,862 as of December 31, 2012. Our accounts payable increased due to a shortfall in financing to pay liabilities.

As of December 31, 2013, we had a current portion of promissory note of $257,911, as compared to 127,353 as of December 31, 2012. Our current portion of promissory note increased due to payments due under the Wyomex property acquisition.

As of December 31, 2013, we had accrued expenses to related parties of $129,193, as compared to $6,479 as of December 31, 2012. Our accrued expenses to related parties increased due to amounts due to officers.

We currently do not have sufficient capital to funds our needs for the next 12 months. We believe that we need a minimum of $900,000 in capital for the next twelve month period in order to fund our operations..

Cash Flows

For the three months ended March 31, 2014-iHookup Social, Inc.

Three months
Ended
March 31, 2014
Net Cash Provided by (Used in) Operating Activities	$(252,453)
Net Cash Provided by (Used in) Investing Activities	966
Net Cash Provided by (Used in) Financing Activities	337,466
Net Increase (Decrease) in Cash	$85,979

Net Cash Provided by (Used in) Operating Activities

Our cash used in operating activities of $252,453 for the three month period ended March 31, 2014 consisted primarily of a net loss of $911,172 offset by non-cash adjustments for impairment of $293,750 and accretion expense of $233,961.

Net Cash Provided by Investing Activities

Our cash provided by investing activities for the three month period ended March 31, 2014 was $966.

Net Cash Provided by Financing Activities

Our cash provided by financing activities of $337,966 for the three month period ended March 31, 2014 consisted primarily of net proceeds from convertible notes.

For the Years Ended December 31, 2013 and 2012-Titan Iron Ore Corp.

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Net Cash Provided by (Used in) Operating Activities	$(606,949)	$(983,734)
Net Cash Provided by (Used in) Investing Activities	(25,000)	(85,000)
Net Cash Provided by (Used in) Financing Activities	529,522	1,071,101
Net Increase (Decrease) in Cash	$(102,427)	$2,367

Operating Activities

Net cash used in operating activities decreased by 43% for our 12-month period ended December 31, 2013 compared to the same period in 2012.  The reason for the decrease is decreased cash operating expenses.

Investing Activities

Net cash used in investing activities decreased by 71% for our 12-month period ended December 31, 2013 compared to the same period in 2012.  The reason for the decrease is fewer payments on mineral properties.

Financing Activities

Net cash provided by financing activities decreased by 55% for our 12-month period ended December 31, 2013 compared to the same period in 2012.  The reason for the decrease is the reduction in private placement funding, partially offset by higher convertible notes.

Securities Purchase Agreements and Convertible Notes with Asher Enterprises, Inc.

As of February 24, 2014, our company entered into a securities purchase agreement (the “Asher SPA”) with Asher Enterprises Inc. (“Asher”), pursuant to which our company sold to Asher a $63,000 face value 8% Convertible Note (the “Asher Note”) with a term to November 26, 2014 (the “Asher Maturity Date”). Interest accrues daily on the outstanding principal amount of the Asher Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount of the Asher Note and interest is payable on the Asher Maturity Date. The Asher Note is convertible, in whole or in part, into common stock beginning six months after the issue date (February 24, 2014) (the “Issue date”), at the holder’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event our company prepays the note in full, our company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 60 days thereafter, (ii) 135% if prepaid 61 days following the closing through 90 days following the Issue Date, (iii) 140% if prepaid 91 days following the closing through 120 days following the Issue Date, (iv) 150% if prepaid 121 days following the Issue Date through 180 days following the Issue Date, and (v) 175% if prepaid 181 days following the Issue Date through the Asher Maturity Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the note becomes immediately due and payable. Should that occur our company is liable to pay the holder 150% of the then outstanding principal and interest. Asher does not have the right to convert the Note, to the extent that Asher and its affiliates would beneficially own in excess of 4.99% of our outstanding common stock. Asher has a right of first refusal to participate in future financings below $45,000 for a period of 12 months. The Company paid Asher $3,000 for its legal fees and expenses.

Securities Purchase Agreements and Convertible Redeemable Promissory Notes with LG Capital Funding LLC

On February 10, 2014, our company entered into a securities purchase agreement (the “LG SPA”) with LG Capital Funding LLC (“LG”), pursuant to which our company will sell a one-year, 8% Convertible Redeemable Note to LG ( the “LG Note”). LG has funded $25,000 at closing on February 10, 2014. The term of the LG Note is one year (the “LG Maturity Date”), upon which the outstanding principal amount for each funding is payable. Amounts funded plus interest under the LG Notes are convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 50% of the average of the two (2) lowest closing prices in the ten (10) trading days previous to the conversion. In the event our company prepays the note in full, our company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 90 days thereafter, and (ii) 140% if prepaid 91 days following the closing through 180 days following the Issue Date. There is no redemption after the 180th day following the date of this note. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable. The Company paid LG $1,500 for its legal fees and expenses, and paid a 3rd party broker a $2,500 commission.

In connection with the LG transaction, on February 10, 2014, 2014, our company issued an 8% Convertible Redeemable Promissory Note (the “LG Replacement Note”) to LG,  in the face amount of $13,483, with a term to February 6, 215 (the “LG Replacement Note Maturity Date”). Interest accrues daily on the outstanding principal amount of the Note at a rate per annual equal to 8% on the basis of a 365-day year. The LG Replacement Note was issued in exchange for the surrender by LG to our company of $12,500 of the face value of a 10% Convertible Promissory Note dated April 24, 2013, granted by our company in favor of the Morley Company Family Investment, LLLP  (the “Morley Note”). By virtue of a Debt Purchase Agreement dated February 10, 2014, LG purchased $13,483 of the Morley Note, and the parties agreed to exchange this amount of the Morley Note for the LG Replacement Note. Provided certain conditions are met, the LG Replacement Note and accrued interest is convertible into common stock at any time after the issuance date, at LG’s option, at a conversion price equal to a 50% discount to the average of the two lowest closing bid prices for the ten trading days prior to conversion. The Company has no right to prepay the LG Replacement Note in full or in part. On the occurrence of certain events, at the request of the holder, the Note is payable at 150% of face amount plus accrued and unpaid interest. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 24% per annum and the Note becomes immediately due and payable.

On February 17, 2014, The Company entered into a securities purchase agreement (the “LG SPA”) with LG Capital Funding LLC (“LG”), pursuant to which our company will sell a one-year, 8% Convertible Redeemable Note to LG ( the “LG Note”) with an effective date of February 17, 2014. LG has funded $21,000 at closing on February 20, 2014. The parties have agreed in writing to change the effective date of the LG SPA and LG Note to February 20, 2014. The term of the LG Note is one year (the “LG Maturity Date”), upon which the outstanding principal amount for each funding is payable. Amounts funded plus interest under the LG Notes are convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 50% of the average of the two (2) lowest closing prices in the ten (10) trading days previous to the conversion. In the event our company prepays the note in full, our company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 90 days thereafter, and (ii) 140% if prepaid 91 days following the closing through 180 days following the Issue Date. There is no redemption after the 180th day following the date of this note. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable. The Company paid LG $1,000 for its legal fees and expenses, and paid a 3rd party broker a $2,000 commission.

In connection with the LG transaction, on February 20, 2014, 2014, our company issued an 8% Convertible Redeemable Promissory Note dated February 17, 2014 (the “LG Replacement Note”) to LG, in the face amount of $50,000, with a term of one year (the “LG Replacement Note Maturity Date”). Interest accrues daily on the outstanding principal amount of the Note at a rate per annual equal to 8% on the basis of a 365-day year. The LG Replacement Note was issued in exchange for the surrender by LG to our company of $50,000 of the face value of a Convertible Promissory Note dated April 2, 2013, granted by our company in favor of the GCA Strategic Investment Fund, Limited (the “GCA Note”). By virtue of a Debt Purchase Agreement dated February 17, 2014, LG purchased $50,000 of the GCA Note on February 20, 2014, and the parties agreed to exchange this amount of the GCA Note for the LG Replacement Note. Provided certain conditions are met, the LG Replacement Note and accrued interest is convertible into common stock at any time after the issuance date, at LG’s option, at a conversion price equal to a 50% discount to the average of the two lowest closing bid prices for the ten trading days prior to conversion. The Company has no right to prepay the LG Replacement Note in full or in part. On the occurrence of certain events, at the request of the holder, the Note is payable at 150% of face amount plus accrued and unpaid interest. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 24% per annum and the Note becomes immediately due and payable.

As of March 18, 2014 (“Issue Date”), and with a closing date of March 21, 2014, our company entered into a securities purchase agreement (the “LG SPA”) with LG Capital Funding, LLC (“LG”), pursuant to which our company sold to LG a $50,000 face value 8% Convertible Note (the “LG Note”) with a term of twelve months (the “LG Maturity Date”). Interest accrues daily on the outstanding principal amount of the LG Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount and interest of the LG Note is payable on the LG Maturity Date. The LG Note is convertible into common stock beginning six months after the Issue Date, at the holder’s option, at a 50% discount to the lowest closing bid price of the common stock during the 15 trading day period prior to conversion. In the event our company prepays the LG Note in full, our company is required to pay off all principal, interest and any other amounts owing multiplied by 150% if prepaid during the period commencing on the Issue Date through 180 days thereafter. The Company may not prepay the LG Note after the 180th day following the Issue Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the LG Note becomes immediately due and payable. The Company paid LG $2,500 for its legal fees and expenses and paid a third party a $5,000 placement fee.

Securities Purchase Agreements and Convertible Redeemable Promissory Notes with GEL Properties LLC

On February 10, 2014, our company entered into a securities purchase agreement (the “GEL SPA”) with GEL Properties LLC (“GEL”), pursuant to which our company will sell a one-year, 8% Convertible Redeemable Note to GEL ( the “GEL Note”). GEL has funded $25,000 at closing on February 10, 2014. The term of the GEL Note is one year (the “GEL Maturity Date”), upon which the outstanding principal amount for each funding is payable. Amounts funded plus interest under the GEL Notes are convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 50% of the average of the two (2) lowest closing prices in the ten (10) trading days previous to the conversion. In the event our company prepays the note in full, our company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 90 days thereafter, and (ii) 140% if prepaid 91 days following the closing through 180 days following the Issue Date. There is no redemption after the 180th day following the date of this note. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable. The Company paid GEL $1,500 for its legal fees and expenses, and paid a 3rd party broker a $2,500 commission.

In connection with the GEL transaction, on February 10, 2014, 2014, our company issued an 8% Convertible Redeemable Promissory Note (the “GEL Replacement Note”) to GEL,  in the face amount of $13,483, with a term to February 6, 2015 (the “GEL Replacement Note Maturity Date”). Interest accrues daily on the outstanding principal amount of the Note at a rate per annual equal to 8% on the basis of a 365-day year. The GEL Replacement Note was issued in exchange for the surrender by GEL to our company of $12,500 of the face value of a 10% Convertible Promissory Note dated April 24, 2013, granted by our company in favor of the Morley Company Family Investment, LLLP  (the “Morley Note”). By virtue of a Debt Purchase Agreement dated February 10, 2014, GEL purchased $13,483 of the Morley Note, and the parties agreed to exchange this amount of the Morley Note for the GEL Replacement Note. Provided certain conditions are met, the GEL Replacement Note and accrued interest is convertible into common stock at any time after the issuance date, at GEL’s option, at a conversion price equal to a 50% discount to the average of the two lowest closing bid prices for the ten trading days prior to conversion. The Company has no right to prepay the GEL Replacement Note in full or in part. On the occurrence of certain events, at the request of the holder, the Note is payable at 150% of face amount plus accrued and unpaid interest. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 24% per annum and the Note becomes immediately due and payable

On February 17, 2014, The Company entered into a securities purchase agreement (the “GEL SPA”) with GEL Properties LLC (“GEL”), pursuant to which our company will sell a one-year, 8% Convertible Redeemable Note to GEL ( the “GEL Note”) with an effective date of February 17, 2014. GEL has funded $21,000 at closing on February 20, 2014. The parties have agreed in writing to change the effective date of the LG SPA and LG Note to February 20, 2014.  The term of the GEL Note is one year (the “GEL Maturity Date”), upon which the outstanding principal amount for each funding is payable. Amounts funded plus interest under the GEL Notes are convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 50% of the average of the two (2) lowest closing prices in the ten (10) trading days previous to the conversion. In the event our company prepays the note in full, our company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 90 days thereafter, and (ii) 140% if prepaid 91 days following the closing through 180 days following the Issue Date. There is no redemption after the 180th day following the date of this note. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable. The Company paid GEL $1,000 for its legal fees and expenses, and paid a 3rd party broker a $2,000 commission.

In connection with the GEL transaction, on February 20, 2014, 2014, our company issued an 8% Convertible Redeemable Promissory Note dated February 17, 2014 (the “GEL Replacement Note”) to GEL,  in the face amount of $50,000, with a term of one year (the “GEL Replacement Note Maturity Date”). Interest accrues daily on the outstanding principal amount of the Note at a rate per annual equal to 8% on the basis of a 365-day year. The GEL Replacement Note was issued in exchange for the surrender by GEL to our company of $50,000 of the face value of the GCA Note. By virtue of a Debt Purchase Agreement dated February 17, 2014, GEL purchased $50,000 of the GCA Note on February 20, 2014, and the parties agreed to exchange this amount of the GCA Note for the GEL Replacement Note. Provided certain conditions are met, the GEL Replacement Note and accrued interest is convertible into common stock at any time after the issuance date, at GEL’s option, at a conversion price equal to a 50% discount to the average of the two lowest closing bid prices for the ten trading days prior to conversion. The Company has no right to prepay the GEL Replacement Note in full or in part. On the occurrence of certain events, at the request of the holder, the Note is payable at 150% of face amount plus accrued and unpaid interest. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 24% per annum and the Note becomes immediately due and payable

Securities Purchase Agreement and Convertible Redeemable Promissory Note with Coventry Enterprises LLC

As of March 18, 2014 (“Issue Date”), and with a  closing date of March 20, 2014, our company entered into a securities purchase agreement (the “Coventry SPA”) with Coventry Enterprises LLC.,  (“Coventry”), pursuant to which our company sold to Coventry a $50,000 face value 8% Convertible Note (the “Coventry Note”) with a term of twelve months (the “Coventry Maturity Date”). Interest accrues daily on the outstanding principal amount of the Coventry Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount and interest of the Coventry Note is payable on the Coventry Maturity Date. The Coventry Note is convertible into common stock beginning six months after the Issue Date, at the holder’s option, at a 50% discount to the lowest closing bid price of the common stock during the 15 trading day period prior to conversion. In the event our company prepays the Coventry Note in full, our company is required to pay off all principal, interest and any other amounts owing multiplied by 150% if prepaid during the period commencing on the Issue Date through 180 days thereafter. The Company may not prepay the Coventry Note after the 180th day following the Issue Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the Coventry Note becomes immediately due and payable. The Company paid Coventry $2,500 for its legal fees and expenses.

Securities Purchase Agreement and Convertible Redeemable Promissory Notes with Beaufort Ventures PLC

On March 7, 2014 and with a closing date of March 11, 2014, The Company entered into a securities purchase agreement (the “Beaufort SPA”) with Beaufort Ventures, pursuant to which our company will sold a six month, 8% Convertible Redeemable Note to Beaufort Ventures (the “Beaufort Ventures Note”). On March 11, 2014, Beaufort Ventures funded $55,000 at closing.  The maturity date of the Beaufort Ventures Note is September 7, 2014 (the “Beaufort Maturity Date”), upon which the outstanding principal amount for the Beaufort Ventures Note is payable. Amounts funded plus interest under the Beaufort Venture Note are convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 58% of the lowest closing price in the ten (10) trading days previous to the conversion. However, if our company’s share price loses the bid at any time before September 7, 2014 (ex: .0001 on the ask price with zero market makers on the bid on level 2), loses DTC eligibility, or gets “chilled for deposit”, then the fixed conversion price resets to $.00001. In the event our company prepays the note in full, our company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 90 days thereafter, and (ii) 140% if prepaid 91 days following the closing through 180 days following the Issue Date. There is no redemption after the 180th day following the date of this note. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable.

In connection with the Beaufort Ventures transaction, on March 7, 2014, 2014, our company entered into the Beaufort Debt Purchase Agreement with Beaufort Ventures and GCA, whereby Beaufort Ventures agreed to assume $90,000 of the face value of the GCA Note on terms modified to be consistent with the Beaufort Ventures Note.

Subsequent to March 31, 2014 our company obtained proceeds of $195,000 for various convertible debenture agreements (“Debentures”) entered into with face value totaling $195,000, with interest rates between 8% and 12% per annum and maturing between six months and one year from the dates of issuance. The principal and interest of the Debentures are convertible into common shares of our company at various conversion rates as outlined in each agreement. The Company paid $18,750 in legal fees and other expenses in connection with the Debentures.

Securities Purchase Agreement with Ascendiant Capital Partners, LLC (Equity Line of Credit)

On October 18, 2012, the Company entered into a securities purchase agreement (the “Equity Line of Credit Agreement”) with Ascendiant Capital Partners, LLC (“Ascendiant”), as amended on January 9, 2013, February 19, 2013 and April 2, 2013, pursuant to which the Company may sell and issue to Ascendiant, and Ascendiant is obligated to purchase, up to $10,000,000 in value of its shares of common stock from time to time over a 36 month period.

The Company will determine, at its own discretion, the timing and amount of its sales of stock, subject to certain conditions and limitations. Shares will be priced to be the lesser of (i) 75% of the volume weighted average price on the date of delivery of the draw down notice and (ii) 75% of the closing price of the last transaction on the date of delivery of the draw down notice as long as such price is within the bid and offer at the close (if such transaction is not within the bid and offer at the close, then the next most recent transaction will be selected until one is located that is within the bid and offer at close). The maximum dollar amount as to each draw down is to be equal to (i) 20% of the average daily trading volume during the 7 trading days immediately prior to the date of the draw down notice, eliminating the 2 days with the greatest trading volume and the 2 days with the least trading volume, multiplied by (ii) the volume weighted average price on the trading day immediately prior to the date of the draw down notice; provided, however, no draw down can exceed $25,000. Only one draw down will be allowed on each trading day. The Company can terminate the equity line at any time.

Pursuant to the terms of the Equity Line of Credit Agreement, the Company agreed to issue the following shares of common stock (the “Commitment Shares”):

·	150,015 shares of common stock no later than 30 days following the agreement date (issued on October 22, 2012) and an additional 857,142 shares (issued on April 15, 2013);

·	On the trading day (the “Second Payment Date”) which is 30 calendar days following the agreement date, 173,913 shares of common stock, (issued on November 19, 2012);

·	On the trading day (the “Third Payment Date”) which is 30 calendar days following the agreement date, 818,930 shares of common stock (issued on January 10, 2013);

·	On the trading day (the “Fourth Payment Date”) in which the Company has received at least $1,000,000 in aggregate up on drawdowns, a number of shares of common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fourth Payment Date; and

·	On the trading day (the “Fifth Payment Date”) in which the Company has received at least $2,000,000 in aggregate up on drawdowns, a number of shares of common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fifth Payment Date.

At December 31, 2013, the fair value of the commitment shares issued of $165,916 for the First and Second Payment Dates, $163,980 for the value of the commitment shares for the Third Payment Date, and $62,440 for the value of the commitment shares for the Fourth Payment Date plus the direct expenses of $59,377 have been included in deferred financing costs and will be amortized over the Equity Line of Credit Agreement.

At December 31, 2013, direct expenses of $7,624 have been included in deferred financing costs and will be amortized over the Share Purchase Agreement.  On June 26, 2013, the registration statement was declared effective by the SEC.  On September 12, 2013 the Company issued 86,764 shares of common stock under the equity line at an average price of $0.0423 for proceeds of $3,671.

Securities Purchase Agreements (Debentures) - Marie Baier Foundation and Motivated Minds

On October 18, 2012, we entered into securities purchase agreements with two investors, pursuant to which we sold an aggregate of $235,300 face value in principal amount of 5% convertible debentures due October 18, 2013. In addition to the debentures, we issued an aggregate of 705,901 common stock purchase warrants with each warrant entitling the holder to acquire one share of our common stock at a price of $0.25 per share for three years. The investors paid us the aggregate subscription amount of $200,000 for the debentures and the warrants, which subscription amount was at a 15% discount from the principal amount of the debentures. For further information regarding the debentures, see the section titled “The Offering” in our Registration Statement on Form S-1 dated February 22, 2013. As of December 31, 2013 these notes have been fully paid and/or have been converted to commons stock.

Convertible Debentures

During the year ended December 31, 2013, the Company has entered into various convertible debenture agreements summarized as follows:

		Issuance	Principal	Discount	Carrying Value	Interest Rate	Maturity Date
a	)	15-Aug-13	15,500	1,928	13,572	8%	19-May-14
a	)	23-Aug-13	27,500	18,845	8,655	8%	27-May-14
a	)	1-Jul-13	42,500	13,929	28,571	8%	28-Mar-14
a	)	17-Oct-13	27,500	11,741	15,759	8%	16-Jul-14
b	)	4-Nov-13	15,000	9,542	5,458	6%	4-Nov-15
b	)	9-Dec-13	20,000	13,054	6,946	6%	5-Dec-15
c	)	9-Dec-13	33,159	21,644	11,515	8%	5-Dec-15
d	)	2-Apr-13	208,250	11,814	196,436	0%	2-Jan-13
e	)	2-Oct-13	76,500	28,501	47,999	12%	18-Sep-14
f	)	26-Jun-13	83,333	55,037	28,296	12%	26-Jun-14
f	)	26-Sep-13	27,778	25,682	2,096	12%	26-Sep-14
f	)	9-Dec-13	27,778	23,506	4,272	12%	9-Dec-14
g	)	4-Nov-13	15,000	7,077	7,923	8%	4-Nov-15
h	)	18-Sep-13	30,000	10,210	19,790	12%	18-Sep-14
			649,798	252,510	397,288

a)	The Company entered into several convertible promissory notes (“Asher Notes”) with Asher Enterprises Inc. (“Asher”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the average price of the lowest 5 day trading days during the 10 trading days preceding the conversion. The Asher Notes cannot be converted, to the extent that Asher Enterprises Inc. and its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 60 days beginning on the issuance date;
·	Outstanding principal multiplied by 135% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 61 days following the issuance date and ending on the date that is 90 days following the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 120 days following the issuance date;
·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 121 days following the issuance date and ending on the date that is 180 days following the issuance date;
·	Outstanding principal multiplied by 175% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the Asher Notes becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest.

b)	The Company entered into two convertible promissory notes (“GEL Notes”) with GEL Properties, LLC (“GEL”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the lowest closing bid price during the 5 trading days preceding the conversion. The GEL Notes cannot be converted, to the extent that GEL would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 90 days beginning on the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 180 days following the issuance date;
·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the GEL Notes becomes immediately due and payable.

c)	On October 18, 2012, The Company entered into a convertible bridge note (the “Baier Note”) with The Marie Baier Foundation (“The Foundation”) for $147,062. On December 9, 2013, the Company assigned $34,159 of principal and interest of the Baier Note to GEL Properties, LLC (“GEL”) and entered into a $34,159 convertible promissory note (the “GEL Note”) with GEL. Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the lowest closing bid price during the 5 trading days preceding the conversion. The GEL Notes cannot be converted, to the extent that GEL would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible note cannot be prepaid.

d)	On April 2, 2013, the Company entered into a convertible bridge note with GCA Strategic Investment Fund Limited. On December 31, 2013 the Company entered in a letter agreement with GCA Strategic Investment Fund Limited, in which the original maturity date of September 20, 2013 was extended to January 2, 2014. The remaining principal balance was agreed to be $218,000. During the year ended December 31, 2013, GCA converted $9,750 of the note leaving a principal balance of $208,250

The unpaid principal portion and accrued interest on the convertible bridge note is convertible in whole or in part as follows:

·	Conversion price per share equal to the lower of:
(i)	100% of the average price of the Company’s common stock for the 5 trading days preceding the conversion days
(ii)	70% of the daily average price of the Company’s common stock for the 10 trading days preceding the conversion date.
·	The holders must not convert more than 33 1/3% of the initial principal sum into shares of the Company’s common stock at a price below $0.08 per share during any calendar month.

Global does not have the right to convert the convertible bridge note, to the extent that Global and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock.

In the event the Company elects to prepay the convertible bridge note in full or in part, the Company is required to pay principal, interest and any other amounts owing multiplied by 130%. The convertible bridge note also contains a mandatory partial prepayment requirement should the Company obtain certain future net financings in excess of $300,000, and under other conditions.

e)	The Company entered into a convertible promissory note (“Hanover Note”) with Hanover Holdings I, LLC (“Hanover”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the lowest VWAP (“Variable Weighted Average Price”) price during the 5 trading days preceding the conversion. The Hanover Note cannot be converted, to the extent that Hanover would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

 The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 180 days beginning on the issuance date;
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the GEL Notes becomes immediately due and payable.

f)	During the period ended December 31, 2013 the Company entered into a one year promissory note with JMJ Financial. The total amount that may be borrowed is $275,000, which includes an upfront fee of 10%. No interest will be applied to the principal balance for the first 90 days after cash advance. After the first 90 days, an interest charge of 12% will be immediately applied to the principal and the 10% upfront fee.

On delivery of consideration, the lender may convert all or part of the unpaid principal and upfront fee into common stock at its sole discretion. All balances outstanding have a variable conversion price equal to the lesser of $0.07 or 60% of the market price. The market price is defined as the lowest trade price in the 25 days prior to the conversion date. The lender is limited to holding no more than 4.99% of the issued and outstanding common stock at the time of conversion.

After the expiration of 90 days following the delivery date of any consideration, the Company will have no right of prepayment.

g)	The Company entered into a convertible promissory note (“LG Note”) with LG Properties, LLC (“LG”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 50% of the average of the two lowest closing bid prices during the 5 trading days preceding the conversion. The LG Note cannot be converted, to the extent that LG would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 90 days beginning on the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 180 days following the issuance date;
·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the LG Notes becomes immediately due and payable.

h)	During the period ended December 31, 2013 the Company entered into a convertible debenture agreement with Magna LLC in the amount of $195,000.

The unpaid principal portion on the convertible debenture is convertible in whole or in part as follows at a conversion price equal to 80% of the average price of the Company’s common stock for the 5 trading days preceding the conversion day. The holders must not convert more than 300% of the average daily dollar volume  in the 10 day trading period ending on the day that the holder elects conversion.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Going Concern

At March 31, 2014, we had an accumulated deficit of $1,539,537 and incurred a net loss of $911,172, for the period ended March 31, 2014.  We expect to incur further losses in the development of our business, all of which casts substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.

We have generated minimal revenues and have incurred losses since inception. Accordingly, we will be dependent on future additional financing in order to finance operations and growth. We are considered an early stage company and has only focused on our current business in the iHookup application since December 3, 2013. Since we are an early stage company, there is no assurance that we will generate sufficient revenue to sustain our operations.

DESCRIPTION OF PROPERTY

Principal Office

Our executive offices are located at 125 East Campbell Ave, Campbell, California 95008, and we also lease an office at 1735 East Fort Lowell Road, Suite 9, Tucson, Arizona 85719. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Our registered agent is located at Nevada Agency and Transfer Company, 50 West Liberty Street Suite 880, Reno, Nevada 89501.

LEGAL PROCEEDINGS

On December 7, 2012, we filed suit in state court in Albany County, Wyoming against DSS Holdings LLC and Douglas Samuelson (“Samuelson”) to regain preliminary access to our Iron Mountain holdings. This road crosses Samuelson’s property. Samuelson has locked the gate across the road providing access to the Iron Mountain holdings and denied our repeated requests for access. The suit was filed in the District Court of the Second Judicial District in Wyoming, after negotiations between the parties were unsuccessful. Under Wyoming Statute§ 1-26-507, we hoped to gain access to our property in order to conduct studies and collect samples of iron ore from the existing Iron Mountain pit and stockpile in order to evaluate the suitability of these materials to meet the specifications of potential customers.

On February 11, 2013, our petition to use the road was denied. We pursued condemnation efforts and sought a second preliminary access hearing. We sent a letter to Samuelson as a requirement to condemn an easement over the road under Wyoming Statute§1-26-505 through 1-26-508 and have sent another letter as a precursor to a second preliminary access hearing. As of December 31, 2013, no further action is planned by the Company.

Other than the suit against DSS Holdings LLC and Samuelson, we know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our board of directors appoints our officers, and our officers hold office for such term as may be prescribed by our board of directors and until their successors are chosen and qualify, or until their death or resignation, or until their removal.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Robert Rositano	CEO, Secretary and Director	45	January 31, 2014
Dean Rositano	President, CTO and Director	42	January 31, 2014
Frank Garcia	CFO	56	June 30, 2011

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Robert Rositano, CEO, Secretary and Director:

Robert Rositano is a serial entrepreneur with more than twenty years of experience in technology and bringing in more than $60 million in liquidity events for the companies he has founded and/or managed. Prior to founding iHookup, Robert Rositano was the third employee at Netcom Online Communications, Inc., an internet service provider which quickly reached 500,000 subscribers. He was involved in taking Netcom Online Communications, Inc. public in 1993, and the company eventually merged into Earthlink and AT&T Canada. Robert Rositano has co-founded a number of successful ventures, including Simply Internet, Inc., Nettaxi.com, America’s Biggest, Inc., Zippi Networks, Inc. (an eBay partner) and Checkmate Mobile, Inc. (“CMI”). He has also authored one of the first Web Directory’s for Macmillan Publishers.

From 2006-2010, Robert Rositano worked as Chief Executive Officer of Zippi Networks, Inc. Zippi Networks, Inc. created a home-based business system that allowed users to become certified eBay sellers and earn commission by selling items on eBay for others. Zippi Networks, Inc. supplied its users with everything one would need to begin a home-based business as an eBay seller, including but not limited to, certain training, materials, uniforms, processes and software. Robert Rositano was responsible for its day-to-day operations and overseeing the development of eBay seller applications for the web, as well as mobile applications for windows and iPhone devices. He was also in charge of fundraising, and raised over $2 million for Zippi Networks, Inc. In 2010, Robert Rositano became Chief Executive Officer of CMI, which developed mobile applications on a work-for-hire basis as well as incubated creative concepts conceived among a core group of product managers, graphic designers and mobile developers. CMI has successfully developed apps for the education market (e.g. released Cloud9 Learning to Brigham Young University with a pilot of over 7,000 students), cause-related or donation style apps, apps used by restaurants and bars, etc. Robert Rositano will continue his role at CMI while serving as a director and officer of Titan and iHookup.

Robert Rositano is well qualified as a director, and the Chief Executive Officer and Secretary of Titan and iHookup due to his twenty years of experience working with high technology companies, many of which have been in the social media or internet community space and directly relate to the iHookup mobile app. He has extensive experience in successfully raising capital, managing and growing teams of people in the areas of product development, internet / mobile marketing, and IT, as well as architecting, building, scaling and launching high volume consumer products, from internet websites to mobile applications.

Dean Rositano, President, CTO and Director:

With over fifteen years of experience in executive management, Internet architecture, mobile technologies, high volume server architectures, and general high technology operations, Dean Rositano has successfully assisted in the raising of over $40 million in both private and public transactions. Prior to iHookup Social, Inc., Dean Rositano co-founded CMI, Latitude Venture Partners, LLC, Zippi Networks, Inc., America’s Biggest, Inc., and most notably, was the co-founder and president and CTO of Silicon Valley-based Nettaxi.com, which went public in 1998 when it quickly reached a valuation of over $600 million. With over three million unique visitors daily and a top five worldwide, website rank, Dean Rositano was responsible for designing, architecting, and scaling the Nettaxi server infrastructure from zero to over 10 million visitors per day.

From 2006-2010, Dean Rositano worked as President and Chief Technology Officer of Zippi Networks, Inc. Zippi Networks, Inc. created a home-based business system that allowed users to become certified eBay sellers and earn commission by selling items on eBay for others. Zippi Networks, Inc. supplied its users with everything one would need to build a home-based business as an eBay seller, including but not limited to, certain training, materials, uniforms, processes and software. Dean Rositano was responsible for its day-to-day operations and overseeing the development of eBay seller applications for the web, as well as mobile applications for windows and iPhone devices. In 2010, Dean Rositano became President and Chief Technology Officer of CMI, which developed mobile applications on a work-for-hire basis as well as incubated creative concepts conceived among a core group of product managers, graphic designers and mobile developers. CMI has successfully developed apps for the education market (e.g. released Cloud9 Learning to Brigham Young University with a pilot of over 7,000 students), cause-related or donation style apps, apps used by restaurants and bars, etc. Dean Rositano will continue his role at CMI while serving as a director and officer of Titan and iHookup.

Dean Rositano is well qualified as a director and the President and Chief Technology Officer of Titan and iHookup due to his twenty years of experience working with high technology companies, many of which have been in the social media or internet community space and directly relates to the iHookup mobile app. He has extensive experience in successfully raising capital, managing and growing teams of people in the areas of product development, internet / mobile marketing, and IT, as well as architecting, building, scaling and launching high volume consumer products, from internet websites to mobile applications.

Frank Garcia, CFO:

Frank Garcia from 2007 to the present has worked as Accounting Manager for Kriyah Consultants LLC providing accounting services for mining exploration companies. From 1997 to 2006, Mr. Garcia was employed in senior management positions by Misys PLC, a global software and solutions company serving customers in international banking and securities, international healthcare, and UK retail financial services. Prior to 1997 Mr. Garcia held executive positions with CEMEX, a world leader in the construction materials industry. Mr. Garcia is currently the CFO of a publicly-traded mining exploration company-- Zoro Mining Corp. (OTCBB: ZORM). Mr. Garcia received his Bachelor of Science –Business Administration—Major in Accounting from the University of Arizona in 1981.

We believe Mr. Garcia is qualified to serve as an officer because he brings significant company knowledge as well as business and public company experience to our company.

Family Relationships

Robert Rositano, age 45, and Dean Rositano, age 42, are brothers.

Involvement in Certain Legal Proceedings

During the past ten years, our directors and executive officers above have not been involved in any of the following events:

•	a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•	being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business;

•	being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

•	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflict of Interest

There are several related party transactions reported within this annual report. All conflicts of interests between such related parties have been duly approved by the required board and/or shareholder approvals. Please see below for further disclosure:

Dean Rositano and Robert Rositano are both directors and the 19.3% stockholders of CMI. At CMI, Dean Rositano also serves as President and Chief Technology Officer, while Robert Rositano serves as Chief Executive Officer. They will both continue their respective roles at CMI while serving as directors and officers of Titan and iHookup.

CMI sold the iHookup mobile app to iHookup Social, Inc. for a purchase price of $293,750. iHookup Social, Inc. paid the purchase price by issuing 1,175,000 shares of its Series A Preferred Stock, priced at $0.25/share, to CMI.

Dean Rositano and Robert Rositano are both directors and stockholders of iHookup. At iHookup, Dean Rositano also serves as President and Chief Technology Officer, while Robert Rositano serves as Chief Executive Officer and Secretary. The majority stockholder of iHookup is Copper Creek Holdings, LLC, a Nevada limited liability company owned and managed by Robert Rositano and his wife, Stacy Rositano.

Pursuant to the Merger Agreement dated January 31, 2014 by and between iHookup Social, Inc. and Titan, Titan’s Series A Preferred Stock consists of the following: 4,510,400 shares owned by Dean Rositano, 4,510,400 shares owned by Robert Rositano, 36,083,350 shares owned by Copper Creek Holdings, LLC, and 4,895,850 shares owned by CMI. Such Series A Preferred Stock shall be convertible into the number of shares of common stock which equals nine times the total number of shares of common stock which are issued and outstanding at the time of conversion until the closing of a Qualified Financing (i.e. sale and issuance of equity securities of Titan that results in gross proceeds to Titan in excess of five million dollars ($5,000,000)).

As described above, Dean Rositano and Robert Rositano have both been appointed directors and officers of Titan. Dean Rositano will also serve as President and Chief Technology Officer, while Robert Rositano will serve as Chief Executive Officer and Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities with the Securities and Exchange Commission and to provide us with copies of those filings.  Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during year ended December 31, 2013 all filing requirements applicable to our executive officers and directors, and persons who own more than 10% of our common stock were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Andrew Brodkey	Nil	Nil	N/A
Frank Garcia	Nil	Nil	N/A
Dr. David Hackman	Nil	Nil	N/A
Dr. Ronald Richman	Nil	Nil	N/A

Code of Ethics

We have not yet adopted a Code of Ethics. We believe that due to our size of our management, we do not currently require a code of ethics.

Committees of the Board

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Currently, we do not have an audit committee, compensation committee or nominating and corporate governance committee and do not have an audit committee financial expert. Our board of directors currently intends to appoint various committees in the future.

Nominating and Corporate Governance Committee

We do not have a nominating and corporate governance committee. Our board of directors performed the functions associated with a nominating committee. Generally, nominees for directors are identified and suggested by the members of our board of directors or management using their business networks. Our board of directors has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. We have elected not to have a nominating committee because we are an exploration stage company with limited operations and resources.

Our board of directors does not have a written policy or charter regarding how director candidates are evaluated or nominated for our board of directors. Additionally, our board of directors has not created particular qualifications or minimum standards that candidates for our board of directors must meet. Instead, our board of directors considers how a candidate could contribute to our business and meet our needs and those of our board of directors. As we are an exploration stage company, our board of directors will not consider candidates for director recommended by our stockholders, and we have received no such candidate recommendations from our stockholders.

Compensation Committee

We currently do not have a compensation committee. However, our board of directors may establish a compensation committee once we are no longer in the exploration stage, which would consist of inside directors and independent members. Until a formal committee is established, our board of directors will continue to review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation.

Audit Committee

We currently do not have an audit committee. However, our board of directors may establish an audit committee once we are no longer in the exploration stage, which would consist of inside directors and independent members.

Until a formal committee is established, our board of directors will continue to perform the functions of an audit committee.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K issued by the United States Securities and Exchange Commission.

We believe that our entire board of directors is capable of analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues reasonably expected to be raised by our company. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2013;

(b)	each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2012 who had total compensation exceeding $100,000; and

who we will collectively refer to as the named executive officers, for the years ended December 31, 2013 and 2012, are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) 1	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Andrew Brodkey Former President, Secretary, Treasurer & Director 2	2013 2012	206,498 185,686	Nil Nil	Nil Nil	65,846 844,895	Nil Nil	Nil Nil	Nil Nil	273,344 1,030,581
Frank Garcia Chief Financial Officer 2	2013 2012	93,659 50,446	Nil Nil	Nil Nil	19,754 279,316	Nil Nil	Nil Nil	Nil Nil	113,413 329,762
Dr. David Hackman Former VP of Explorations2	2013 2012	72,000 72,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	72,000 72,000

1	The amounts reported for option awards and any other equity-based awards represent the grant date fair value, computed in accordance with ASC Topic 718.

2	Messrs. Brodkey, Garcia and Hackman were appointed as officers on June 30, 2011. Messrs. Brodkey and Hackman resigned on January 31, 2014.

Compensation for Executive Officers and Directors

Compensation arrangements for our named executive officers and directors are described below.

Employment Agreement – Andrew A. Brodkey

Effective June 30, 2011, we entered into an employment agreement with Andrew A. Brodkey to serve as President and Chief Executive Officer of our company for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement.  Mr. Brodkey resigned effective January 31, 2014. Mr. Brodkey’s duties included the duties and responsibilities for our company’s corporate and administration offices and positions as set forth in our company’s and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Mr. Brodkey. Under the agreement, Mr. Brodkey received monthly remuneration at a gross rate of $15,000 with such increases as our board of directors may approve. Mr. Brodkey was also entitled to receive and did receive 2.4 million options to purchase shares of our common stock pursuant to our Stock Option Plan which has been approved by our directors.

Consulting and Payroll Agreements – Kriyah Consultants LLC

Effective June 30, 2011, we entered into consulting agreements with Kriyah Consultants LLC, a company managed by Andrew Brodkey, whereby Kriyah was paid a consulting fee of $2,500 per month to:

(a)	provide office space, office equipment, utilities, phones and furniture;

(b)	employ secretarial, bookkeeping, accounting, recordkeeping, legal compliance and related personnel;

(c)	advise our company regarding financial planning, corporate development, and corporate governance;

(d)	provide instructions and directions to our company’s legal counsel, accountants and auditors; and

(e)	ensure that all accounting records are maintained to meet generally accept accounting principals and quarterly and annual reports are prepared and filed to meet regulatory requirements.

The Kriyah agreement also provided that our company would reimburse Kriyah for its proportionate share of all expenses incurred with respect to the operation of the administration of our company, including but not limited to, our company’s allocable share of Kriyah’s office rent, office equipment, employee and contractor wages and benefits, phones and other office operational costs (such allocable share to be determined according to the number of like clients being serviced by Kriyah at its Tucson location). Also under this agreement, Kriyah provided the services of Frank Garcia as CFO.

In addition to the consulting agreement, our company entered into a payroll services agreement with Kriyah, whereby Kriyah agreed to administer the payroll health insurance benefits to be provided by our company to Mr. Brodkey as contemplated in the employment agreement with Mr. Brodkey. Such payroll services include administering payroll deductions, unemployment compensation, social security taxes and workers compensation and any other withholdings or payroll related payments required under applicable law.

Kriyah Consultants LLC went out of business on December 31, 2013 effectively ending the contract.

Consulting Agreement – David Hackman

Effective June 30, 2011, we entered into a consulting agreement with Sage Associates, Inc. whereby Sage through its owner, Dr. David Hackman, served as our company’s Vice President, Exploration, provided and performed for the benefit of our company certain geological advisory services as requested by our company. Under the agreement, Sage received monthly compensation at a gross rate of $6,000.  In addition to any fees payable to Sage under the agreement, we agreed to promptly reimburse Sage within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses incurred in performing the services under the agreement, which are approved by our company. Dr. Hackman resigned effective January 31, 2014.

Outstanding Equity Awards at Fiscal Year-End of Named Executive Officers

The following table sets forth for each named executive officer and former officer and certain information concerning the outstanding equity awards as of December 31, 2013:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Andrew Brodkey	1,000,000	Nil	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Andrew Brodkey	800,000	Nil	Nil	$0.20	06/22/2022	Nil	Nil	Nil	Nil
Andrew Brodkey	1,000,000	Nil	Nil	$0.067	06/25/2023	Nil	Nil	Nil	Nil
Frank Garcia	300,000	Nil	Nil	$0.067	06/25/2023	Nil	Nil	Nil	Nil
Frank Garcia	400,000	Nil	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Dr. David Hackman	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Director Compensation

The following table sets forth for a former director certain information concerning his compensation for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald Richman	24,000	Nil	19,754	Nil	Nil	Nil	43,754

Outstanding Equity Awards at Fiscal Year-End for former director

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ronald Richman	750,000	Nil	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Ronald Richman	200,000	Nil	Nil	$0.20	06/22/2022	Nil	Nil	Nil	Nil
Ronald Richman	300,000	Nil	Nil	$0.067	06/25/2023	Nil	Nil	Nil	Nil

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of March 27, 2014 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

The following tabulation shows, as of the Record Date, the number of shares of capital stock owned beneficially by: (a) all persons known to be the holders of more than five percent (5%) of voting securities, (b) Directors, (c) Executive Officers and (d) all other Officers and Directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

	(a) Holders Over 5%

Series A preferred	Robert A Rositano Jr.	22,552,075 (1)	Direct	45.10%
	3846 Moanna Way,
	Santa Cruz, CA 95062

Series A preferred	Dean Rositano 126 Sea Terrace Way, Aptos, CA 95003	4,510,400	Direct	9.02%

Series A preferred	Checkmate Mobile, Inc. 125 E. Campbell Ave., Campbell,- California 95008	4,895,850	Direct	9.79%

Series A preferred	Copper Creek Holdings, LLC (2) 7960 B Soquel Dr., Suite #146 Aptos, CA 95003	36,083,350	Direct	72.17%
	- Robert Rositano	18,041,675		36.085%
	- Stacy Rositano	18,041,675		36.085%

	(b) Directors

Series A preferred	Robert A Rositano Jr.	22,552,075 (1)	Direct and	45.10%
	3846 Moanna Way,		Indirect
	Santa Cruz, CA 95062

Series A preferred	Dean Rositano	4,510,400	Direct	9.02%
	126 Sea Terrace Way,
	Aptos, CA 95003

	(c) Executive Officers

Series A preferred	Robert Rositano, Jr. and Dean Rositano as named above

Series A preferred	(d) Officers and Directors as a Group for preferred stock	27,062,475 (1)	Direct and Indirect	54.12%

(1)	Includes the shares beneficially owned by Robert Rositano through Copper Creek Holdings, LLC.
(2)	Copper Creek Holdings, LLC is owned and managed by Robert Rositano and his wife Stacy Rositano, thus each may be deemed to beneficially own half of the interest of Copper Creek Holdings, LLC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

(a)	Executive Officers

common stock	Frank Garcia Tucson, AZ	1,540,000	Direct (2)	0.2%

(b)	Officers and Directors as a Group for common stock	1,540,000	Direct (2)	0.2%

(1)	Based on 34,479,597 of common stock issued and outstanding as of March 31, 2014.

(2)    Includes 700,000 vested stock options.

Changes in Control

On February 3, 2014, the Company completed a merger with iHookup Social, Inc., a Delaware corporation (“iHookup”) pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated January 31, 2014. Pursuant to the Merger Agreement, the Company incorporated a new subsidiary called iHookup Operations Corp, a Delaware corporation, which merged with and into iHookup causing the subsidiary’s separate existence to cease and iHookup to become a wholly-owned subsidiary of the Company. iHookup’s stockholders exchanged all of their twelve million (12,000,000) shares of outstanding common stock for fifty million (50,000,000) shares of the Company’s newly designated Series A Preferred Stock. As a result of the transaction, the former iHookup stockholders received a controlling interest in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons

Other than as disclosed below, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any person who acquired control of our company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of Titan Iron Ore Corp.; and

(iv)	Any immediate family member (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

During the year ended December 31, 2011 the Company advanced $25,000 to a management firm managed by the Company’s former CEO. During the twelve months ended December 31, 2013 the Company advanced $10,000 to this management firm and the management firm provided expense detail which was recorded as general and administrative expense.

During the twelve months ended December 31, 2013 the Company incurred $30,000 in management fees (2012: $30,000) to the management firm managed by the Company’s CEO with such costs being recorded as general and administrative costs.

During the twelve months ended December 31, 2013 the Company incurred $420,965 in management fees to officers and directors of the Company (2012: $366,161) with such costs being recorded as general and administrative costs. As at December 31, 2013, the Company owed $129,193 to officers for unreimbursed expenses and accrued management fees (December 31, 2012: $6,479).

The above transactions were recorded at their exchange amounts, being the amounts agreed by the related parties.

There are several related party transactions reported within this annual report. All conflicts of interests between such related parties have been duly approved by the required board and/or shareholder approvals. Please see below for further disclosure:

Dean Rositano and Robert Rositano are both directors and the 19.3% stockholders of CMI. At CMI, Dean Rositano also serves as President and Chief Technology Officer, while Robert Rositano serves as Chief Executive Officer. They will both continue their respective roles at CMI while serving as directors and officers of Titan and iHookup.

CMI sold the iHookup mobile app to iHookup Social, Inc. for a purchase price of $293,750. iHookup Social, Inc. paid the purchase price by issuing 1,175,000 shares of its Series A Preferred Stock, priced at $0.25/share, to CMI.

Dean Rositano and Robert Rositano are both directors and stockholders of iHookup. At iHookup, Dean Rositano also serves as President and Chief Technology Officer, while Robert Rositano serves as Chief Executive Officer and Secretary. The majority stockholder of iHookup is Copper Creek Holdings, LLC, a Nevada limited liability company owned and managed by Robert Rositano and his wife, Stacy Rositano.

Pursuant to the Merger Agreement dated January 31, 2014 by and between iHookup Social, Inc. and Titan, Titan’s Series A Preferred Stock consists of the following: 4,510,400 shares owned by Dean Rositano, 4,510,400 shares owned by Robert Rositano, 36,083,350 shares owned by Copper Creek Holdings, LLC, and 4,895,850 shares owned by CMI. Such Series A Preferred Stock shall be convertible into the number of shares of common stock which equals nine times the total number of shares of common stock which are issued and outstanding at the time of conversion until the closing of a Qualified Financing (i.e. sale and issuance of equity securities of Titan that results in gross proceeds to Titan in excess of five million dollars ($5,000,000)).

As described above, Dean Rositano and Robert Rositano have both been appointed directors and officers of Titan. Dean Rositano will also serve as President and Chief Technology Officer, while Robert Rositano will serve as Chief Executive Officer and Secretary.

Director Independence

Our common stock is quoted on the OTCQB Bulletin Board operated by the Financial Industry Regulatory Authority and on the over-the-counter market operated by Pink OTC Markets Inc., which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation. Under that definition of independent director, we only have one independent director as of December 31, 2013, Ronald Richman.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 10,000,000,000 shares of $0.0001 par value common stock and 50,000,000 of preferred stock. All common stock shares have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company. Holders of our common stock are entitled to receive such dividends as our Board may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board and will be subject to limitations imposed under Nevada law.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock. 5,000,000 are issued and outstanding.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB Bulletin Board of Financial Industry Regulatory Authority under the symbol “TFER”. In light of our new business focus, we are changing our trading symbol to “HKUP.”

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTCQB Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
December 31, 2013	$0.03	$0.0008
September 30, 2013	$0.09	$0.02
June 30, 2013	$0.18	$0.06
March 31, 2013	$0.29	$0.14
December 31, 2012	$1.13	$0.18
September 30, 2012	$0.53	$0.20

On March 31, 2014, the closing price of our common stock as reported by the OTC Bulletin Board was $0.0017 per share.

Transfer Agent

Our shares of common stock are issued in registered form.  Our transfer agent is Nevada Agency and Transfer Company, 50 West Liberty Street Suite 880, Reno, Nevada 89501, phone (775) 322-0626.

Holders of Our Common Stock

As of July 24 2014, there were 26 registered holders of record of our common stock. As of such date, 104,616,793 shares of our common stock were issued and outstanding.

Dividends

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors.  We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans

Effective November 22, 2011 our board of directors adopted and approved our stock option plan. The purpose of the stock option plan is to enhance the long-term stockholder value of our company by offering opportunities to directors, key employees, officers, independent contractors and consultants of our company to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company’s growth and success, and to encourage them to remain in the service of our company. A total of 9,947,400 shares of our common stock are available for issuance under the stock option plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan
Equity compensation plans approved by security holders	Nil	Nil	Nil
Equity compensation plans not approved by security holders	6,650,000	$0.55	3,297,400
Total	6,650,000	$0.55	3,297,400

Recent Sales of Unregistered Securities

Since the beginning of our fiscal year ended December 31, 2012, we have not sold any equity securities that were not registered under the Securities Act of 1933 that were not previously reported in an annual report on Form 10-K, in a quarterly report on Form 10-Q or in a current report on Form 8-K.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Reports to Stockholders

We have filed all necessary periodic reports, and other information with the SEC. We have provided annual reports to our stockholders containing audited financial statements.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Our most current audited consolidated financial statements for the period from inception to December 31, 2013 from inception are included in this prospectus have been so included in reliance on the reports of Manning Elliott LLP, 11th Floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Matthew McMurdo, Esq.

28 West 44th Street, 16th Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number ___________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

iHookup Social, Inc.

125 East Campbell Ave

Campbell, CA 95008, Telephone: (855) 473-8473

IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

December 31, 2013

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

iHookup Social Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of iHookup Social Inc. (a Development Stage Company) as of December 31, 2013 and the related statements of operations, cash flows and stockholders' equity for the period from inception on December 2, 2013 to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iHookup Social Inc. (a Development Stage Company) as of December 31, 2013, and the results of its operations, cash flows and stockholders' equity for the period from inception on December 2, 2013 to December 31, 2013 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 14, 2014

F-2

 IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

(Expressed in US dollars)

ASSETS	December 31, 2013

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$16,109

Total Current Liabilities	16,109

Total Liabilities	16,109

Nature of business and going concern (Note 1)
Subsequent events (Notes 1 and 5)

STOCKHOLDERS' EQUITY
40,000,000 (Note 3) Common stock, 30,000,000 shares authorized at par value of $0.0001, 10,825,000 shares issued and outstanding (Note 3)	1,083
Preferred stock, 10,000,000 shares authorized	-
Additional paid in capital	3,917
Stock subscriptions receivable (Note 3)	(5,000)
Deficit	(16,109
Total Stockholders' Equity	(11,109)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$-

The accompanying notes are an integral part of the financial statements.

F-3

 IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

 STATEMENT OF COMPREHENSIVE LOSS

(Expressed in US dollars)

Period from inception on December 2, 2013 to December 31, 2013
$
REVENUES	-

OPERATING EXPENSES
Professional Fees	16,109

TOTAL OPERATING EXPENSES	16,109

LOSS FROM OPERATIONS	(16,109)

OTHER INCOME (EXPENSES)
Other income (expenses)	-

NET LOSS AND COMPREHENSIVE LOSS	(16,109)

BASIC AND DILUTED LOSS PER SHARE	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	10,825,000

The accompanying notes are an integral part of the financial statements.

F-4

 IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM DECEMBER 2, 2013 (INCEPTION) TO DECEMBER 31, 2013

(Expressed in US dollars)

	Common # Stock (Note 4)	Common Stock Amount	Additional Paid-in Capital	Stock Subscriptions Receivable	Accumulated Deficit	Total
Balance, December 2, 2013 (Inception)	-	$-	$-		$-	$-

Common Stock issued for cash
at $0.00046189 per share	10,825,000	1,083	3,917	(5,000)	-	-

Net loss for the period ended
December 31, 2013	-	-	-	-	(16,109)	(16,109)

Balance, December 31, 2013	10,825,000	1,083	3,917	(5,000)	(16,109)	(16,109)

The accompanying notes are an integral part of the financial statements.

F-5

 IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

 STATEMENT OF CASH FLOWS

(Expressed in US dollars)

Period from inception on December 2, 2013 to December 31, 2013
Cash Flows from Operating Activities:
Net loss	$(16,109)

Changes in Operating Assets and Liabilities
Increase (decrease) in accounts payable	16,109
Net Cash Provided by (Used in) Operating Activities	-

Net Increase (Decrease) in Cash	-

Cash– Beginning	-

Cash– Ending	$-

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of the financial statements.

F-6

Notes to the Financial Statements

1.  NATURE OF BUSINESS AND GOING CONCERN

iHookup Social, Inc. (a development stage company) (the Company) was incorporated in the State of Delaware on December 2, 2013 with authorized share capital consisting of 30,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. On December 3, 2013, the Company issued 10,825,000 shares of common stock to three shareholders for gross proceeds of $5,000 which had not been received by the Company on December 31, 2013.

Subsequent to the period end on January 18, 2014, the Company designated 4,000,000 shares of its authorized 10,000,000 shares of Preferred Stock as “Series A Preferred Stock”. Each share of Series A Preferred Stock is convertible into such number of shares of common stock as is determined by dividing the Series A Original Issue Price by $0.25.

Pursuant to an Asset Purchase Agreement dated January 18, 2014, the Company purchased a mobile app from a related party. The Company paid the purchase price by issuing 1,175,000 shares of its Series A Preferred Stock. Immediately prior to the completion of the Merger Agreement, the 1,175,000 shares of Series A Preferred Stock were converted into 1,175,000 shares of common stock on a 1:1 basis.

The Company’s business plans are for the development and dissemination of a "proximity based" mobile social media application that facilitates connections between people, utilizing the intelligence of GPS and localized recommendations. Going forward, the Company plans to focus on this aspect of the business.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which implies that the Company would continue to realize its assets and discharge its liabilities in the normal course of business. As at December 31, 2013 the Company has a working capital deficiency of $16,109 and has accumulated losses of $16,109.These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability raise necessary financing from operations and from sales of its stock financings. The financial statements do not include any adjustments to the recoverability and classification of the recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of these statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.

F-7

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Comprehensive Loss

ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. During the period ended December 31, 2013 the Company had no items that represent other comprehensive income.

Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by ASC 820, must maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. At December 31, 2013 the Company does not have any financial instruments and is not exposed to significant interest, currency or credit risks.

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Recent Accounting Pronouncements

Foreign Currency Matters

In March 2013, ASC guidance was issued related to Foreign Currency Matters to clarify the treatment of cumulative translation adjustments when a parent sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. The updated guidance also resolves the diversity in practice for the treatment of business combinations achieved in stages in a foreign entity. The update is effective prospectively for the Company’s fiscal year beginning January 1, 2014. The Company does not expect the updated guidance to have an impact on the financial position, results of operations or cash flows.

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-8

3.  COMMON STOCK AND STOCK SUBSCRIPTIONS RECEIVABLE FROM RELATED PARTIES

The Company is authorized to issue 30,000,000 shares with par value of $0.0001.

During the period ended December 31, 2013 2,165,000 shares of common stock were issued to two directors and officers of the Company for an aggregate amount of $1,000. The amount owing to the Company from these officers and directors as of December 31, 2013 was $1,000.

During the period ended December 31, 2013 the Company sold and issued 8,660,000 shares of common stock to a company controlled by an officer and director for an aggregate amount of $4,000 and $4,000 was owing and payable to the Company as of December 31, 2013.

The above transactions were recorded at their exchange amounts, being the amounts agreed by the related parties.

4. INCOME TAXES

The Company has adopted the provisions of ASC 740, Income Taxes. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has approximately $16,109 of net operating losses to carry forward which are available to offset taxable income in future years which expire through fiscal 2033.

The components of the net deferred tax asset at December 31, 2013, and 2012, the statutory tax rate, the effective tax rate, and the amounts of the valuation allowance are indicated below:

December 31, 2013 $

Net loss before taxes	(16,109)
Statutory rate	35.00%

Computed expected tax (recovery)	(5,638)
Increase in valuation allowance:	5,638

Reported income taxes	–

December 31, 2013 $

Potential deferred tax asset
- Net operating losses	5,638

Total deferred tax assets	5,638
Valuation allowance	(5,638)
Net deferred tax assets	–

5.  SUBSEQUENT EVENT

On February 3, 2014, the Company completed a merger with Titan Iron Ore Corp., a Nevada corporation (“Titan”) pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated January 31, 2014. Pursuant to the Merger Agreement, Titan incorporated a new subsidiary called iHookup Operations Corp, a Delaware corporation, which merged with and into the Company causing the subsidiary’s separate existence to cease and the Company to become a wholly-owned subsidiary of Titan. The Company’s stockholders exchanged all of their twelve million (12,000,000) shares of outstanding common stock for fifty million (50,000,000) shares of the Titan’s newly designated Series A Preferred Stock (see also Note 1).

F-9

 IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

FORMERLY TITAN IRON ORE CORP.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014

F10

 IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(Expressed in US dollars)

ASSETS	March 31, 2014 (unaudited)	December 31, 2013

Current Assets
Cash	$85,979	$-
Prepaid expenses (Note 9)	12,500	-
Total current assets	98,479	-

Debt issue costs (Note 12)	33,478	-
Mineral properties (Note 3)	1,206,011	-

TOTAL ASSETS	$1,337,968	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Current Liabilities
Accounts payable	$327,520	$16,109
Current portion of convertible debentures (Note 12)	168,505	-
Current portion of promissory note (Note 6)	324,416	-
Total Current Liabilities	820,441	16,109
Convertible debentures (Note 12)	26,474	-
Promissory note (Note 6)	942,598	-

Total Liabilities	1,789,513	16,109

Going concern (Note 1)
Commitments (Note 8)
Subsequent events (Note 15)

STOCKHOLDERS' DEFICIT
Preferred stock, 50,000,000 shares authorized at par value of $0.0001, 2,500,000 shares issued and outstanding (Note 4)	250	-
Common stock, 10,000,000,000 shares authorized at par value of $0.0001, 34,479,597 (December 31, 2013 – 541,250) shares issued and outstanding (Note 4)	3,447	54
Additional paid-in capital	1,088,795	4,946
Stock subscriptions receivable (Note 9)	(4,500)	(5,000)
Deficit	(1,539,537)	(16,109)
Total Stockholders' Deficit	(451,545)	(16,109)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,337,968	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-11

IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS (UNAUDITED)

(Expressed in US dollars)

	Three Months Ended March 31, 2014	Period from December 2, 2013 (inception) to March 31, 2014

REVENUES	$27,208	$27,208

OPERATING EXPENSES
Accretion and interest expense	240,718	240,718
Cost of revenue	8,162	8,162
General and administrative (Note 9)	296,758	312,867
Financing costs	6,645	6,645
Product development	63,273	63,273
Sales and marketing	29,074	29,074

TOTAL OPERATING EXPENSES	644,630	660,739

LOSS FROM OPERATIONS	(617,422)	(660,739)

OTHER EXPENSES
Impairment loss (Note 13)	(293,750)	(293,750)

NET LOSS AND COMPREHENSIVE LOSS	(911,172)	(927,281)

BASIC AND DILUTED LOSS PER SHARE	(0.05)	(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	18,861,990	18,861,990

The accompanying notes are an integral part of these consolidated financial statements.

F-12

 IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM INCEPTION ON DECEMBER 2 2013 TO MARCH 31, 2014

(UNAUDITED)

(Expressed in US dollars)

	Common # Stock (Note 4)	Common Stock Amount	Preferred # Stock	Preferred Stock Amount	Additional Paid-in Capital	Common Stock Receivable	Deficit	Total
Balance, December 2, 2013	—	$—	—	$—	$—	$—	$—	$—

Shares issued for cash	541,250	54	—	—	4,946	(5,000)	—	—

Net loss	—	—	—	—	—	—	(16,109)	(16,109)

Balance, December 31, 2013	541,250	$54	—	$—	$4,946	$(5,000)	$(16,109)	$(16,109)

Issuance of preferred shares (Note 13)	—	—	58,750	1	293,749	—	—	293,750

Conversion of preferred shares (Note 13)	58,750	6	(58,750)	(1)	(5)	—	—	—

Reverse acquisition transaction (Note 14)	11,041,292	1,103	2,500,000	250	478,206	—	(612,256)	(132,697)

Share subscriptions received	—	—	—	—	—	500	—	500

Shares issued for services	250,000	25	—	—	10,975	—	—	11,000

Convertible notes (net) (Note 12)	22,588,305	2,259	—	—	300,924	—	—	303,183

Net loss for period	—	—	—	—	—	—	(911,172)	(911,172)

Balance, March 31, 2014	34,479,597	$3,447	2,500,000	$250	$1,088,795	$(4,500)	$(1,539,537)	$(451,545)

The accompanying notes are an integral part of these consolidated financial statements.

F-13

IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

(Expressed in US dollars)

	Three month period ended March 31, 2014		Period from December 2, 2013 (inception) to March 31, 2014
Cash Flows from Operating Activities:		$
Net loss	$(911,172)		(927,281)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Impairment loss	293,750		293,750
Debt issue costs	(20,355)		(20,355)
Accretion expense	233,961		233,961
Shares issued for services	11,000		11,000
Changes in Operating Assets and Liabilities
Decrease (increase) in prepaid expenses	(12,500)		(12,500)
Increase (decrease) in accounts payable	152,863		168,972
Net Cash Used in Operating Activities	(252,453)		(252,453)

Cash Flows provided by Investing Activities:
Cash acquired in the Merger	966		966
Net Cash Provided by Investing Activities	966		966

Cash Flows from Financing Activities:
Proceeds from convertible debentures (net)	336,966		336,966
Share subscriptions received	500		500
Net Cash Provided by Financing Activities	337,466		337,466

Net Increase (Decrease) in Cash	85,979		85,979

Cash– Beginning	-		-

Cash– Ending	$85,979		85,979

Supplemental Cash Flow Information:
Cash paid for interest	$-		$-
Cash paid for income taxes	$-		$-

Non-cash Investing and Financing Items:
Shares issued for conversion of debt (net)	$303,183		$303,183

 The accompanying notes are an integral part of these consolidated financial statements.

F-14

IHOOKUP SOCIAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIOD ENDED MARCH 31, 2014

(Expressed in US dollars)

1.  NATURE OF BUSINESS AND GOING CONCERN

iHookup Social, Inc. (a development stage company), a Nevada corporation, formerly known as Titan Iron Ore Corp., a Nevada corporation (the “Company”), was incorporated in the State of Nevada on June 5, 2007. The Company’s plan after its incorporation on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools. The Company produced nominal revenues of $4,855.

Effective June 15, 2011, the Company completed a merger with its subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in the Company’s name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.” The Company then began to pursue business in the area of mining exploration.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 6, 2014, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) on February 3, 2014 with iHookup Operations Corp., a wholly-owned Delaware subsidiary of the Company (“Acquisition Sub”) and iHookup-DE, whereby iHookup-DE was the surviving entity and became the wholly-owned subsidiary of the Company. iHookup-DE’s former stockholders exchanged all of their 600,000 (12,000,000 pre-split) shares of outstanding common stock for 5,000,000 (50,000,000 pre-split) shares of the Company’s designated Series A Preferred Stock.

The transaction was regarded as a reverse merger (the “Merger”) whereby iHookup-DE was considered to be the accounting acquirer as its management retained control of the Company after the Merger. During the period ended March 31, 2014, the Merger was completed (see Note 14) and as a result, iHookup-DE acquired the net liabilities of the Company. The Company has discontinued its prior operations in mineral exploration and subsequent to period-end has conveyed all rights to its mineral properties to settle the outstanding promissory note payable.

As a result of the Merger, the Company ceased its prior operations and its business became the development and dissemination of a “proximity based” mobile-social media application that facilitates connections between people, utilizing the intelligence of global positioning system (“GPS”) and localized recommendations.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which implies that the Company would continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. As of March 31, 2014 the Company has a working capital deficiency of $721,962 and has accumulated losses of $1,539,537 since inception and its operations continue to be funded primarily from sales of its stock and issuance of convertible debentures. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to obtain the necessary financing from sales of its stock financings. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements include the accounts of iHookup Social, Inc. and its wholly owned subsidiary, iHookup-DE (see Note 14).

F-15

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year end is December 31.

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Interim results are not necessarily indicative of the results that may be expected for a full year. The accompanying unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

On April 29, 2014, the Company completed a 20 for 1 common stock and preferred stock reverse stock split at a ratio of 20 to 1; the reverse stock split has been retroactively applied to all common stock, preferred stock, weighted average common stock, and loss per common stock disclosures.

Use of Estimates

The preparation of these statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to revenue recognition, useful life and recoverability of long-lived assets, valuation of mineral properties, deferred income tax asset valuations, financial instrument valuations, share based payments, other equity-based payments, and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.

If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

F-16

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option pricing model as its method in determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the terms of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Mineral Property Costs

Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are capitalized.  The Company assesses the carrying costs for impairment, whenever events or changes in circumstances indicate that the carrying cost may not be recoverable under ASC 360, Property, Plant, and Equipment at each reporting date. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, will be capitalized. Such costs will be amortized using the units-of-production method over the estimated recoverable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations. During the period ended March 31, 2014 the Company did not pursue any mineral property exploration activity.

Asset Retirement Obligations

The Company records asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset. ASC 410-20 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement. As at March 31, 2014, the Company has not incurred any asset retirement obligation related to the exploration of its mineral property exploration activity.

Comprehensive Loss

ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. During the periods ended March 31, 2014 and December 31, 2013, the Company had no items that represent other comprehensive income.

Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by ASC 820, must maximize the use of observable inputs and minimize the use of unobservable inputs.

F-17

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The carrying values of cash, accounts payable, and due to related parties approximate fair values because of the short-term maturity of these instruments. The fair value of the Company’s promissory note approximates carrying value as the underlying imputed interest rate approximates the estimated market rate. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Shares underlying these securities totaled approximately 418,350 as of March 31, 2014.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Recent Accounting Pronouncements

Foreign Currency Matters

In March 2013, ASC guidance was issued related to Foreign Currency Matters to clarify the treatment of cumulative translation adjustments when a parent sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. The updated guidance also resolves the diversity in practice for the treatment of business combinations achieved in stages in a foreign entity. The update is effective prospectively for the Company’s fiscal year beginning January 1, 2014. There has been no significant impact on the Company’s consolidated financial statements as a result of adoption of this new accounting pronouncement.

In April 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which changes the criteria for determining which disposals can be presented as discontinued operations and modifies the related disclosure requirements. Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that represents a strategic shift that has, or will have, a major effect on an entity's operations and financial results. The revised guidance is effective for annual fiscal periods beginning after December 15, 2014. Early adoption is permitted. The Company is evaluating the impact the revised guidance will have on its consolidated financial statements.

3.  MINERAL PROPERTIES

Wyoming Iron Complex Properties

The Company was formerly involved in mineral exploration activities for (i) the property located at Southwest Quarter of Section 22, Township 19 North, Range 71 West, 6th Principal Meridian, Albany County, Wyoming (“Leased Real Property”); and (ii) certain unpatented lode mining claims situated in an unorganized mining

F-18

3.  MINERAL PROPERTIES (CONTINUED)

district, Albany County, Wyoming, in Sections 14 and 24, Township 19 North, Range 72 West, 6th Principal Meridian, the names of which and the place of record of the location notices thereof in the official records of the county recorder and the authorized office of the Bureau of Land Management (“Unpatented Mining Claims,” and together with the Leased Real Property, the “Wyoming Iron Complex”). The Company was assigned the rights to Wyoming Iron Complex in exchange for a promissory note. At the time of the Merger described in Note 14, the Company did not expect to go forward with any mining or mineral exploration activities at these sites. An impairment analysis was conducted at the time of the Merger and no impairment was recorded as the fair value of Wyoming Iron Complex (considered to be the carrying value of the promissory note against which Wyoming Iron Complex was settled against after period-end as per Note 15) exceeded the carrying value at March 31, 2014.

4.  COMMON STOCK

Issued during 2014:

During the three month period ended March 31, 2014, the Company issued 22,588,305 shares of common stock to various convertible note holders for full and partial conversion of the notes (Note 12).

During the three month period ended March 31, 2014, the Company issued 250,000 shares of common stock to a consultant in exchange for investor relations services.

On January 18, 2014, the Company designated 4,000,000 shares of its authorized 50,000,000 shares of Preferred Stock as “Series A Preferred Stock”.  Each share of Series A Preferred Stock is convertible into such number of shares of common stock as is determined by dividing the Series A Original Issue Price by $5.00 ($0.25 pre-split). Each holder of Series A Preferred Stock is entitled to cast votes equal to nine times the total number of shares of common stock which are issued and outstanding, voting together with the holders of common stock as a single class.

5.  SHARE PURCHASE WARRANTS

	Number of	Weighted Average
	Warrants	Exercise Price
		$
Balance, December 31, 2013	-	-
Warrants of the Company outstanding and exercisable as at the Merger	85,850	17.00
Balance, March 31, 2014	85,850	17.00

Details of share purchase warrants outstanding as of March 31, 2014 are:

Number of Warrants Outstanding and Exercisable
Number	Exercise Price per Share	Expiry Date

52,500	$15.00	June 20, 2014
33,350	$20.00	January 10, 2015
85,850	$17.00

F-19

6.  PROMISSORY NOTE

As part of the Merger described in Note 14, the Company acquired a Promissory Note due to Wyomex Limited Liability Company (“Wyomex”). As of March 31, 2014, the carrying value of the Promissory Note is $1,191,253.

At March 31, 2014, estimated contractual principal payments due on Promissory Note for the next five years as per the agreement are as follows:

September 30, 2014	257,911
September 30, 2015	133,842
September 30, 2016	137,209
September 30, 2017	140,660
September 30, 2018	144,199
Total	$813,821

During the period ending March 31, 2014, the Company entered into an arrangement to settle the Promissory Note by conveying certain properties described in Note 3 to Wyomex. Subsequent to period-end this transaction was completed. (See Note 15.)

7.  STOCK-BASED COMPENSATION

On November 22, 2011, the Board of Directors approved a stock option plan (“2011 Stock Option Plan”), the purpose of which is to enhance the Company’s stockholder value and financial performance by attracting, retaining and motivating the Company’s officers, directors, key employees, consultants and its affiliates and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company’s success through stock ownership. Under the 2011 Stock Option Plan, officers, directors, employees and consultants who provide services to the Company may be granted options to acquire common shares of the Company.   The aggregate number of options authorized by the plan shall not exceed 497,370,common shares of the Company.

The following table summarizes the options outstanding under the 2011 Stock Option Plan as of March 31, 2014:

	Option Price
Expiry Date	Per Share	Number
December 21, 2021	$16.80	123,500
December 21, 2014	16.80	25,000
June 21, 2022	4.00	50,000
June 25, 2023	1.34	85,000
	$11.00	332,500

The Board of Directors and the stockholders holding a majority of the voting power approved a 2014 Equity Incentive Plan (the “2014 Plan”) on February 28, 2014, with a to be determined effective date. The purpose of the 2014 Plan is to assist the Company and its affiliates in attracting, retaining and providing incentives to employees, directors, consultants and independent contractors who serve the Company and its affiliates by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of the stockholders of the Company. The 2014 Plan will also be used to make grants to further reward and incentivize current employees and others.

There are 12,067,859 shares of common stock (post-split) reserved for issuance under the 2014 Plan. The Board shall have the power and authority to make grants of stock options to employees, directors, consultants and independent contractors who serve the Company and its affiliates. Any stock options granted under the 2014 Plan shall have an exercise price equal to or greater than the fair market value of the Company’s shares of common stock. Unless otherwise determined by the Board of Directors, stock options shall vest over a four year period with 25% being vested after the end of one (1) year of service and the remainder vesting equally over a 36 month period.  The Board may award options that may vest based upon the achievement of certain performance milestones. As of March 31, 2014, no options have been awarded under the 2014 Plan.

F-20

7.  STOCK-BASED COMPENSATION (CONTINUED)

The following table summarizes the continuity of the Company’s stock options:

	Number of Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
		$		$

Outstanding, December 31, 2013	-	-	-	-
Exercisable, December 31, 2013	-	-	-	-

Stock options of the Company outstanding and exercisable at the Merger	332,500	11.00	7.77
Outstanding, March 31, 2014	332,500	11.00	7.66	-
Exercisable, March 31, 2014	332,500	11.00	7.66	-

8.  COMMITMENTS

The following table summarizes our significant contractual obligations as of March 31, 2014:

	2014	2015
Convertible Notes 1	377,893	382,407
Operating Leases 2	9,969	5,564
Service Contracts 3	26,991	6,497
Employment Agreements 4	225,000	300,000
	639,853	694,467

1 Principal and interest for various convertible notes due at the maturity date.

2 Rents payable for office space.

3 Service contracts for app and website hosting.

4 Employment agreements with related parties.

9.  RELATED PARTY TRANSACTIONS AND BALANCES

During the three months ended March 31, 2014, the Company incurred $68,159 (2013: $nil) in salaries and management fees to current and former officers and directors with such costs being recorded as general and administrative expenses. As of March 31, 2014 owed $Nil to officers and directors (December 31, 2013: $nil) for unpaid fees and unreimbursed expenses.

During the three months ended March 31, 2014, the Company incurred $58,897 in app hosting, app development, office expenses, and rent to a company with two officers and directors in common with such costs being recorded as general and administrative and product development expenses. As of March 31, 2014 the Company advanced $12,500 (December 31, 2014: $Nil) to this Company for these services.

During the three months ended March 31, 2014, the Company incurred $2,800 in management fees, rent and office expenses to a company with an officer in common with such costs being recorded as general and administrative expenses.

As of March 31, 2014, the Company had a stock subscription receivable totalling $4,500 from an officer and director and from a company with an officer and director in common.

The above transactions were recorded at their exchange amounts, being the amounts agreed by the related parties.

F-21

10.  FAIR VALUE MEASUREMENTS

ASC 820, Fair Value Measurements and Disclosures require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2

Level 2 applies to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity.

Pursuant to ASC 825, cash is based on "Level 1" inputs. The Company believes that the recorded values of accounts payable approximate their current fair values because of their nature or respective relatively short durations. The fair value of the Company’s promissory note and convertible debentures approximates carrying value as the underlying imputed interest rate approximates the estimated current market rate for similar instruments.

Assets measured at fair value on a recurring and nonrecurring basis were presented on the Company’s balance sheet as of March 31, 2014, as follows:

	Fair Value Measurements Using

	Quoted Prices in	Significant
	Active Markets	Other	Significant
	For Identical	Observable	Unobservable	Balance as of
	Instruments	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	$	$	$	$

Assets:
Cash (recurring basis)	85,979	–	–	85,979
Mineral properties (nonrecurring basis) (Note 3)	–	–	1,206,011	1,206,011

As of March 31, 2014, there were no liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet.

F-22

12.  CONVERTIBLE DEBENTURES

		Issuance	Principal	Discount	Carrying Value	Interest Rate	Maturity Date
a	)	17-Oct-13	27,500	7,219	20,281	8%	16-Jul-14
a	)	24-Feb-14	63,000	61,872	1,128	8%	26-Nov-14
b	)	4-Nov-13	15,000	8,753	6,247	6%	4-Nov-15
b	)	9-Dec-13	20,000	12,050	7,950	6%	5-Dec-15
b	)	6-Feb-14	25,000	24,056	944	8%	6-Feb-15
b	)	17-Feb-14	21,000	18,295	2,705	8%	17-Feb-15
c	)	2-Apr-13	235,000	216,750	18,250	0%	2-Jan-13
d	)	2-Oct-13	76,500	20,152	56,348	12%	18-Sep-14
e	)	26-Jun-13	83,333	64,390	18,943	12%	26-Jun-14
e	)	26-Sep-13	27,778	20,052	7,726	12%	26-Sep-14
e	)	9-Dec-13	27,778	20,824	6,954	12%	9-Dec-14
f	)	4-Nov-13	15,000	6,372	8,628	6%	4-Nov-15
f	)	6-Feb-14	25,000	24,056	944	8%	6-Feb-15
f	)	6-Feb-14	7,267	6,799	468	8%	6-Feb-15
f	)	17-Feb-14	21,000	18,295	2,705	8%	17-Feb-15
f	)	17-Feb-14	50,000	43,560	6,440	8%	17-Feb-15
f	)	18-Mar-14	50,000	49,354	646	8%	18-Mar-15
g	)	5-Mar-14	55,000	53,668	1,332	8%	7-Sep-14
g	)	5-Mar-14	90,000	64,305	25,695	8%	7-Sep-14
h	)	18-Mar-14	50,000	49,354	646	8%	18-Mar-15
			985,156	790,176	194,979

a)	The Company entered into several convertible promissory notes (“Asher Notes”) with Asher Enterprises Inc. (“Asher”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the average price of the lowest 5 day trading days during the 10 trading days preceding the conversion. The Asher Notes cannot be converted, to the extent that Asher Enterprises Inc. and its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 60 days beginning on the issuance date;
·	Outstanding principal multiplied by 135% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 61 days following the issuance date and ending on the date that is 90 days following the issuance date;

·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 120 days following the issuance date;
·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 121 days following the issuance date and ending on the date that is 180 days following the issuance date;

·	Outstanding principal multiplied by 175% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the Asher Notes becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest.

F-23

12.  CONVERTIBLE DEBENTURES (CONTINUED)

b)	The Company entered into four convertible promissory notes (“GEL Notes”) with GEL Properties, LLC (“GEL”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the lowest closing bid price during the 5 trading days preceding the conversion. The GEL Notes cannot be converted, to the extent that GEL would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 90 days beginning on the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 180 days following the issuance date;

·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the GEL Notes becomes immediately due and payable.

c)	On April 2, 2013, the Company entered into a convertible bridge note with GCA Strategic Investment Fund Limited (“GCA”). On December 31, 2013 the Company entered in a letter agreement with GCA, in which the original maturity date of September 20, 2013 was extended to January 2, 2014.

The unpaid principal portion and accrued interest on the convertible bridge note is convertible in whole or in part as follows:

·	Conversion price per share equal to the lower of :

(i)	100% of the average price of the Company’s common stock for the 5 trading days preceding the conversion days
(ii)	70% of the daily average price of the Company’s common stock for the 10 trading days preceding the conversion date.

·	The holders must not convert more than 33 1/3% of the initial principal sum into shares of the Company’s common stock at a price below $0.08 per share during any calendar month.

GCA does not have the right to convert the convertible bridge note, to the extent that GCA and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock.

In the event the Company elects to prepay the convertible bridge note in full or in part, the Company is required to pay principal, interest and any other amounts owing multiplied by 130%. The convertible bridge note also contains a mandatory partial prepayment requirement should the Company obtain certain future net financings in excess of $300,000, and under other conditions.

d)	The Company entered into a convertible promissory note (“Hanover Note”) with Hanover Holdings I, LLC (“Hanover”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the lowest VWAP (“Variable Weighted Average Price”) price during the 5 trading days preceding the conversion. The Hanover Note cannot be converted, to the extent that Hanover would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

F-24

12.  CONVERTIBLE DEBENTURES (continued)

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 180 days beginning on the issuance date;
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the GEL Notes becomes immediately due and payable.

e)	During the period ended December 31, 2013 the Company entered into a one year promissory note with JMJ Financial. The total amount that may be borrowed is $275,000, which includes an upfront fee of 10%. No interest will be applied to the principal balance for the first 90 days after cash advance. After the first 90 days, an interest charge of 12% will be immediately applied to the principal and the 10% upfront fee.

On delivery of consideration, the lender may convert all or part of the unpaid principal and upfront fee into common stock at its sole discretion. All balances outstanding have a variable conversion price equal to the lesser of $0.07 or 60% of the market price. The market price is defined as the lowest trade price in the 25 days prior to the conversion date. The lender is limited to holding no more than 4.99% of the issued and outstanding common stock at the time of conversion.

After the expiration of 90 days following the delivery date of any consideration, the Company will have no right of prepayment.

f)	The Company entered into a convertible promissory note (“LG Note”) with LG Properties, LLC (“LG”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 50% of the average of the two lowest closing bid prices during the 5 trading days preceding the conversion. The LG Note cannot be converted, to the extent that LG would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 90 days beginning on the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 180 days following the issuance date;

·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the LG Notes becomes immediately due and payable.

g)	During the 3-months ended March 31, 2014 the Company entered into 2 convertible debentures agreements with Beaufort Ventures, PLC. Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 58% of the lowest intra-day trading price during the 10 trading days preceding the conversion date. Interest on any unpaid principal balance of this Note shall be repaid at the rate of 8% per annum.

F-25

12.  CONVERTIBLE DEBENTURES (continued)

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 90 days beginning on the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 180 days following the issuance date;

h)	During the 3-months ended March 31, 2014 the Company entered into a convertible debenture agreement with Coventry Enterprises, LLC (“Coventry”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 50% of the lowest fifteen closing bid prices preceding the conversion.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid within a period of 181 days beginning on the issuance date;

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at December 31, 2013 the conversion features would not meet derivative classification.

At March 31, 2014, the convertible debentures are unsecured. During the three months ended March 31, 2014, $303,183 of convertible debentures were settled by issuing 22,588,305 shares of common stock of the Company.

During the three months ended March 31, 2014, $190,000 of convertible debentures were settled through payment of cash and issuance of new convertible debentures.

During the three months ended March 31, 2014, the Company incurred $nil in transaction costs in connection with the issuance of the convertible debentures, which has been recorded as a reduction to the carrying values of convertible debentures.

13.  ASSET PURCHASE AGREEMENT

Pursuant to an asset purchase agreement dated January 18, 2014, the Company purchased the iHookup mobile application, its name, intellectual property, user database, certain domain names, and Apple developer from CheckMate Mobile, Inc., a Delaware corporation (“CheckMate”) for a purchase price of $293,750. The Company paid the purchase price by issuing 58,750 (1,175,000 pre-split) shares of its Series A Preferred Stock. Subsequent to the purchase, the assets were considered impaired, resulting in an impairment loss. On February 3, 2014, as part of the Merger described in Note 14, all outstanding Series A Preferred Stock of iHookup-DE held by CheckMate was converted into common stock of iHookup-DE at ratio of 1 to 1.

F-26

14.  MERGER

As previously reported in the Current Report on Form 8-K filed with the SEC on February 6, 2014, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) on February 3, 2014 with iHookup Operations Corp., a wholly-owned Delaware subsidiary of the Company (“Acquisition Sub”) and iHookup-DE, whereby iHookup-DE was the surviving entity and became the wholly-owned subsidiary of the Company. iHookup-DE’s former stockholders exchanged all of their 600,000 (12,000,000 pre-split) shares of outstanding common stock for 5,000,000 (50,000,000 pre-split) shares of the Company’s designated Series A Preferred Stock. Each share of the Company’s common stock entitles its holder to one (1) vote on each matter submitted to its stockholders. The holders of the Series A Preferred Stock are entitled to cast votes equal to nine (9) times the total number of shares of common stock which are issued and outstanding, voting together with the holders of common stock as a single class. The Series A Preferred Stock is convertible into nine (9) times the number of common stock outstanding until the closing of a Qualified Financing (i.e. the sale and issuance of our equity securities that results in gross proceeds in excess of $5,000,000). As a result of the transaction, the former stockholders of iHookup-DE received a controlling interest in the Company.

For accounting purposes, the Merger has been treated as a reverse recapitalization, rather than a business combination. Accordingly, for accounting purposes iHookup-DE is considered the acquirer and surviving entity in the reverse recapitalization. The accompanying historical financial statements prior to the Merger are those of iHookup-DE.

The consolidated financial statements present the previously issued shares of the Company pre-Merger (“Titan”) common stock as having been issued pursuant to the Merger on February 3, 2014, with the consideration for such issuance being the estimated fair value of the Titan shares issued, based on the number of equity interest iHookup-DE would have had to give to Titan to retain the same percentage equity interest in the combined entity that results from the Merger. The excess of the consideration issued over the net assets of Titan is recognized as an adjustment to deficit. As of the date of the Merger, Titan was in a net liability position.

$

Preferred shares issued	68,366
Net liabilities acquired	(543,891)

Adjustment to deficit	475,525

15.  SUBSEQUENT EVENTS

a)	Subsequent to March 31, 2014 the Company obtained proceeds of $195,000 for various convertible debenture agreements (“Debentures”) entered into with face value totaling $195,000, with interest rates between 8% and 12% per annum and maturing between six months and one year from the dates of issuance. The principal and interest of the Debentures are convertible into common shares of the Company at various conversion rates as outlined in each agreement. The Company paid $18,750 in legal and other expenses in connection with these debentures.

b)	Subsequent to the March 31, 2014, the Company settled the outstanding promissory note (see Note 6) by transferring the Strong Creek and Iron Mountain Properties (see Note 3) to the promissory note holder.

c)	Subsequent to March 31, 2014 the Company issued 13,585,021 shares in connection with conversion of convertible notes in the amount of $247,645.

d)	Subsequent to March 31, 2014 the Company effected a 20:1 reverse stock split. (See Note 2).

F-27

PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

TITAN IRON ORE CORP.

FINANCIAL STATEMENTS

December 31, 2013

Balance Sheets as of December 31, 2013 and December 31, 2012	F-1

Statements of Comprehensive Loss for the year ended December 31, 2013 and 2012, and for the period from June 5, 2007 (inception) to December 31, 2013	F-2

Statement of Stockholders’ Equity (Deficit) for the year ended December 31, 2013 and 2012, and for the period from June 5, 2007 (inception) to December 31, 2013	F-3 - F-4

Statements of Cash Flows for the year ended December 31, 2013 and 2012, and for the period from June 5, 2007 (inception) to December 31, 2013	F-5

Notes to the Financial Statements	F-6

F-28

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Titan Iron Ore Corp.

(An exploration stage company)

We have audited the accompanying balance sheets of Titan Iron Ore Corp. (an exploration stage company) as of December 31, 2013 and 2012 and the related statements of comprehensive loss, stockholders’ equity (deficit) and cash flows for the years then ended and for the period from June 5, 2007 (date of inception) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Titan Iron Ore Corp. (an exploration stage company) as of December 31, 2013 and 2012, and the results of its operations, stockholders’ deficit and cash flows for the years then ended and for the period from June 5, 2007 (date of inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 15, 2014

F-29

TITAN IRON ORE CORP.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEETS

(Expressed in US dollars)

ASSETS	December 31, 2013	December 31, 2012

Current Assets
Cash	$18,006	$120,433
Prepaid expenses (Note 9)	-	25,000
Total current assets	18,006	145,433

Deferred financing costs (Note 13)	-	366,684
Debt issue costs (Note 12)	13,123	32,998
Mineral properties (Note 3)	1,206,011	1,206,011

TOTAL ASSETS	$1,237,140	$1,751,126

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$296,539	$60,862
Accrued expenses - related party (Note 9)	129,193	6,479
Convertible debentures (Note 12)	397,288	1,831
Current portion of promissory note (Note 6)	257,911	127,353
Total Current Liabilities	1,080,931	196,525

Promissory note (Note 6)	971,818	982,159

Total Liabilities	2,052,749	1,178,684

Going concern (Note 1)
Commitments (Note 8)
Subsequent events (Note 15)

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, 50,000,000 shares authorized at par value of $0.0001, no shares issued and outstanding	-	-
Common stock, 3,700,000,000 shares authorized at par value of $0.0001, 213,423,577 (December 31, 2012 – 52,501,110) shares issued and outstanding (Note 4)	21,342	5,250
Additional paid-in capital	6,470,624	4,833,170
Common stock issuable	-	171,975
Deficit accumulated during the exploration stage	(7,307,575)	(4,437,953)
Total Stockholders' Equity (Deficit)	(815,609)	572,442

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,237,140	$1,751,126

The accompanying notes are an integral part of the financial statements.

F-30

TITAN IRON ORE CORP.

 (AN EXPLORATION STAGE COMPANY)

STATEMENTS OF COMPREHENSIVE LOSS

(Expressed in US dollars)

	Year Ended December 31, 2013	Year Ended December 31, 2012	Period from June 5, 2007 (Inception) to December 31, 2013
	$	$	$
REVENUES	-	-	4,855

OPERATING EXPENSES
Advertising	-	2,653	25,385
General and administrative (Note 9)	625,737	586,421	1,604,221
Impairment of mineral acquisition costs (Note 3)	25,000	-	75,124
Accretion expense	888,512	113,394	1,001,906
Financing costs	574,380	8,391	582,771
Interest expense	40,531	2,385	42,916
Investor relations	31,588	227,687	281,321
Professional fees	141,649	154,767	422,544
Mineral property exploration costs (Note 11)	34,567	164,564	528,238
Stock-based compensation (Note 7)	352,338	2,133,251	2,593,361
Travel	4,616	14,244	20,403

TOTAL OPERATING EXPENSES	2,718,918	3,407,757	7,178,190

LOSS FROM OPERATIONS	(2,718,918)	(3,407,757)	(7,173,335)

OTHER INCOME (EXPENSES)
Gain on debt settlement	-	-	17,631
Loss on modification of promissory note	(150,704)	-	(150,704)
Other income (expenses)	-	-	(1,167)

NET LOSS AND COMPREHENSIVE LOSS	(2,869,622)	(3,407,757)	(7,307,575)

BASIC AND DILUTED LOSS PER SHARE	(0.04)	(0.07)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	66,994,509	51,331,037

The accompanying notes are an integral part of the financial statements.

F-31

TITAN IRON ORE CORP.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM JUNE 5, 2007 (INCEPTION) TO DECEMBER 31, 2013

(Expressed in US dollars)

	Common # Stock (Note 4)	Common Stock Amount	Additional Paid-in Capital	Common stock issuable	Deficit Accumulated During the Development Stage	Total
Balance, June 5, 2007 (Inception)	-	$-	$-		$-	$-

Common Stock issued for cash
at $0.0001 per share	148,000,000	14,800	(14,400)	-	-	400

Common Stock issued for cash
at $0.05 per share	29,637,000	2,964	37,086	-	-	40,050

Net loss for the period ended
December 31, 2007	-	-	-	-	(21,874)	(21,874)

Balance, December 31, 2007	177,637,000	17,764	22,686	-	(21,874)	18,576

Common Stock issued for creditors
at $0.05 per share	12,950,000	1,295	16,205		-	17,500

Net loss 2008	-	-	-	-	(34,675)	(34,675)

Balance, December 31, 2008	190,587,000	19,059	38,891	-	(56,549)	1,401

Net loss 2009	-	-	-	-	(9,485)	(9,485)

Balance, December 31, 2009	190,587,000	19,059	38,891	-	(66,034)	(8,084)

Net loss 2010	-	-	-	-	(9,485)	(9,485)

Balance, December 31, 2010	190,587,000	19,059	38,891	-	(75,519)	(17,569)

Common Stock issued for cash
at $0.50 per share	2,100,000	210	1,049,790	-	-	1,050,000

Share issuance costs	-	-	(4,564)	-	-	(4,564)

Shares cancelled	(142,950,000)	(14,295)	14,295	-	-	-

Stock-based compensation	-	-	107,772	-	-	107,772

Net loss 2011	-	-	-	-	(954,677)	(954,677)

Balance, December 31, 2011	49,737,000	$4,974	$1,206,184	-	$(1,030,196)	$180,962

The accompanying notes are an integral part of the financial statements.

F-32

TITAN IRON ORE CORP.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM JUNE 5, 2007 (INCEPTION) TO DECEMBER 31, 2013 (CONTINUED)

(Expressed in US dollars)

	Common # Stock (Note 4)	Common Stock Amount	Additional Paid-in Capital	Common stock issuable	Deficit Accumulated During the Development Stage	Total
Common Stock issued for cash
at $0.75 per share (net of issuance costs)	1,334,000	133	993,405	-	-	993,538

Shares issued for services	550,000	55	126,445	-	-	126,500

Stock-based compensation	-	-	2,133,251	-	-	2,133,251

Shares issued under equity line (Note 13)	323,928	32	182,177	171,975	-	354,184

Exercise of warrants	556,182	56	(56)	-	-	-

Convertible notes (net proceeds)	-	-	191,764	-	-	191,764

Net loss 2012	-	-	-	-	(3,407,757)	(3,407,757)

Balance, December 31, 2012	52,501,110	$5,250	$4,833,170	$171,975	$(4,437,953)	$572,442
Balance, December 31, 2012	52,501,110	$5,250	$4,833,170	$171,975	$(4,437,953)	$572,442

Stock-based compensation	-	-	352,338	-	-	352,338

Shares issued under equity line (Note 13)	1,762,836	177	252,038	(171,975)	-	80,240

Shares issued for services	203,333	20	17,746	-	-	17,766

Convertible notes (net)	158,956,298	15,895	1,015,332	-	-	1,031,227

Net loss 2013	-	-	-	-	(2,869,622)	(2,869,622)

Balance, December 31, 2013	213,423,577	$21,342	$6,470,624	$-	$(7,307,575)	$(815,609)

The accompanying notes are an integral part of the financial statements.

F-33

 TITAN IRON ORE CORP.

 (AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Expressed in US dollars)

	Year Ended December 31, 2013	Year Ended December 31, 2012	Period from June 5, 2007 (Inception) to December 31, 2013
Cash Flows from Operating Activities:
Net loss	$(2,869,622)	$(3,407,757)	$(7,307,575)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation expense	-	-	5,833
Stock-based compensation	352,338	2,133,251	2,593,361
Loss on disposal of assets	-	-	1,167
Impairment of mineral property	25,000	-	75,124
Financing costs	432,748	8,391	441,139
Accretion expense	888,512	113,394	1,001,906
Shares issued for services	17,766	126,500	161,766
Gain (loss) on debt extinguishment	168,000	-	150,369
Changes in Operating Assets and Liabilities
Decrease (increase) in prepaid expenses	25,000		-
Increase (decrease) in accounts payable	230,595	36,655	259,037
Increase (decrease) in accrued expenses – related party	122,714	5,832	138,407
Net Cash Provided by (Used in) Operating Activities	(606,949)	(983,734)	(2,479,466)

Cash Flows used in Investing Activities:
Acquisition of property and equipment	-	-	(7,000)
Payment on mineral property options	(25,000)	(85,000)	(220,124)
Net Cash Used in Investing Activities	(25,000)	(85,000)	(227,124)

Cash Flows from Financing Activities:
Common stock issued for cash (net of issuance costs)	-	993,538	2,086,386
Proceeds from convertible debentures (net)	652,500	168,875	852,500
Repayment of promissory note	-	(63,562)	(63,562)
Repayment of convertible debt	(122,978)	-	(122,978)
Deferred financing costs	-	(27,750)	(27,750)
Net Cash Provided by Financing Activities	529,522	1,071,101	2,724,596

Net Increase (Decrease) in Cash	(102,427)	2,367	18,006

Cash– Beginning	120,433	118,066	-

Cash– Ending	$18,006	$120,433	$18,006

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash Investing and Financing Items:
Shares issued for services	$17,766	$126,500	$161,766
Promissory note issued for mineral property	-	1,061,011	1,061,011

The accompanying notes are an integral part of the financial statements.

F-35

Notes to the Financial Statements

1.  NATURE OF BUSINESS AND GOING CONCERN

Titan Iron Ore Corp. (the Company) (formerly Digital Yearbook, Inc.) was incorporated in the State of Nevada on June 5, 2007. Effective June 15, 2011, the Company completed a merger with its subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in our name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.” effectively becoming an exploration stage company whose principal business became the acquisition, and exploration of mineral properties.

Subsequent to the 2013 year-end on February 3, 2014, the Company completed a merger with iHookup Social, Inc., a Delaware corporation (“iHookup”) pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated January 31, 2014. Pursuant to the Merger Agreement, the Company incorporated a new subsidiary called iHookup Operations Corp, a Delaware corporation, which merged with and into iHookup causing the subsidiary’s separate existence to cease and iHookup to become a wholly-owned subsidiary of the Company. iHookup’s stockholders exchanged all of their twelve million (12,000,000) shares of outstanding common stock for fifty million (50,000,000) shares of the Company’s newly designated Series A Preferred Stock.

iHookup Social’s business is development and dissemination of a "proximity based" mobile social media application that facilitates connections between people, utilizing the intelligence of GPS and localized recommendations. Going forward, the Company expects to focus on this aspect of the business.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which implies that the Company would continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. As at December 31, 2013 the Company has a working capital deficiency of $1,062,925 and has accumulated losses of $7,282,575 since inception and its operations continue to be funded primarily from sales of its stock and issuance of convertible debentures. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to obtain the necessary financing from sales of its stock financings. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of these statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, valuation of mineral properties, deferred income tax asset valuations, asset retirement obligations, financial instrument valuations, share based payments, other equity-based payments, and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.

F-36

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.

If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option pricing model as its method in determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the terms of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Mineral Property Costs

The Company has been in the exploration stage and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are capitalized.  The Company assesses the carrying costs for impairment, whenever events or changes in circumstances indicate that the carrying cost may not be recoverable under ASC 360, Property, Plant, and Equipment at each reporting date. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, will be capitalized. Such costs will be amortized using the units-of-production method over the estimated recoverable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Asset Retirement Obligations

The Company records asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset. ASC 410-20 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement. As at December 31, 2013, the Company has not incurred any asset retirement obligation related to the exploration of its mineral property option.

F-37

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Loss

ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. During the periods ended December 31, 2013 and December 31, 2012, the Company had no items that represent other comprehensive income.

Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by ASC 820, must maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The carrying values of cash, accounts payable, and due to related parties approximate fair values because of the short-term maturity of these instruments. The fair value of the Company’s promissory note approximates carrying value as the underlying imputed interest rate approximates the estimated market rate. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Shares underlying these securities totaled approximately 8,367,000 as of December 31, 2013.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Recent Accounting Pronouncements

Foreign Currency Matters

In March 2013, ASC guidance was issued related to Foreign Currency Matters to clarify the treatment of cumulative translation adjustments when a parent sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. The updated guidance also resolves the diversity in practice for the treatment of business combinations achieved in stages in a foreign entity. The update is effective prospectively for the Company’s fiscal year beginning January 1, 2014. The Company does not expect the updated guidance to have an impact on the financial position, results of operations or cash flows.

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-38

3.  MINERAL PROPERTIES

Strong Creek and Iron Mountain Properties

Effective June 30, 2011 and in connection with the entry into an agreement (the “Acquisition Agreement”) with J2 Mining Ventures Ltd. (“J2 Mining”) dated June 13, 2011, the Company completed the acquisition of a 100% right, title and interest in and to a properties (Strong Creek and Iron Mountain) option agreement (the “Option Agreement”) from J2 Mining with respect to an iron ore mineral property located in Albany County, Wyoming by entering into an assignment of mineral property option agreement with J2 Mining and Wyomex LLC (the “Assignment Agreement”), whereby the Company was assigned the 100% right, title and interest in and the Option Agreement from J2 Mining.

The Option Agreement assigned to the Company from J2 Mining on June 30, 2011, was originally entered into on May 26, 2011 between J2 Mining and Wyomex LLC, pursuant to which Wyomex LLC (“Optionor”), granted to J2 Mining, as optionee, an exclusive right and option to acquire 100% undivided legal and beneficial interests in and to certain unpatented lode mining claims, fee lands, leased lands, and other interests in real property situated in Albany County, Wyoming (the “Wyoming Iron Complex”). Pursuant to the Assignment Agreement, J2 Mining agreed to assign all its rights and interests in the property and the Option Agreement, and transfer all of its obligations under the Option Agreement, to the Company.

The term of the option commenced on May 26, 2011 and could be extended for a maximum of six successive one-month periods, at the sole election of the Company, through notice to Wyomex LLC and tender of $5,000 from the Company to Wyomex LLC for each of the first three additional months and $15,000 for each additional month for months four through six. As at December 31, 2013, total payments of $145,000 had been made.

Prior to December 31, 2011, the Company provided written notice to the Optionor of its intent to exercise its option. On April 10, 2012, the Company executed an asset purchase agreement to exercise its option for consideration of $7,000,000, consisting of the following:

a)	A cash payment at closing of $85,000 as an initial payment (paid on March 30, 2012);
b)	$60,000 of consideration previously paid and received by the Optionor (see above);
c)	A $6,855,000 promissory note with an estimated fair value of $1,061,011 on the date of issuance. See Note 6 for details.

On December 7, 2012, we filed suit in state court in Albany County, Wyoming against DSS Holdings LLC and Douglas Samuelson (“Samuelson”) to regain preliminary access to our Iron Mountain holdings. This road crosses Samuelson’s property. Samuelson has locked the gate across the road providing access to the Iron Mountain holdings and denied our repeated requests for access. The suit was filed in the District Court of the Second Judicial District in Wyoming, after negotiations between the parties were unsuccessful. Under Wyoming Statute§ 1-26-507, we hoped to gain access to our property in order to conduct studies and collect samples of iron ore from the existing Iron Mountain pit and stockpile in order to evaluate the suitability of these materials to meet the specifications of potential customers.

On February 11, 2013, the Company’s petition to use the road was denied. The Company is now pursuing the condemnation efforts and are seeking a second preliminary access hearing. As of December 31, 2013, the Company does not expect to go forward with any exploration at these sites. An impairment analysis was conducted at December 31, 2013 and no impairment was recorded as the fair value of the property (considered to be the carrying value of the promissory note against which the property was settled after year-end as per Note 15) exceeded the carrying value at December 31, 2013.

Sunrise Iron

On April 16, 2013 the Company announced that through a binding letter of intent (“LOI”) the Company has agreed to purchase the Sunrise Iron Mining Complex from New Sunrise, LLC, for a price of $12 million. Sunrise is an iron project located in Platte County, Wyoming, consisting of fee land and patented mining claims aggregating approximately 1400 acres.

In connection with the LOI, Titan paid New Sunrise a non-refundable deposit of $25,000, and Titan had 180 days to conduct due diligence investigations of the property. On October 15, 2013, the parties agreed to extend the agreement to January 15, 2014 on a non-exclusive basis. The Company does not expect to go forward with this transaction and took an impairment charge for the $25,000 deposit as of December 31, 2013.

F-39

4.  COMMON STOCK

Issued during 2013:

During the year ended December 31, 2013, the Company issued 1,762,836 shares of common stock pursuant to the Equity Line of Credit Agreement (Note 13).

During the year ended December 31, 2013 the Company issued 53,333 shares of common stock as finder’s fees for a convertible note.

During the year ended December 31, 2013, the Company issued 158,956,298 shares of common stock to various convertible note holders for full and partial conversion of the notes (Note 12).

During the year ended December 31, 2013, the Company issued 150,000 shares of common stock to a consultant in exchange for investor relations services.

5.  SHARE PURCHASE WARRANTS

		Weighted Average
	Number of	Exercise
	Warrants	Price
		$
Balance, December 31, 2011	1,050,000	0.75
Warrants granted with private placement	667,000	1.00
Warrants issued with convertible debentures	758,844	0.25
Warrants exercised	(758,844)	0.25
Balance, December 31, 2012	1,717,000	0.85
Balance, December 31, 2013	1,717,000	0.85

Details of share purchase warrants outstanding as of December 31, 2013 are:

Number of Warrants Outstanding and Exercisable
Number	Exercise Price per Share	Expiry Date

1,050,000	$0.75	June 20, 2014
667,000	$1.00	January 10, 2015
1,717,000	$0.85

6.  PROMISSORY NOTE

On April 10, 2012 the Company entered into a non-interest bearing promissory note in the amount of $6,855,000 with Wyomex Limited Liability Company (“Wyomex”) secured by the Strong Creek and Iron Mountain properties. The note is repayable through advance minimum royalty payments of $62,500 (adjusted for the consumer price index in successive period) commencing six months from the date of closing and after receipt of the initial payment, and every six months thereafter, until the commencement of commercial production from the property. At the commencement of commercial production from the properties, the semi-annual advance minimum royalty shall convert to a 4.5% gross metal value royalty on iron ore and/or other mineral materials produced and sold from the property and, except for events of force majeure, in no event shall the production royalty paid to Wyomex be less than $150,000 in any given calendar year. Repayment of the promissory note may be demanded by Wyomex upon an event of default as defined in the agreement. Upon full settlement of the promissory note, the production royalty shall be reduced, and the Company shall pay Wyomex a gross metal value royalty of 1.5% for all iron product and/or other mineral materials mined and sold from the property. The estimated fair value of the note (assuming an imputed 14.03% interest rate) was calculated to be $1,061,011 on April 10, 2012. As of December 31, 2013, the carrying value of the promissory note is $1,191,253.  During the year ending December 31, 2013, the Company entered into concurrent agreements with Wyomex and a third party to assign and convert $200,000 of principal into a convertible note (see Note 12). The modification of the note resulted in a loss on extinguishment of promissory note of $168,000.

F-40

6.  PROMISSORY NOTE (continued)

At December 31, 2013, estimated contractual principal payments due on the promissory note for the next five years are as follows:

September 30, 2014	257,911
September 30, 2015	133,842
September 30, 2016	137,209
September 30, 2017	140,660
September 30, 2018	144,199
Total	$813,821

Subsequent to the year-end, the Company settled the promissory note. See Note 15.

7.  STOCK-BASED COMPENSATION

On November 22, 2011, the Board of Directors approved a stock option plan (“2011 Stock Option Plan”), the purpose of which is to enhance the Company’s stockholder value and financial performance by attracting, retaining and motivating the Company’s officers, directors, key employees, consultants and its affiliates and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company’s success through stock ownership. Under the 2011 Stock Option Plan, officers, directors, employees and consultants who provide services to the Company may be granted options to acquire common shares of the Company.   The aggregate number of options authorized by the plan shall not exceed 9,947,400 common shares of the Company.

During the year ended December 31, 2013, the Company granted 1,700,000 stock options at an exercise price of $0.067 per share for 10 years. During the year ended December 31, 2013 the Company recorded stock based compensation $352,338 (2012: $2,133,251) related to the vesting period for these options.

The following table summarizes the options outstanding as at December 31, 2013:

	Option Price
Expiry Date	Per Share	Number
December 21, 2021	0.84	3,450,000
December 21, 2014	0.84	500,000
June 21, 2022	0.20	1,000,000
June 25, 2023	0.067	1,700,000
	0.55	6,650,000

The following table summarizes the continuity of the Company’s stock options:

	Number of Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
		$		$

Outstanding, December 31, 2011	3,950,000	0.84	8.08	869,000

Options granted	1,000,000	0.20	9.48	-
Outstanding, December 31, 2012	4,950,000	0.71	8.37	10,000

Options granted	1,700,000	0.067	9.49	-
Outstanding, December 31, 2013	6,650,000	0.55	7.90	-
Exercisable, December 31, 2013	6,650,000	0.55	7.90	-

As at December 31, 2013, the unrecognized compensation cost related to non-vested stock options is $Nil.

F-41

8.  COMMITMENTS

On June 30, 2011, the Company entered into an employment agreement with an officer to serve as President and Chief Executive Officer of our company for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement.  Under the agreement, the officer received monthly remuneration at a gross rate of $15,000. The Company can terminate the agreement within 60 days of notice. If the executive is terminated without cause, the executive shall be entitled to one month’s severance pay for each one month of service up to a maximum of two years. Subsequent to December 31, 2013, this officer resigned.

On June 30, 2011, the Company entered into consulting agreements with a management company managed by the CEO, for consulting fee of $2,500 per month to provide office space and administrative services. The Company can terminate the agreement within 15 days written notice. The management company ceased operations on December 31, 2013.

On June 30, 2011, the Company entered into a consulting agreement with a firm to provide the services of the company’s Vice President, Exploration, who will provide and perform for the benefit of our company certain geological advisory services as may be requested by our company. Under the agreement, the firm receives monthly compensation at a gross rate of $6,000. The Company can terminate the consulting agreement at any time. Subsequent to December 31, 2013, the Vice President, Exploration resigned.

On June 30, 2011, the Company entered into a consulting agreement with a consulting firm who will provide and perform for the benefit of our company certain geological, engineering, marketing and project management services as may be requested by the Company at monthly rate of $8,000. The Company can terminate the consulting agreement at any time. Subsequent to December 31, 2013, this consultant resigned.

9.  RELATED PARTY TRANSACTIONS AND BALANCES

During the year ended December 31, 2011 the Company advanced $25,000 to a management firm managed by the Company’s former CEO. During the year ended December 31, 2013 the Company advanced an additional $10,000 to this management firm for expenditures to be incurred on behalf of the Company. These expenditures have been recorded as general and administrative expense.

During the year ended December 31, 2013 the Company incurred $30,000 in management fees (2012: $30,000) to the management firm managed by the Company’s former CEO with such costs being recorded as general and administrative costs.

During the year ended December 31, 2013 the Company incurred $420,965 in management fees to officers and directors of the Company (2012: $366,161) with such costs being recorded as general and administrative costs. As at December 31, 2013, the Company owed $129,193 to officers for unreimbursed expenses and accrued management fees (December 31, 2012: $6,479).

The above transactions were recorded at their exchange amounts, being the amounts agreed by the related parties.

10.  FAIR VALUE MEASUREMENT

ASC 820, Fair Value Measurements and Disclosures require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2

Level 2 applies to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-42

10.  FAIR VALUE MEASUREMENT (continued)

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity.

Pursuant to ASC 825, cash is based on "Level 1" inputs. The Company believes that the recorded values of accounts payable approximate their current fair values because of their nature or respective relatively short durations. The fair value of the Company’s promissory note and convertible debentures approximates carrying value as the underlying imputed interest rate approximates the estimated current market rate for similar instruments.

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as of December 31, 2013, as follows:

	Fair Value Measurements Using

	Quoted Prices in
	Active Markets	Significant Other	Significant	Balance
	For Identical	Observable	Unobservable	as of
	Instruments	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	$	$	$	$

Assets:
Cash	18,005	–	–	18,005

As at December 31, 2013, there were no liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet.

11.  MINERAL PROPERTY EXPLORATION COSTS

During the year ended December 31, 2013 and 2012 the following project costs were incurred:

	Year Ended December 31, 2013	Year Ended December 31, 2012

Strong Creek and Iron Mountain:
Technical Report	$16,271	$94,141
Mapping	180	-
Claims	3,774	3,642
Drilling	1,342	14,795
Travel	1,000	23,986
Aeromagnetic Survey	-	20,000
Lease payments	12,000	8,000
TOTAL	34,567	164,564

F-43

12.  CONVERTIBLE DEBENTURES

		Issuance	Principal	Discount	Carrying Value	Interest Rate	Maturity Date
a	)	15-Aug-13	15,500	1,928	13,572	8%	19-May-14
a	)	23-Aug-13	27,500	18,845	8,655	8%	27-May-14
a	)	1-Jul-13	42,500	13,929	28,571	8%	28-Mar-14
a	)	17-Oct-13	27,500	11,741	15,759	8%	16-Jul-14
b	)	4-Nov-13	15,000	9,542	5,458	6%	4-Nov-15
b	)	9-Dec-13	20,000	13,054	6,946	6%	5-Dec-15
c	)	9-Dec-13	33,159	21,644	11,515	8%	5-Dec-15
d	)	2-Apr-13	208,250	11,814	196,436	0%	2-Jan-13
e	)	2-Oct-13	76,500	28,501	47,999	12%	18-Sep-14
f	)	26-Jun-13	83,333	55,037	28,296	12%	26-Jun-14
f	)	26-Sep-13	27,778	25,682	2,096	12%	26-Sep-14
f	)	9-Dec-13	27,778	23,506	4,272	12%	9-Dec-14
g	)	4-Nov-13	15,000	7,077	7,923	8%	4-Nov-15
h	)	18-Sep-13	30,000	10,210	19,790	12%	18-Sep-14
			649,798	252,510	397,288

a)	The Company entered into several convertible promissory notes (“Asher Notes”) with Asher Enterprises Inc. (“Asher”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the average price of the lowest 5 day trading days during the 10 trading days preceding the conversion. The Asher Notes cannot be converted, to the extent that Asher Enterprises Inc. and its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 60 days beginning on the issuance date;
·	Outstanding principal multiplied by 135% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 61 days following the issuance date and ending on the date that is 90 days following the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 120 days following the issuance date;
·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 121 days following the issuance date and ending on the date that is 180 days following the issuance date;
·	Outstanding principal multiplied by 175% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the Asher Notes becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest.

b)	The Company entered into two convertible promissory notes (“GEL Notes”) with GEL Properties, LLC (“GEL”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the lowest closing bid price during the 5 trading days preceding the conversion. The GEL Notes cannot be converted, to the extent that GEL would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

F-44

12.  CONVERTIBLE DEBENTURES (continued)

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 90 days beginning on the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 180 days following the issuance date;
·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the GEL Notes becomes immediately due and payable.

c)	On October 18, 2012, The Company entered into a convertible bridge note (the “Baier Note”) with The Marie Baier Foundation (“The Foundation”) for $147,062. On December 9, 2013, the Company assigned $34,159 of principal and interest of the Baier Note to GEL Properties, LLC (“GEL”) and entered into a $34,159 convertible promissory note (the “GEL Note”) with GEL. Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the lowest closing bid price during the 5 trading days preceding the conversion. The GEL Notes cannot be converted, to the extent that GEL would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible note cannot be prepaid.

d)	On April 2, 2013, the Company entered into a convertible bridge note with GCA Strategic Investment Fund Limited. On December 31, 2013 the Company entered in a letter agreement with GCA Strategic Investment Fund Limited, in which the original maturity date of September 20, 2013 was extended to January 2, 2014.

The unpaid principal portion and accrued interest on the convertible bridge note is convertible in whole or in part as follows:

·	Conversion price per share equal to the lower of :
(i)	100% of the average price of the Company’s common stock for the 5 trading days preceding the conversion days
(ii)	70% of the daily average price of the Company’s common stock for the 10 trading days preceding the conversion date.
·	The holders must not convert more than 33 1/3% of the initial principal sum into shares of the Company’s common stock at a price below $0.08 per share during any calendar month.

Global does not have the right to convert the convertible bridge note, to the extent that Global and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock.

In the event the Company elects to prepay the convertible bridge note in full or in part, the Company is required to pay principal, interest and any other amounts owing multiplied by 130%. The convertible bridge note also contains a mandatory partial prepayment requirement should the Company obtain certain future net financings in excess of $300,000, and under other conditions.

e)	The Company entered into a convertible promissory note (“Hanover Note”) with Hanover Holdings I, LLC (“Hanover”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 60% of the lowest VWAP (“Variable Weighted Average Price”) price during the 5 trading days preceding the conversion. The Hanover Note cannot be converted, to the extent that Hanover would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

F-45

12.  CONVERTIBLE DEBENTURES (continued)

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 180 days beginning on the issuance date;
·	In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the GEL Notes becomes immediately due and payable.

f)	During the period ended December 31, 2013 the Company entered into a one year promissory note with JMJ Financial. The total amount that may be borrowed is $275,000, which includes an upfront fee of 10%. No interest will be applied to the principal balance for the first 90 days after cash advance. After the first 90 days, an interest charge of 12% will be immediately applied to the principal and the 10% upfront fee.

On delivery of consideration, the lender may convert all or part of the unpaid principal and upfront fee into common stock at its sole discretion. All balances outstanding have a variable conversion price equal to the lesser of $0.07 or 60% of the market price. The market price is defined as the lowest trade price in the 25 days prior to the conversion date. The lender is limited to holding no more than 4.99% of the issued and outstanding common stock at the time of conversion.

After the expiration of 90 days following the delivery date of any consideration, the Company will have no right of prepayment.

g)	The Company entered into a convertible promissory note (“LG Note”) with LG Properties, LLC (“LG”). Any outstanding principal amount can be converted, in whole or in part, into common stock at the option of the holder at any time after 6 months from the issuance date at a conversion price per share equal to 50% of the average of the two lowest closing bid prices during the 5 trading days preceding the conversion. The LG Note cannot be converted, to the extent that LG would beneficially own in excess of 4.99% of the Company’s outstanding common stock.

The convertible debenture may be repaid by the Company as follows:

·	Outstanding principal multiplied by 130% together with accrued interest and unpaid interest thereon if prepaid within a period of 90 days beginning on the issuance date;
·	Outstanding principal multiplied by 140% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 91 days following the issuance date and ending on the date that is 180 days following the issuance date;
·	Outstanding principal multiplied by 150% together with accrued interest and unpaid interest thereon if prepaid during the period beginning 181 days following the issuance date through the maturity date.

· In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the LG Notes becomes immediately due and payable. h) During the period ended December 31, 2013 the Company entered into a convertible debenture agreement with Magna LLC.

The unpaid principal portion on the convertible debenture is convertible in whole or in part as follows at a conversion price equal to 80% of the average price of the Company’s common stock for the 5 trading days preceding the conversion day. The holders must not convert more than 300%  of the average daily dollar volume  in the 10 day trading period ending on the day that the holder elects conversion.

The Company has evaluated whether separate financial instruments with the same terms as the conversion features above would meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25. The terms of the contracts do not permit net settlement, as the shares delivered upon conversion are not readily convertible to cash. The Company’s trading history indicated that the shares are thinly traded and the market would not absorb the sale of the shares issued upon conversion without significantly affecting the price. As the conversion features would not meet the characteristics of a derivative instrument as described in paragraphs ASC 815-15-25, the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at December 31, 2013 the conversion features would not meet derivative classification.

F-46

12.  CONVERTIBLE DEBENTURES (continued)

At December 31, 2013, the convertible debentures are unsecured. During the period ended December 31, 2013, $357,176 (2012 - $nil) of convertible debentures were settled by issuing 158,956,298 (2012 - nil) shares of common stock of the Company.

During the period ended December 31, 2013, $194,159 (2012 - $nil) of convertible debentures were settled through payment of cash.

During the period ended December 31, 2013, the Company incurred $nil (2012 - $31,126) in transaction costs in connection with the issuance of the convertible debentures, which has been recorded as a reduction to the carrying values of convertible debentures.

13.  EQUITY LINE OF CREDIT

On October 18, 2012, the Company entered into a securities purchase agreement with Ascendiant Capital Partners, LLC (“Ascendiant”), as amended on January 9, 2013, February 19, 2013 and April 2, 2013 (the “Equity Line of Credit Agreement”), pursuant to which the Company may sell and issue to Ascendiant, and Ascendiant is obligated to purchase, up to $10,000,000 in value of its shares of common stock from time to time over a 36 month period.

The Company will determine, at its own discretion, the timing and amount of its sales of stock, subject to certain conditions and limitations. Shares will be priced to be the lesser of (i) 75% of the volume weighted average price on the date of delivery of the draw down notice and (ii) 75% of the closing price of the last transaction on the date of delivery of the draw down notice as long as such price is within the bid and offer at the close (if such transaction is not within the bid and offer at the close, then the next most recent transaction will be selected until one is located that is within the bid and offer at close). The maximum dollar amount as to each draw down is to be equal to (i) 20% of the average daily trading volume during the 7 trading days immediately prior to the date of the draw down notice, eliminating the 2 days with the greatest trading volume and the 2 days with the least trading volume, multiplied by (ii) the volume weighted average price on the trading day immediately prior to the date of the draw down notice; provided, however, no draw down can exceed $25,000. Only one draw down will be allowed on each trading day. The Company can terminate the equity line at any time.

Pursuant to the terms of the Equity Line of Credit Agreement, the Company agreed to issue the following shares of common stock (the “Commitment Shares”):

·	150,015 shares of common stock no later than 30 days following the agreement date (issued on October 22, 2012) and an additional 857,142 shares (issued on April 15, 2013);

·	On the trading day (the “Second Payment Date”) which is 30 calendar days following the agreement date, 173,913 shares of common stock, (issued on November 19, 2012);

·	On the trading day (the “Third Payment Date”) which is 30 calendar days following the agreement date, 818,930 shares of common stock (issued on January 10, 2013);

·	On the trading day (the “Fourth Payment Date”) in which the Company has received at least $1,000,000 in aggregate up on drawdowns, a number of shares of common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fourth Payment Date; and

·	On the trading day (the “Fifth Payment Date”) in which the Company has received at least $2,000,000 in aggregate up on drawdowns, a number of shares of common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fifth Payment Date.

F-47

For the year ended December 31, 2013, the fair value of the commitment shares issued is $165,916 for the First and Second Payment Dates and $180,083 for the value of the commitment shares for the Third Payment Date. On April 15, 2014, the Company issued an additional 857,142 shares valued at $68,571 under the amended agreements.

On August 12, 2013, the Company issued 86,764 shares valued at $3,561 under the Equity Line of Credit.

For the year ended December 31, 2013, the Company has fully expensed all costs related to the Equity Line of Credit as the Company does not expect to utilize it in the future. This amounted to $350,359, which is included in financing charges.

14. INCOME TAXES

The Company has adopted the provisions of ASC 740, Income Taxes. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has approximately $1,432,746 of net operating losses to carry forward which are available to offset taxable income in future years which expire through fiscal 2032. For the years ended December 31, 2013 and 2012, the valuation allowance established against the deferred tax assets increased by $499,382, and $386,971 respectively.

The components of the net deferred tax asset at December 31, 2013, and 2012, the statutory tax rate, the effective tax rate, and the amounts of the valuation allowance are indicated below:

	December 31, 2013 $	December 31, 2012 $

Net loss before taxes	(2,869,622)	(3,407,757)
Statutory rate	35%	35%

Computed expected tax (recovery)	(1,004,367)	(1,192,715)
Stock-based compensation	123,318	746,638
Accretion on convertible debt	85,407	-
Amortization of beneficial conversion feature	296,260	59,106
Increase in valuation allowance:	499,382	386,971

Reported income taxes	–	–

Potential deferred tax asset
- Net operating losses	1,432,750	619,955
- Mineral properties	131,822	148,970
- Less valuation allowance	(1,209,202)	(709,820)

Total deferred tax assets	335,370	59,106
Beneficial conversion feature and other	(335,370)	(59,106)
Net deferred tax assets	–	–

F-48

15.  SUBSEQUENT EVENTS

a)	Subsequent to year-end the Company obtained proceeds of $526,966 for various convertible debenture agreements (“Debentures”) entered into with face value totaling $526,966, bearing interest at 8% per annum and maturing between six months and one year from the dates of issuance. The principal and interest of the Debentures are convertible into common shares of the Company at various conversion rates as outlined in each agreement.

b)	Subsequent to the year-end, the Company settled the outstanding promissory note (see note 6) by transferring the Strong Creek and Iron Mountain Properties (see note 3) to the promissory note holder.

c)	Subsequent to year-end the Company issued 451,766,093 shares in connection with conversion of convertible notes in the amount of $316,514.

d)	Subsequent to year-end the Company issued 19,402,265 shares to settle current liabilities of $291,034.

e)	Subsequent to year-end the Company issued 5,000,000 shares in connection with an investor relations consulting agreement valued at $11,000 based on a closing price of $0.0022 on the date of issuance.

F-49

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our offering:

Securities and Exchange Commission Registration Fee	$644.00
Legal Fees	$24,000.00
Accounting Fees*	$2,500.00
Printing and Engraving*	$-
Blue Sky Qualification Fees and Expenses*	$-
Transfer Agent Fee*	$-
Miscellaneous*	$1,500.00
TOTAL	$28,644.00

* Estimated costs

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the shareholders who purchased shares since December 31, 2013. The chart provides detail on the sales price of the common stock of the Company, person purchasing the security, the date and amount of the security.

Cert No	Name	Shares	$ Per Share	Total Paid	Date of Payment	Exemption from Registration

DESCRIBE UNREGISTERED STOCK ISSUES SINCE DECEMBER 31, 2013:

Since the beginning of our fiscal quarter ended March 31, 2014, we have not sold any equity securities that were not registered under the Securities Act of 1933 that were not previously reported in an annual report on Form 10-K, in a quarterly report on Form 10-Q or in a current report on Form 8-K.

ITEM 16.  EXHIBITS

Exhibit
Number	Description
(2)	Plan of Acquisition, re-organization, arrangement, liquidation or succession
2.1	Agreement and Plan of Merger and Reorganization, dated as of January 31, 2014, by and among Titan Iron Ore Corp., iHookup Operations Corp and iHookup Social, Inc. (Incorporated by reference to Amendment No. 1 to the Current Report on Form 8-K, previously filed with the SEC on February 18, 2014)
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on October 3, 2007).
3.2	Bylaws (Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on October 3, 2007).
3.3	Articles of Merger dated effective June 15, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 17, 2011)
3.4	Certificate of Change dated effective June 15, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 17, 2011)
3.5	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock 2011 (Incorporated by reference to Amendment No. 1 to the Current Report on Form 8-K, previously filed with the SEC on February 18, 2014)
3.6	Amended and Restated Articles of Incorporation (Incorporated by reference to the Preliminary Information Statement on Schedule 14C, previously filed with the SEC on March 21, 2014)
3.7	Amended and Restated Bylaws (Incorporated by reference to the Preliminary Information Statement on Schedule 14C, previously filed with the SEC on March 21, 2014)
5.1	Opinion of Matthew McMurdo, Esq., legal counsel
(10)	Material Contracts
10.1	Mineral Property Option Acquisition Agreement dated June 13, 2011 with J2 Mining Ventures Ltd. (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 16, 2011)
10.2	Form of subscription agreement (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 24, 2011)
10.3	Form of warrant certificate (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 24, 2011)
10.4	Assignment of Mineral Property Option Agreement With J2 Mining and Wyomex LLC dated June 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.5	Employment Agreement with Andrew Brodkey dated June 30 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.6	Consulting Agreement with Kriyah Consultants, LLC dated June 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.7	Consulting Agreement with Sage Associates, Inc. dated June 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.8	Consulting Agreement with J2 Mining dated June 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.9	Stock Purchase Agreement dated June 28, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.10	Option Agreement dated effective July 12, 2011 between Titan Iron Ore Corp. and Globex Mining Enterprises Inc. (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 28, 2011)
10.11	Retainer Agreement dated effective November 1, 2011 between Titan Iron Ore Corp. and Wolfe Axelrod Weinberger Associates LLC. (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 7, 2011)
10.12	Form of subscription agreement (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on January 12, 2012)
10.13	Form of warrant certificate (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on January 12, 2012)
10.14	Asset Purchase Agreement between the Company and Wyomex (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on April 11, 2012)
10.15	Note between the Company and Wyomex (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on April 11, 2012)
10.16	Mortgage between the Company and Wyomex (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on April 11, 2012)
10.17	2011 Stock Option Plan (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on June 22, 2012)
10.18	Form of Stock Option Agreement (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on June 22, 2012)
10.19	Consulting and Professional Service Agreement dated effective September 5, 2012 between Titan Iron Ore Corp. and NuWa Group, LLC. (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on September 14, 2012)
10.20	Form of Securities Purchase Agreement (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.21	Form of Registration Rights Agreement (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.22	Form of Securities Purchase Agreement (Debenture) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.23	Form of Debenture (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.24	Form of Warrant (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.25	Form of Piggyback Registration Rights Agreement (Debenture) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.26	First Amendment to Securities Purchase Agreement dated January 9, 2013 (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on February 21, 2013)
10.27	First Amended and Restated Securities Purchase Agreement dated February 19, 2013 (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on February 21, 2013)
10.28	First Amended and Restated Registration Rights Agreement dated February 19, 2013 (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on February 21, 2013)
10.30	Payroll Services Agreement with Kriyah Consultants, LLC dated June 30, 2011 (incorporated by reference to the registration statement on Form S1, previously filed with the SEC on February 25, 2013)
10.31	Securities Purchase Agreement dated March 26, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.32	Convertible Promissory Note dated March 26, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.33	Securities Purchase Agreement dated April 2, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.34	Convertible Bridge Note dated April 2, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.35	First Amendment to First Amended Securities Purchase Agreement dated April 2, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.36	Empire Relations Group Consulting Agreement dated May 21, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on May 21, 2013)
10.37	Securities Purchase Agreement dated June 25, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 27, 2013)
10.38	Convertible Promissory Note dated June 25, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 27, 2013)
10.39	Promissory Note dated June 25, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 27, 2013)
10.40	Securities Purchase Agreement dated August 15, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on September 6, 2013)
10.41	Convertible Promissory Note dated August 15, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on September 6, 2013)
10.42	Securities Purchase Agreement dated August 23, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on September 6, 2013)
10.43	Convertible Promissory Note dated August 23, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on September 6, 2013)
10.44	Convertible Note dated September 18, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on September 26, 2013)
10.45	Assignment Agreement dated September 18, 2013 with Wyomex, LLC and Magna Group LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on September 26, 2013)
10.46	Securities Purchase Agreement dated September 18, 2013 with Hanover Holdings I, LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on October 7, 2013)
10.47	Convertible Promissory Note dated September 18, 2013 with Hanover Holdings I, LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on October 7, 2013)
10.48	Letter dated September 30, 2013 with GCA Strategic Investment Fund Ltd. re: Extension of Convertible Bridge Note dated April 2, 2013 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on October 7, 2013)
10.49	First Amendment dated October 15, 2013 to that certain Letter of Intent dated April 15, 2013 with New Sunrise LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on October 18, 2013)
10.50	Securities Purchase Agreement dated October 14, 2013 with Asher Enterprises Inc. (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on October 18, 2013)
10.51	Convertible Promissory Note dated October 14, 2013 with Asher Enterprises Inc. (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on October 18, 2013)
10.52	Letter dated October 18, 2013 re: Securities Purchase Agreement and Convertible Note with the Marie Baier Foundation dated October 18, 2012 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on October 18, 2013)
10.53	Securities Purchase Agreement dated October 31, 2013 with LG Capital Funding LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.54	Convertible Redeemable Note dated November 5, 2013 with LG Capital Funding LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.55	Amended and Restated Convertible Redeemable Note dated November 5, 2013 with LG Capital Funding LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.56	Convertible Redeemable Note dated November 5, 2013 with GEL Properties LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.57	Secured Promissory Note GEL Back End Security Note 1 of 2 dated November 4, 2013 with GEL Properties LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.58	Secured Promissory Note GEL Back End Security Note 2 of 2 dated November 4, 2013 with GEL Properties LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.59	Amended and Restated Convertible Redeemable Note dated November 5, 2013 with LG Capital Funding LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.60	Debt Purchase Agreement dated November 4, 2013 with LG Capital Funding LLC and The Marie Baier Foundation (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.61	Debt Purchase Agreement dated November 4, 2013 with GEL Properties LLC and The Marie Baier Foundation (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 15, 2013)
10.62	Convertible Redeemable Note dated December 5, 2013 with GEL Properties LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on December 13, 2013)
10.63	Amended and Restated Convertible Redeemable Note dated December 5, 2013 with GEL Properties LLC (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on December 13, 2013)
10.64	Debt Purchase Agreement dated December 5, 2013 with GEL Properties LLC and The Marie Baier Foundation (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on December 13, 2013)
10.65	Asset Purchase Agreement dated January 18, 2014 by and between Checkmate Mobile Inc. and iHookup Social Inc. (Incorporated by reference to Amendment No. 1 to the Current Report on Form 8-K, previously filed with the SEC on February 18, 2014)
10.66	General Contract for Services dated January 18, 2014 by and between Checkmate Mobile Inc. and iHookup Social Inc. (Incorporated by reference to Amendment No. 1 to the Current Report on Form 8-K, previously filed with the SEC on February 18, 2014)
10.67	Employment Agreement dated January 19, 2014 by and between iHookup Social Inc. and Dean Rositano (Incorporated by reference to Amendment No. 1 to the Current Report on Form 8-K, previously filed with the SEC on February 18, 2014)
10.68	Employment Agreement dated January 19, 2014 by and between iHookup Social Inc. and Robert Rositano (Incorporated by reference to Amendment No. 1 to the Current Report on Form 8-K, previously filed with the SEC on February 18, 2014)
10.69	Amended and Restated Investment Agreement, by and between iHookup Social Inc. and Beaufort Capital Partners LLC, dated July 22, 2014.
10.70	Registration Rights Agreement, by and between iHookup Social Inc. and Beaufort Capital Partners LLC, dated June 25, 2014.
21.1	Subsidiaries – iHookup Social, Inc., a Delaware corporation
23.1	Consent of Manning Elliott

23.2	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)

ITEM 17.  UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, on July 28, 2014.

iHookup Social, Inc.

By:	/s/ Robert Rositano
Robert Rositano
CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Robert Rositano	Dated: July 28, 2014
Robert Rositano CEO, Secretary and Director (Principal Executive Officer)

/s/ Frank Garcia	Dated: July 28, 2014
Frank Garcia CFO and Principal Accounting Officer

/s/ Dean Rositano	Dated: July 28, 2014
Dean Rositano President, Chief Technology Officer and Director

1 Based on the number of common stock outstanding after the planned conversion of certain Series A Preferred Stock, as further discussed below.